Exhibit 4.2

Level 16, Waterfront Place
1 Eagle Street
Brisbane QLD 4000 Australia

T +61 7 3338 7500 | F +61 7 3338 7599

Convertible Securities Purchase Agreement

between

engage:BDR Limited

ACN 621 160 585

(Company)

and

Alto Opportunity Master Fund SPC – Segregated Master Portfolio B

(Investor)

and

Engage BDR LLC

(US Subsidiary)

Table of contents

1	Definitions and interpretation		1
	1.1	Definitions	1
	1.2	Interpretation	18

2	Investments		18
	2.1	Convertible Securities	18
	2.2	Drawdown procedure	20
	2.3	Debt security	21
	2.4	No voting rights	21
	2.5	Certificates	21
	2.6	Exclusivity	21
	2.7	Rights upon issuance of other securities	21
	2.8	Reserved Shares	25
	2.9	Voluntary Adjustment by Company	25
	2.10	Bridge loan	26

3	Collateral Shares		26
	3.1	Issue of Collateral Shares	26
	3.2	Purchase of Collateral Shares	27

4	Options		27

5	Amortisation of the Convertible Securities		28
	5.1	Satisfaction of Convertible Securities	28
	5.2	Monthly Amortisation	28
	5.3	Investor Elections	31

6	Conversion upon election of Investor		32
	6.1	Conversion Notice	32
	6.2	Conversion Price	32
	6.3	Conversion Shares	32
	6.4	Amortisation	33

7	Redemption		33
	7.1	Right of Redemption	33
	7.2	Redemption Notice	34
	7.3	Redemption Payment	34
	7.4	Redemption Condition	34

8	Change of Control Redemption Right		34

9	Fundamental Transaction		35

10	Conditions of Closing, Amortisation and Conversion		36
	10.1	Delivery and Capacity	36
	10.2	Conditions	36
	10.3	Real time Market Capitalisation Ratio	40
	10.4	Absence of Notification of Conditions	40
	10.5	Waiver of compliance	40
	10.6	Consequence of failure to meet conditions	40
	10.7	Shareholder Approvals	41
	10.8	Currency of payments	41

11	Participation Right		41

12	Shareholding Limitation		43

13	Closing, Amortisation and Conversion		44
	13.1	Closing Date	44
	13.2	Actions on Closing, Amortisation and Conversion	44
	13.3	Actions after Closing, Amortisation or Conversion	46

Convertible Securities Purchase Agreement

ii

14	Company Acknowledgement		47
	14.1	Dilution	47
	14.2	Buyer’s Trading Activity:	47

15	Representations and Warranties by the Company		48
	15.1	Representations and Warranties	48
	15.2	Investor’s reliance	54
	15.3	Construction of representation and warranties	54
	15.4	Disclosures and limitations	54
	15.5	Notice	54

16	Representations and Warranties of the Investor		54
	16.1	Representations and warranties	54
	16.2	Company’s reliance	55
	16.3	Construction of representation and warranties	56
	16.4	Notice	56

17	Additional covenants and agreements of the Company		56
	17.1	Company Restrictions	56
	17.2	Ranking of the Investor’s Shares	56
	17.3	Cash Covenants	56
	17.4	No Conflicting Actions	57
	17.5	Compliance with Laws	57
	17.6	Non-ASX Quotation	57
	17.7	ASX Listing	58
	17.8	Conduct of Business	58
	17.9	Financial Reports	58
	17.10	Miscellaneous Negative Covenants	58
	17.11	Use of Proceeds	60
	17.12	Register of Convertible Securities	60

18	Additional covenants and agreements of the Investor		60
	18.1	Takeover Limitation	60

19	Set-Off and Withholding		60
	19.1	Set-Off	60
	19.2	Set-Off Exclusion	60
	19.3	Withholding Gross-Up	60

20	Taxes		61

21	Default		62
	21.1	Events of Default	62
	21.2	Investor Right to Investigate an Event of Default	65
	21.3	Notifications	66

22	Rights of the Investor upon Default		66

23	Termination		68
	23.1	Term	68
	23.2	Events of Termination	68
	23.3	Effect of Termination	69

24	Survival and Indemnification		69
	24.1	Survival	69
	24.2	Indemnification	70

25	Miscellaneous		71
	25.1	Time of the essence	71
	25.2	No partnership or advisory or fiduciary relationship	71
	25.3	Certificates	71
	25.4	Remedies and injunctive relief	71

Convertible Securities Purchase Agreement

25.5	Adjustments	71
25.6	Successors and assigns	72
25.7	Stamp Duties	72
25.8	Further Assurances	72
25.9	Counterparts	72
25.10	Notices	73
25.11	Waiver	75
25.12	Variation	75
25.13	Legal Costs	75
25.14	Transaction costs	75
25.15	Buy-In	76
25.16	Payments under this Agreement	76
25.17	Publicity and confidentiality	76
25.18	Non-public information	77
25.19	Moratorium legislation	77
25.20	Severability	78
25.21	Illegality and impossibility	78
25.22	Entire Understanding	78
25.23	Governing Law and Jurisdiction	78

Schedule 1	79
Disclosure Schedule	79
Schedule 2	80
Convertible Security Certificate	80
Schedule 3	81
Form of Board Resolution	81
Schedule 4	83
Amortisation Election Notice	83
Schedule 5	84
Form of CEO Certificate	84
Schedule 6	85
Withdrawal Notice	85
Schedule 7	86
Schedule 8	87
Option Deed	87
Schedule 9	88
Funding Notice	88

Convertible Securities Purchase Agreement

This agreement is made on	September ….., 2019

between	engage:BDR Limited ACN 621 160 585 of Scottish House, Level 4, 90 William Street, Melbourne, Victoria, 3000, Australia (Company)

and	Alto Opportunity Master Fund SPC – Segregated Master Portfolio B of c/- Ayrton Capital LLC, 1180 Avenue of Americas, Suite 842, New York, NY 10036 (Investor)

and	Engage BDR LLC of 8439 Sunset Boulevard, Suite 302, West Hollywood, CA 90069 USA (US Subsidiary)

Recitals

A	The Investor has agreed to invest up to an aggregate amount of up to US$29,360,000 in the Company and the Company has agreed to issue zero coupon convertible amortizing securities and options to subscribe for shares in the Company to the Investor in accordance with the terms and conditions of this Agreement.

B	At the request of the Investor and the Company, the US Subsidiary has agreed to enter this Agreement and provide covenants to the Investor as contemplated by this Agreement.

Now it is agreed as follows:

1	Definitions and interpretation

1.1	Definitions

In this Agreement:

30 Trading Day Market Capitalisation means the sum of the Market Capitalisation for a Trading Day for each of the consecutive 30 Trading Days prior to the Closing Date divided by 30;

Accelerated Amount has the meaning given to that phrase in clause 5.3(d);

Acceleration Notice means a notice issued by the Investor pursuant to clause 5.3(d);

Affiliate means with respect to any person (the First Person) any other person who, directly or indirectly, Controls, is under common Control with, or is Controlled by, the First Person;

Amortisation means the partial repayment of the Face Value of the Convertible Securities by the conversion of the Convertible Securities by the issue or capitalisation of Amortisation Shares or a Cash Payment (or a combination of each) in accordance with the terms of this Agreement;

Amortisation Date, for each Convertible Security on issue means:

(a) the date being 60 calendar days immediately after the respective Closing Date (or if such date is not a Trading Day, then the first Trading Day immediately thereafter); and

(b) the date being the last Trading Day of each subsequent calendar month,

as the case may be;

Amortisation Election Notice means a notice in the form set out in Schedule 4 duly executed by the Company which complies with this Agreement;/

Amortisation Election Notice Date means the date on which the Company issues an Amortisation Election Notice in accordance with clause 5.2(b);

Convertible Securities Purchase Agreement

Amortisation Instalment Amount means for each Convertible Security on issue at an Amortization Date, an amount equal to or as near as possible as equal to 1/12th of the Amount Outstanding together with any other amount payable under the terms of this agreement;

Amortisation Period means:

(a) in respect of the first Amortisation Period, the period commencing on the First Closing and ending on the first Amortisation Date; and

(b) in respect of each subsequent Amortisation Period, the period commencing on the date immediately following the last day of the preceding Amortisation Period and ending on the next Amortisation Date;

Amortisation Price means the lower of:

(a) the price equal to the Amortisation VWAP;

(b) the price equal to 85% of the VWAP on the Trading Day prior to the Amortization Date; or

(c) the Conversion Price;

Amortisation Pre-delivery Date means the date being 2 Business Days after each Amortisation Election Notice Date;

Amortisation Pre-delivery Shares means at each Amortisation Pre-delivery Date, that number of Shares equal to the Amortisation Instalment Amount divided by the Amortisation Pre-delivery VWAP;

Amortisation Pre-delivery VWAP means 85% of the average of the 2 lowest daily VWAPs per Share (in Australian dollars, to three decimal places provided that if the resultant number contains four or more decimal places, such number shall be rounded down to the next lowest number containing three decimal places), during the twenty (20) consecutive Trading Days immediately prior to the relevant Amortisation Election Notice Date;

Amortisation Shares means:

(a) the Amortisation Pre-delivery Shares; and

(b) the Amortisation True-up Shares;

Amortisation True-up Shares means the number of Shares to be calculated and issued pursuant to clause 5.2(c)(ii) on each Amortisation Date;

Amortisation VWAP means 85% of the average of the 2 lowest daily VWAPs per Share (in Australian dollars, to three decimal places provided that if the resultant number contains four or more decimal places, such number shall be rounded down to the next lowest number containing three decimal places), during the twenty (20) consecutive Trading Days immediately prior to the relevant Amortisation Date;

Amount Outstanding means, in respect of the Convertible Securities that have been issued at the relevant time, the amount of the Face Value in respect of which Conversion Shares or Amortisation Shares have not been issued, or the amounts have not been repaid in accordance with this Agreement;

Appendix 3B has the meaning given to that term in the Listing Rules;

Approved Agreements means:

(a) the Convertible Securities Agreement between the Company and CST Investment Fund as amended on 30 January 2019, in respect of the unlisted “Series 3 Notes” details of which are contained in item 9 of the Company’s Appendix 3B dated 30 August 2019 (save that the notes are unsecured); and

Convertible Securities Purchase Agreement

(b) the Vendor Finance Facility between the Company, Viriathus Merchant LLC Series, Viriathus Vendor Financing LLC (VVF) and VVF1 Series, a series of VVF, which commenced in February 2019;

ASIC means the Australian Securities and Investments Commission;

ASX means ASX Limited and the market operated by it, the Australian Securities Exchange, as applicable;

ASX Settlement Operating Rules means the settlement rules of ASX Settlement Pty Ltd;

AU$ means Australian dollars, the legal currency of the Commonwealth of Australia;

Australian Land Corporation has the meaning given to that term in the Foreign Acquisitions and Takeovers Act 1975 (Cth);

Authorisation means:

(a) an approval, authorisation, consent, declaration, exemption, filing, licence, lodgement, notarisation, permit or waiver, however it is described including any condition attaching to it and any renewal or amendment of it; and

(b) in relation to anything that could be prohibited or restricted by law if a Government Body acts in any way within a specified period, the expiry of that period without that action being taken;

Authorised Officer means, in relation to a corporation which is a Party:

(a) an employee of the Party whose title contains either of the words Director or Manager;

(b) a person performing the function of any of them;

(c) a solicitor acting on behalf of the Party; or

(d) a person appointed by the Party to act as an Authorised Officer for the purposes of this Agreement and notified to the others;

Bank Account means the Company’s bank account which details are as follows:

Account name:	Engage BDR
Bank:	Zions Bancorporation N.A. DBA California Bank & Trust
Branch:	525 B Street, San Diego, CA 92101, United States of America
ABA Routing number (domestic): 122232109
Account number:	2150168461
Swift Code:	ZFNBUS55;
Reference:	AltoZCS (or 260314 if only digits permitted).

Black Scholes Consideration Value means the value of the applicable New Option, Convertible Security or Adjustment Right (as the case may be) as of the date of issuance thereof calculated using the Black Scholes Option Pricing Model obtained from the ‘OV’ function on Bloomberg utilising:

(a)	an underlying price per share equal to the Closing Market Price of the Shares on the Trading Day immediately preceding the public announcement of the execution of definitive documents with respect to the issuance of such New Option, Convertible Security or Adjustment Right (as the case may be),

(b)	a risk-free interest rate corresponding to the Australian Government Bond Yields (as published on Bloomberg) for a period equal to the remaining term of such New Option, Convertible Security or Adjustment Right (as the case may be) as of the date of issuance of such New Option, Convertible Security or Adjustment Right (as the case may be);

(c)	a zero cost of borrow; and

Convertible Securities Purchase Agreement

(d) an expected volatility equal to the greater of 100% and the 100 day volatility obtained from the HVT function on Bloomberg (determined utilising a 365 day annualisation factor) as of the Trading Day immediately following the date of issuance of such New Option, Convertible Security or Adjustment Right (as the case may be);

Business Day means a day, other than a Saturday, Sunday or public holiday, on which banks in Melbourne, Victoria, Australia are open for the general transaction of business;

Capitalised means the capitalisation of Collateral Shares pursuant to a Collateral Capitalisation;

Cash Payment has the meaning given to that phrase in clause 5.2(b);

Cash Reserve Period has the meaning given to that phrase in clause 17.3(a);

Cash Reserve Requirement has the meaning given to that phrase in clause 17.3(a);

CEO Certificate has the meaning given to that term in clause 10.2(e)(viii)(C);

Change of Control means any Fundamental Transaction other than:

(a) any reorganisation or recapitalisation of the Shares in which holders of the Company’s voting power immediately prior to such reorganisation or recapitalisation continue after such reorganisation or recapitalisation to hold publicly traded securities and, directly or indirectly, the voting power of the surviving entity or entities necessary to elect a majority of the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities; or

(b) resulting from an issuance of Securities by the Company pursuant to the Transaction Documents; or

(c) resulting from one or more bona fide transactions the primary purpose of which is to raise capital, provided that no Subject Entity party to such bona fide transaction acquires either:

(i) 50% or more of the outstanding Shares; or

(ii) a relevant interest (as defined in Chapter 6 of the Corporation Act) in 50% or more of the Shares;

CHESS has the meaning given to that term in the ASX Settlement Operating Rules;

Cleansing Statement means a written notice by the Company to ASX pursuant to:

(a) with regard to each Convertible Security, section 708A of the Corporations Act, as amended by ASIC Legislative Instrument 2016/82 (Sale Offers: Securities Issued on Conversion of Convertible Notes), meeting the requirements of Section 708A(12C) and Section 708A(12D) of the Corporations Act; and

(b) with regard to all Covered Securities other than the Convertible Securities, section 708A(5) of the Corporations Act meeting the requirements of section 708A(6) of the Corporations Act,

and in each case, in a form, and containing the information, that is sufficient to permit secondary trading on the ASX of the Shares to which it relates;

Cleansing Statement Date has the meaning given to that term in clause 15.1(r);

Closing means:

(a) the Investor undertaking its obligations pursuant to clause 13.2 in respect of the obligation of the Investor to advance funds in respect of each Convertible Security as required pursuant to clause 2.1, including payment of the relevant Investment Amount; and

Convertible Securities Purchase Agreement

(b)	the Company undertaking its obligations pursuant to clauses 13.2 to issue each Convertible Security and Options;

Closing Date means, subject to clauses 13.1 and 22(a)(iii):

(a)	in respect of Convertible Security A (being the First Closing) and the issue of Collateral Shares pursuant to clause 3.1, not later than 5 Business Days after the Execution Date;

(b)	in respect of each of:

(i) Convertible Security B;

(ii) Convertible Security C;

(iii) Convertible Security D;

(iv) Convertible Security E;

(v) Convertible Security F;

(vi) Convertible Security G; and

(vii) Convertible Security H,

the Closing Date specified in a Funding Notice, subject to clause 2.1(c);

(c)	in respect of the issue of Amortisation Pre-delivery Shares, the date of issue of the respective Amortisation Pre-delivery Shares;

(d)	in respect of each issue of Amortisation True-up Shares, the respective Amortisation Date;

(e)	in respect of the issue of Collateral Shares (other than pursuant to clause 3.1(a)), the respective Subsequent Collateral Share Date;

(f)	in respect of a Conversion, the respective Conversion Date; and

(g)	in respect of the issue of any Shares upon exercise of an Option, the date of issue of such Share;

Closing Market Price has the meaning given to that term in the Listing Rules;

Collateral Base Amount means the greater of:

(a)	2.5% of the Shares on issue on the date of determination; and

(b)	the quotient of:

(i) the product of the Amortisation Amount and 1; and

(ii) the Collateral Share VWAP on the date of determination,

(provided such number is below the Market Capitalisation Amount), and up to but not exceeding the then outstanding Convertible Securities (plus in the case of a Closing for the issue of Convertible Securities after the First Closing the number of Convertible Securities to be issued at that Closing) divided by the then applicable Collateral Share VWAP;

Collateral Capitalisation has the meaning set out in clause 5.1(a)(iii);

Collateral Election means an election by the Investor under clause 5.2(e) or 6.3(d);

Collateral Shareholding Number means the greater of:

(a)	4.9% of the Shares on issue on the date of determination; and

Convertible Securities Purchase Agreement

(b) the quotient of:

(i) the product of the Amortisation Amount and 2; and

(ii) the Collateral Share VWAP on such date of determination, provided such number is below the Market Capitalisation Amount,

up to but not exceeding the then outstanding Convertible Securities (plus in the case of a Closing for the issue of Convertible Securities after the First Closing the number of Convertible Securities to be issued at that Closing) divided by the then applicable Collateral Share VWAP;

Collateral Share VWAP means 85% of the average of the 2 lowest daily VWAPs per Share (in Australian dollars, to three decimal places provided that if the resultant number contains four or more decimal places, such number shall be rounded down to the next lowest number containing three decimal places), during the twenty (20) consecutive Trading Days immediately prior to the relevant date of calculation of the Collateral Shareholding Number, the Collateral Base Amount or the relevant date of issue of the Collateral Shares or the placement capacity pursuant to Clause 10(e)(xvi) (as the case may be);

Collateral Shares means those Shares issued to the Investor or its nominee in accordance with clause 3.1;

Conditions means the conditions set out in clause 10.2;

Contemplated Transactions means the transactions contemplated in this Agreement;

Control has the meaning given to that term in section 50AA of the Corporations Act and references to Controlled shall have a corresponding meaning;

Controller has the meaning given in section 9 of the Corporations Act;

Conversion has the meaning set out in clause 6.1(a);

Conversion Notice means a written notice given by the Investor to the Company pursuant to clause 6.1;

Conversion Price means:

(a) at all times from the Execution Date until an Event of Default occurs, AUD 0.35; and

(b) on and from the date that an Event of Default first occurs until the end of the Term,

the lower of:

(c) AUD 0.35; and

(d) an amount equal to 80% of the average of the two lowest daily VWAPs per Share (in Australian dollars, to three decimal places provided that if the resultant number contains four or more decimal places, such number shall be rounded down to the next lowest number containing three decimal places), during the twenty (20) consecutive Trading Days immediately prior to the date of Conversion;

Conversion Shares has the meaning given to that term in clause 6.1(a);

Convertible Security means Convertible Security A, Convertible Security B, Convertible Security C, Convertible Security D, Convertible Security E, Convertible Security F, Convertible Security G, Convertible Security H and any of them and Convertible Securities means all of them;

Convertible Security A has the meaning given to that term in clause 2.1(a)(i);

Convertible Security B has the meaning given to that term in clause 2.1(a)(ii);

Convertible Security C has the meaning given to that term in clause 2.1(a)(iii);

Convertible Securities Purchase Agreement

Convertible Security D has the meaning given to that term in clause 2.1(a)(iv);

Convertible Security E has the meaning given to that term in clause 2.1(a)(v);

Convertible Security F has the meaning given to that term in clause 2.1(a)(vi);

Convertible Security G has the meaning given to that term in clause 2.1(a)(vii);

Convertible Security H has the meaning given to that term in clause 2.1(a)(viii);

Convertible Security Certificate means a certificate substantially in the form set out in Schedule 2 or otherwise approved by the Company which will be issued and re-issued by the Company on issue of the Convertible Security and reissued from time to time, setting out the following details as at the date of issue:

(a) the amount of the Face Value and any unpaid component of the Face Value; and

(b) if it is able to be determined, the number of Shares issued as a result of any conversions in part of the Convertible Security;

Corporations Act means the Corporations Act 2001 (Cth);

Covered Securities means all Securities that may be issued pursuant to the Contemplated Transactions (including without limitation the Convertible Security A, Convertible Security B, Convertible Security C, Convertible Security D, Convertible Security E, Convertible Security F, Convertible Security G, Convertible Security H, the Conversion Shares, the Amortisation Shares, the Amortisation Pre-delivery Shares, the Amortisation True-Up Shares, the Collateral Shares, the Options and Shares upon exercise of the Options);

Cum Value is defined in the definition of VWAP;

Deferral Amortisation has the meaning given to that phrase in clause 5.3(b)(ii);

Deferral Notice means a notice issued pursuant to clause 5.3(a);

Deferred Amount has the meaning given to that phrase in clause 5.3(a);

Disclosure Document means a disclosure document issued by the Company pursuant to and in compliance with Chapter 6D of the Corporations Act pursuant to which the Company may issue Covered Securities;

Disclosure Schedule has the meaning given to that term in clause 15.4(b);

Elected Conversion Amount has the meaning given to that phrase in clause 6.1(b);

Electronically Deliver means receipt by the Investor or its nominee by electronic registration to the Investor’s CHESS Account (or such other electronic system which provides for the recording, delivery and transfer of title by way of electronic entries, as may be required by the Investor by notice to the Company) of duly and validly issued Investor’s Shares, in accordance with the ASX Settlement Operating Rules and procedures of CHESS, and receipt of confirmation by the Investor that this has occurred;

Encumbrance means any:

(a) Security Interest or other form of security for the payment of money or performance of obligations, including a mortgage, charge, lien, pledge, trust, power or title retention arrangement;

(b) right, interest or arrangement which has the effect of giving another person a preference, priority or advantage over creditors including any right of set-off;

(c) right that a person (other than the owner) has to remove something from land (including a profit à prendre), easement, public right of way, restrictive or positive covenant, lease or licence to use or occupy; or

Convertible Securities Purchase Agreement

(d)	third party right or interest or any right arising as a consequence of the enforcement of a judgment,

including an agreement to create any of them or allow any of them to exist.

Equity Conditions means each of the following conditions:

(a)	on each day during the applicable Equity Conditions Measuring Period, all Shares issuable pursuant to this Agreement or any Transaction Document (without regard to any restriction or limitation on conversion set out in this Agreement), including, without limitation, any Amortisation Shares, Conversion Shares or Collateral Shares, shall be eligible for sale or resale without restriction or limitation pursuant to an effective Disclosure Document or Cleansing Statement (where the Disclosure Document or Cleansing Statement has been or is to be issued in accordance with this Agreement);

(b)	on each day during the applicable Equity Conditions Measuring Period:

	(i)	the Shares shall be quoted on ASX and shall not have been suspended from trading on ASX for more than 5 Trading Days in any 12 month period;

	(ii)	no delisting or suspension by ASX shall have been threatened, commenced or pending either:

		(A)	in writing by ASX; or

		(B)	by falling below the then effective minimum listing maintenance requirements of ASX;

(c)	during the applicable Equity Conditions Measuring Period, the Company shall have delivered all Investor’s Shares pursuant to this Agreement on a timely basis pursuant to this Agreement and shall not have indicated, orally or in writing, that it will be unable to deliver such Investor’s Shares pursuant to this Agreement;

(d)	the Investor’s Shares may be issued in full (subject to the issue of a Disclosure Document or Cleansing Notice or obtaining a Shareholder Approval provided for in this Agreement) without violating:

	(i)	this Agreement; and

	(ii)	the Corporations Act; and

	(iii)	the Listing Rules;

(e)	during the applicable Equity Conditions Measuring Period, the Company shall not have failed to timely make any payments within 2 Business Days of when such payment is due pursuant to any Transaction Document nor shall it have communicated either orally or in written its intent to fail to make timely payments when such payment is due pursuant to any Transaction Document;

(f)	during the applicable Equity Conditions Measuring Period, there shall not have occurred either:

	(i)	the public announcement of a pending, proposed or intended Fundamental Transaction which has not been abandoned, terminated or consummated; or

	(ii)	an Event of Default;

(g)	the Company shall have no knowledge of any fact that would cause all Investor’s Shares issued and issuable pursuant to this Agreement or any Transaction Document, including, without limitation, the Amortisation Shares, Conversion Shares, Collateral Shares or Shares upon exercise of the Options not to be eligible for sale without restriction or limitation and without the need for the issue of a Disclosure Document (other than a Disclosure Document provided for in this Agreement);

Convertible Securities Purchase Agreement

(h)	the Investor shall not be in possession of any material, non-public information regarding the Company or any of its Subsidiaries received from the Company, any Subsidiary or any of their respective agents, employees or Affiliates acting, directly or indirectly, at the direction of the Company on each day during the applicable Amortisation Period;

(i)	the Investor’s Shares then issued are duly issued and quoted and eligible for trading without restriction on ASX;

(j)	the daily dollar trading volume of the Shares as reported by Bloomberg shall be at least AU$350,000 (or such other amount as may be agreed by the parties in writing) on each Trading Day during the Equity Conditions Measuring Period;

(k)	during the applicable Equity Conditions Measuring Period, the Shares shall not have been in a trading halt on ASX without the prior written consent of the Investor;

(l)	the VWAP exceeds AU$0.03 (as adjusted for any Security Structure Event occurring Execution Date) on each Trading Day during the Equity Conditions Measuring Period;

(m)	any custodian, prime broker or other nominee who custodies assets in or otherwise subscribes for or holds assets (whether directly or indirectly) on behalf of the Investor is able to accept custody and transact Collateral Shares, Conversion Shares or Shares issued upon exercise of Options on behalf of the Investor in accordance with the policies or other investing procedures and protocols of such custodian, prime broker, nominee or investor, without any restriction or limitation (whether self-imposed or otherwise); or

(n)	no bona fide dispute shall exist, by and between the Investor, the Company, ASX (or any other applicable stock exchange on which the Securities are trading) and/or ASIC with respect to any term or provision of any Covered Securities or any Transaction Document;

Equity Condition Failure means that on the applicable date of determination, each of the Equity Conditions have not been satisfied (or waived in writing by the Investor);

Equity Conditions Measuring Period means each day during the period beginning 21 Trading Days prior to the applicable date of determination and ending on and including the applicable date of determination;

Equity Securities has the meaning given to that term in the Listing Rules;

Event of Default means an event of default as set out in clause 21.1;

Exchange Act means the United States Exchange Act of 1934, as amended;

Execution Date means the date of mutual execution of this Agreement;

External Administrator means an administrator, Controller, trustee, provisional liquidator, liquidator or any other person holding or appointed to an analogous office or acting or purporting to act in an analogous capacity;

Existing Options means:

(a)	33,999,993 listed options with an A$0.25 exercise price and 14 December 2020 expiry date (ASX: EN1O); and

(b)	8,676,093 unlisted options with an A$0.52 exercise price and 26 January 2022 expiry date;

Face Value means the value of a Convertible Security and:

(a)	in respect of Convertible Security A, is US$2,060,000 or such other amount as agreed by the Company and the Investor in writing; and

Convertible Securities Purchase Agreement

(b)	in respect of Convertible Security B, is US$4,120,000 or such other amount as agreed by the Company and the Investor in writing (adjusted pursuant to clause 2.1(c));

(c)	in respect of Convertible Security C, is US$4,120,000 or such other amount as agreed by the Company and the Investor in writing (adjusted pursuant to clause 2.1(c));

(d)	in respect of Convertible Security D, is US$4,120,000 or such other amount as agreed by the Company and the Investor in writing (adjusted pursuant to clause 2.1(c));

(e)	in respect of Convertible Security E, is US$4,120,000 or such other amount as agreed by the Company and the Investor in writing (adjusted pursuant to clause 2.1(c));

(f)	in respect of Convertible Security F, is US$4,120,000 or such other amount as agreed by the Company and the Investor in writing (adjusted pursuant to clause 2.1(c));

(g)	in respect of Convertible Security G, is US$4,120,000 or such other amount as agreed by the Company and the Investor in writing (adjusted pursuant to clause 2.1(c)); and

(h)	in respect of Convertible Security H, is US$4,120,000 or such other amount as agreed by the Company and the Investor in writing (adjusted pursuant to clause 2.1(c));

First Closing means the Closing in respect of the Convertible Security A;

Fundamental Transaction means, without the prior written consent of the Investor:

(a)	that the Company shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions:

	(i)	consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity; or

	(ii)	sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its Subsidiaries to one or more Subject Entities; or

	(iii)	make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Shares be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either:

		(A)	50% of the then current issued Shares;

		(B)	50% of the then current issued Shares (excluding any Shares held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer); or

		(C)	such number of Shares such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, acquire a relevant interest (as determined pursuant to Chapter 6 of the Corporations Act) of at least 50% of the then current issued Shares; or

	(iv)	consummate a share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby such Subject Entities, individually or in the aggregate, acquire, either:

		(A)	50% of the then current issued Shares;

		(B)	50% of the then current issued Shares (excluding any Shares held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer); or

Convertible Securities Purchase Agreement

(C)	such number of Shares such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, acquire a relevant interest (as determined pursuant to Chapter 6 of the Corporations Act) of at least 50% of the then current issued Shares; or

(v)	reorganize (other than by way of consolidation, subdivision, reduction or return), recapitalize or reclassify its Shares,

(b)	that the Company shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to acquire a relevant interest (as determined pursuant to Chapter 6 of the Corporations Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in capital, merger, consolidation, business combination, reorganisation, recapitalisation, spin-off, scheme of arrangement, or otherwise in any manner whatsoever, of either:

(i)	at least 50% of the aggregate ordinary voting power represented by the then issued Shares; or

(ii)	at least 50% of the aggregate ordinary voting power represented by the then issued Shares not held by all such Subject Entities as of the Execution Date calculated as if any Shares held by all such Subject Entities were disregarded; or

(c)	directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction;

Funding Notice means, for a Convertible Security, a notice in the form set out in Schedule 9 duly executed by the Company which complies with this Agreement;

General Security Deed means the document called General Security Deed between the Company (as Grantor) and the Investor (as the Secured Party), to be dated on or about the date of this agreement pursuant to which the Company creates a Security Interest in favour of the Investor to secure the payment of the Secured Money (as that term is defined in the General Security Deed);

Government Body means:

(a)	any person, body or other thing exercising an executive, legislative, judicial or other governmental function of any country or political subdivision of any country;

(b)	any public authority constituted by or under a law of any country or political subdivision of any country;

(c)	any person deriving a power directly or indirectly from any other Government Body, and without limitation to subclauses (a) to (c), includes the ASX;

GST has the meaning given in the GST Law;

GST Law has the meaning given in A New Tax System (Goods and Services Tax) Act 1999 (Cth);

GST Liability has the meaning given to that that term in clause 20(c);

Guarantee means any guarantee, suretyship, letter of credit, letter of comfort or any other Obligation:

Convertible Securities Purchase Agreement

(a)	to provide funds (whether by the advance or payment of money, the purchase of or subscription for shares or other securities, the purchase of assets or services, or otherwise) for the payment or discharge of;

(b)	to indemnify any person against the consequences of default in the payment of; or

(c)	to be responsible for,

any debt or monetary liability of another person or the assumption of any responsibility or Obligation in respect of the insolvency or the financial condition of any other person;

Guarantee and Indemnity means the document called Guarantee and Indemnity between the US Subsidiary (as Guarantor) and the Investor (as Beneficiary), to be dated on or about the date of this agreement pursuant to which the guarantee guarantees the Obligations of the Company to the Investor in respect of the Secured Money;

Guaranteed Money means all money which the US Subsidiary (whether alone or not and in any capacity) is or at any time may become liable to pay (presently, prospectively or contingently) to or for the account of the Investor under or in connection with a Transaction Document;

Immediately Available Funds means bank cheque or telegraphic or other electronic means of transfer of cleared funds into a bank account nominated in advance by the payee;

Indebtedness of a person means any indebtedness or liability (whether present or future, actual or contingent) relating to any financial accommodation granted to it or to any Guarantee given by it, including:

(d)	money borrowed or raised by that person;

(e)	the sale or negotiation of any negotiable instrument;

(f)	its Obligations as lessee under any finance lease;

(g)	the deferred purchase price of any property or services other than indebtedness for the purchase price of trading stock incurred by that person in the ordinary course of its ordinary trading business;

(h)	any redeemable preference Share issued by that person;

(i)	any Treasury Transaction to which that person is a party; and

(j)	any put or call option granted by that person over any property; Indemnified Person has the meaning given to that term in clause 24.2; Insolvency Event means:

(a)	in relation to any corporation:

(i) its Liquidation;

(ii) an External Administrator is appointed in respect of the corporation or any of its property;

(iii) the corporation ceases or threatens to cease to carry on its business;

(iv) the corporation being deemed to be, or stating that it is, unable to pay its debts when they fall due;

(v) any other ground for Liquidation or the appointment of an External Administrator occurs in relation to the corporation;

(vi) the corporation resolves to enter into Liquidation; or

Convertible Securities Purchase Agreement

(vii) an application being made which is not dismissed or withdrawn within ten Business Days for an order, resolution being passed or proposed, a meeting being convened or any other action being taken to cause or consider anything described in paragraphs (i) to (vi) (inclusive) above;

(b)	in relation to an individual, that person becoming an insolvent under administration as defined in section 9 of the Corporations Act; and

(c)	in relation to any person, anything analogous to or having a similar effect to anything described above in this definition under the law of any relevant jurisdiction;

Investment Amount means the amount payable by the Investor on a Closing Date in respect of a Convertible Security as follows:

(a)	in respect of Convertible Security A, the lower of US$1,750,000 and the amount that is calculated to be 15% of the 30 Trading Day Market Capitalisation or such other amount as may be agreed by the Company and Investor in writing in conjunction with the revision of the Face Value; and

(b)	in respect of Convertible Security B, is US$3,500,000 or such other amount as may be agreed by the Company and Investor in writing in conjunction with the revision of the Face Value (adjusted pursuant to clause 2.1(c));

(c)	in respect of Convertible Security C, is US$3,500,000 or such other amount as may be agreed by the Company and Investor in writing in conjunction with the revision of the Face Value (adjusted pursuant to clause 2.1(c));

(d)	in respect of Convertible Security D, is US$3,500,000 or such other amount as may be agreed by the Company and Investor in writing in conjunction with the revision of the Face Value (adjusted pursuant to clause 2.1(c));

(e)	in respect of Convertible Security E, is US$3,500,000 or such other amount as may be agreed by the Company and Investor in writing in conjunction with the revision of the Face Value (adjusted pursuant to clause 2.1(c));

(f)	in respect of Convertible Security F, is US$3,500,000 or such other amount as may be agreed by the Company and Investor in writing in conjunction with the revision of the Face Value (adjusted pursuant to clause 2.1(c));

(g)	in respect of Convertible Security G, is US$3,500,000 or such other amount as may be agreed by the Company and Investor in writing in conjunction with the revision of the Face Value (adjusted pursuant to clause 2.1(c)); and

(h)	in respect of Convertible Security H, is US$3,500,000 or such other amount as may be agreed by the Company and Investor in writing in conjunction with the revision of the Face Value (adjusted pursuant to clause 2.1(c)), in each case, less the aggregate of all monies:

(i)	due and payable by the Company to the Investor as at the relevant Closing Date under this Agreement including monies payable under clause 20 (Taxes) or otherwise; and

(j)	which the Investor has paid or must pay to third parties for which the Company is responsible pursuant to clause 25.14 (Transaction Costs);

Investor’s CHESS Account means the Investor’s or its nominee’s brokerage or prime brokerage account the details of which may from time to time be notified by the Investor to the Company;

Investor’s Shares means the Conversion Shares, the Amortisation Shares, the Collateral Shares and the Shares issued or issuable on exercise of the Options;

Convertible Securities Purchase Agreement

Law means a Listing Rule or regulation of ASX and any statute, rule, regulation, proclamation, order in council, ordinance, local law or by-law, whether:

(a) present or future; or

(b) State, federal or otherwise;

Liquidation means:

(a) a winding up or liquidation (whether voluntary or involuntary), provisional liquidation, dissolution, bankruptcy or other analogous proceeding; or

(b) an arrangement, assignment, composition or moratorium with or for the benefit of creditors or any class or group of creditors (including an administration or arrangement under part 5.3A of the Corporations Act);

Listing Rules means the listing rules of the ASX, as amended from time to time;

Losses has the meaning given to that term in clause 24.2;

Market Capitalisation for a Trading Day means the amount determined by multiplying the number of Shares on issue at the end of the respective Trading Day by the VWAP for the respective Trading Day. For the avoidance of doubt, this calculation will be determined in US$;

Market Capitalisation Amount means the number of Shares equal to 4.99% multiplied by the sum of the number of Shares on issue immediately prior to the Closing Date in connection with which the Market Capitalisation Amount is being calculated plus the number of Shares (if any) to be issued at that Closing Date;

Market Capitalisation Ratio means the ratio of the sum of the outstanding Convertible Securities and the respective tranche of Convertible Securities the subject of the respective Funding Notice or Closing (as the case may be) to the 30 Trading Day Market Capitalisation. For the avoidance of doubt, this calculation will be determined in US$;

Material Adverse Effect means, one or more occurrences or matters individually or in aggregate that:

(a) have or could be expected to have a material adverse effect on the business, assets, condition (financial or otherwise), prospects or results of operations of the Company and its Subsidiaries taken as a whole;

(b) prevent or could be expected to prevent the Company from performing its obligations under this Agreement; or

(c) have or could be expected to have a material adverse effect on the validity or enforceability of all or a material part of this Agreement;

Materials have the meaning given to that term in clause 15.1(o)(i);

Maturity Date means, for the respective tranche of Convertible Securities on issue, the date being the last Trading Day in the 14th calendar month after the respective Closing Date for the respective Convertible Securities;

New Issuance Price has the meaning given to that phrase in clause 2.7(a);

New York Business Day means a day, other than a Saturday, Sunday or public holiday, on which banks in New York City are open for the general transaction of business;

Nominated Amortisation Collateral Shares has the meaning given to that phrase in clause 5.2(f)(i);

Nominated Collateral Shares means the Nominated Amortisation Collateral Shares and the Nominated Conversion Collateral Shares;

Convertible Securities Purchase Agreement

Nominated Conversion Collateral Shares has the meaning given to that phrase in clause 6.3(e)(i);

Obligation means any obligation, commitment, liability, covenant, undertaking or duty whether arising by operation of law, in equity or by statute and whether expressed or implied;

Option Deed means a deed poll to be entered by the Company to record the issue of the Options in the form set out in Schedule 8;

Option Exercise Price has the meaning set out in the Option Deed;

Options means 13,750,000 of options to subscribe for Shares on the terms and conditions set out in the Option Deed;

Outstanding Collateral Shares has the meaning given to that term in clause 3.2(a);

Party means a party to this Agreement;

Permitted Encumbrance means:

(a) an Encumbrance of which the Investor has been given full details in writing not later than five Business Days before the Execution Date and to which the Investor has given its written consent (but excluding any Encumbrance to which the Investor gave its consent on one or more conditions if those conditions are not fully complied with);

(b) an Encumbrance created after the Execution Date to which the Investor has given its prior written consent and in respect of which:

(i) the money secured does not increase above the amount to which the Investor has consented; and

(ii) any conditions to the consent have been fully complied with;

(c) an Encumbrance constituted or permitted by the Transaction Documents; or

(d) an Encumbrance which arises only by operation of law in the ordinary course of ordinary business and in respect of which the money secured is not overdue for payment or is being contested in good faith;

PPS Act means the Personal Property Securities Act 2009 (Cth);

Prohibited Transaction means a transaction with a third party or third parties in which the Company or any Subsidiary issues or sells:

(a) any debt, equity or equity-linked securities (including options) that are convertible into, exchangeable or exercisable for, or include the right to receive, Shares:

(i) at a conversion, exercise or exchange rate or other price that is based on, and/or varies with, the trading prices of, or quotations for, the Shares; or

(ii) at a conversion, exercise or exchange rate or other price that is subject to being reset at some future date after the initial issuance of such debt, equity or equity-linked security or upon the occurrence of specified or contingent events; or

(iii) at a conversion, exercise or exchange rate or other price that is less than the lowest possible Amortisation Price or Conversion Price at that time (assuming the date of issuing the debt, equity or equity-linked securities (including options) is deemed to be the Closing Date for the purpose of calculating the Conversion Price); or

(b)

any securities in a capital or debt raising transaction or series of related transactions which grant to an investor the right to receive additional securities based upon future transactions of the Company on terms more favourable than those granted to such investor in such first transaction or series of related transactions,

Convertible Securities Purchase Agreement

and are deemed to include transactions generally referred to as equity lines of credit and stand-by equity distribution agreements, and convertible securities and loans having a similar effect;

Redemption Amount means an amount equal to 107.5% of the Amount Outstanding as at the Redemption Date;

Register of the Convertible Securities means a register of the Convertible Securities recording the initial issuance of the Convertible Securities and any repayments by way of Cash Payment, Amortisation Shares or Conversion Shares;

Related Entity has the meaning given to that term in the Corporations Act;

Relevant Interest has the meaning given to that term in clause 18.1;

Reserved Shares means 64,800,000 fully paid ordinary shares in the Company;

Second Closing means the Closing in respect of the Convertible Security B;

Securities means each of the Investor’s Shares, the Options and the Convertible Securities, and all of the Investor’s Shares, the Options and the Convertible Securities collectively;

Securities Act has the meaning given to that term in clause 15.1(z)(i);

Security Interest means:

(a) an interest in or right:

(i) reserved over property (including any retention of title to property or any right to set off or withhold payment of any deposit or other money);

(ii) created or otherwise arising over property under a mortgage, charge, bill of sale (as defined in any relevant statute), lien, pledge, trust or right; or

(iii) by way of security for the payment of a debt or other monetary Obligation or the performance of or compliance with any other Obligation;

(b) any instrument or transaction which reserves, constitutes or evidences the interests and rights referred to in paragraph (a); and

(c) any other interest which constitutes a security interest as that term is defined in the PPS Act;

Security Structure Event means any consolidation, subdivision or pro-rata cancellation of the Company’s issued capital, or any payment of a dividend in ordinary shares of the Company or distribution of ordinary shares of the Company to holders of its outstanding ordinary shares; which for the avoidance of doubt, does not include a rights offering or a bonus issue;

Share means a fully paid ordinary share in the capital of the Company and includes (where applicable) the Investor’s Shares;

Shareholder Approval means the Company obtaining any shareholder approval that may be required pursuant to the Listing Rules or the Corporations Act for the issue of Securities the subject of a Closing, Conversion or Collateral Shares or upon the exercise of any Option;

Subject Entity means any person, persons or any Affiliate of any such person, or persons (other than the Investor or an Affiliate of the Investor);

Subsequent Collateral Share Date means the earlier of;

(a) the date which is:

(i) 3 months after the Closing Date of the First Closing; and

(ii) 3 months after the immediately preceding Subsequent Collateral Share Date; or

Convertible Securities Purchase Agreement

(b) the date on which the Collateral Base Amount is greater than the Collateral Shares held by the Investor;

Subsidiary has the meaning given to that term in the Corporations Act and includes without limitation the US Subsidiary;

Successor Entity means one or more person or persons (or, if so elected by the Investor, the Company or Affiliate) formed by, resulting from or surviving any Fundamental Transaction or one or more person or persons (or, if so elected by the Investor, the Company or Affiliate) with which such Fundamental Transaction shall have been entered into;

Tax means any present or future tax, levy, deduction, impost, withholding, charge or duty which is levied or imposed by any Government Body together with any interest, penalty or fine on those amounts;

Term has the meaning given in clause 23.1;

Trading Day has the meaning given to that term in the Listing Rules;

Transaction Documents means this Agreement, the Guarantee and Indemnity, the General Security Deed, all Cleansing Statements, Option Certificates, Convertible Security Certificates, exercise forms, Disclosure Document, any other document referred to in this Agreement, and any agreement amending, or amending and restating, this Agreement executed by the Parties;

Treasury Transaction means a foreign exchange agreement, interest rate swap, cap or collar agreement, interest rate futures or option contract, currency swap agreement, currency and interest futures or option contract or other form of protection from movement in interest rates, exchange rates or commodity prices which, in any case, is incidental to the business ordinarily carried on by the person to whom the accommodation is provided;

US$ means US dollars, the legal currency of the United States of America;

VWAP means in relation to a Trading Day, the volume weighted average price (in Australian dollars as displayed on Bloomberg (or its equivalent successor if such service is not available), rounded down to three decimal places) of the Shares traded in the ordinary course of business on the ASX market on that Trading Day, excluding block trades, large portfolio trades, permitted tradies during the pre-trading hours period, permitted trades during the post-trading hours period, out of hours trades, and exchange traded option exercises, subject to all adjustments set out in this Agreement provided that:

(a) if on that Trading Day, Shares were quoted on the ASX as cum dividend or cum any other distribution or entitlement, and the issue of Shares for the purpose of which the VWAP is being determined will occur after that date, and those Shares no longer carry that dividend or other distribution or entitlement, then the VWAP on that Trading Day shall be reduced by an amount (Cum Value) equal to:

(i) in the case of a dividend or other distribution, the amount of that dividend or other distribution;

(ii) in the case of any other entitlement which is traded on the ASX on that Trading Day, the VWAP of such entitlements sold on the ASX on that Trading Day; or

(iii) in the case of an entitlement not traded on the ASX on that Trading Day, the value of the entitlement as reasonably determined by the Investor; and

(b)

if on that Trading Day, Shares were quoted on the ASX as ex-dividend or ex any other distribution or entitlement, and the Shares for the purpose of which the VWAP is being determined would be entitled to receive the relevant dividend or other distribution or entitlement, the VWAP on that Trading Day shall be increased by the Cum Value; and

Convertible Securities Purchase Agreement

Withdrawal Notice means a notice in the form set out in Schedule 6 duly executed by the Company which complies with this Agreement.

1.2	Interpretation

	(a)	Unless the contrary intention appears, a reference in this Agreement to:

		(i)	this Agreement or another document includes any variation or replacement of it despite any change in the identity of the Parties;

		(ii)	one gender includes the others;

		(iii)	the singular includes the plural and the plural includes the singular;

		(iv)	a person, partnership, corporation, trust, association, joint venture, unincorporated body, Government Body or other entity includes any other of them;

		(v)	an item, recital, clause, subclause, paragraph, schedule or attachment is to an item, recital, clause, subclause, paragraph of, or schedule or attachment to, this Agreement and a reference to this Agreement includes any schedule or attachment;

		(vi)	a Party includes the Party’s executors, administrators, successors, substitutes (including a person who becomes a Party by novation) and permitted assigns;

		(vii)	any statute, ordinance, code or other law includes regulations and other instruments under any of them and consolidations, amendments, re- enactments or replacements of any of them;

		(viii)	a reference to AUD and AU$ is a reference to Australian dollars;

		(ix)	a reference to US$ is a reference to US dollars; and

		(x)	a time is a reference to Australian Eastern Standard time unless otherwise specified.

	(b)	The words include, including, such as, for example and similar expressions are not to be construed as words of limitation.

	(c)	Where a word or expression is given a particular meaning, other parts of speech and grammatical forms of that word or expression have a corresponding meaning.

	(d)	Headings and any table of contents or index are for convenience only and do not affect the interpretation of this Agreement.

	(e)	A provision of this Agreement must not be construed to the disadvantage of a Party merely because that Party or its advisers were responsible for the preparation of this Agreement or the inclusion of the provision in this Agreement.

2	Investments

2.1	Convertible Securities

	(a)	Subject to the Company delivering to the Investor a Funding Notice (other than in respect of Convertible Security A), and all of the Conditions applicable to the relevant tranche of Convertible Securities being satisfied, or being waived in accordance with clause 10.5, and the Investor being satisfied in its sole discretion, the Investor agrees to, subject to all other conditions of this Agreement, and in reliance on the representations and warranties of the Company as set out in this Agreement:

Convertible Securities Purchase Agreement

(i)	Convertible Security A: subject to clauses 2.1(b) and 2.10, on the Closing Date in respect of the First Closing (which shall be the date provided for in paragraph (a) of the definition of “Closing Date” in clause 1.1), advance to the Company the Investment Amount in respect of Convertible Security A in consideration of which the Company will issue (and at the First Closing will be deemed to have issued) to the Investor a certificated convertible security with a face value of US$2,060,000 or such other amount as agreed by the Company and the Investor in writing on the terms and conditions set out in this Agreement (Convertible Security A) which shall secure repayment of the Face Value of the Convertible Security A;

(ii)	Convertible Security B: subject to clauses 2.1(b) and 2.1(c), on the Closing Date, advance to the Company the Investment Amount in respect of Convertible Security B in consideration of which the Company shall issue to the Investor a certificated convertible security with a face value of US$4,120,000 or such other amount as agreed by the Company and the Investor in writing on the terms set out in this Agreement (Convertible Security B) which shall secure repayment of the Face Value of the Convertible Security B;.

(iii)	Convertible Security C: subject to clauses 2.1(b) and 2.1(c), on the Closing Date, advance to the Company the Investment Amount in respect of Convertible Security C in consideration of which the Company shall issue to the Investor a certificated convertible security with a face value of US$4,120,000 or such other amount as agreed by the Company and the Investor in writing on the terms set out in this Agreement (Convertible Security C) which shall secure repayment of the Face Value of the Convertible Security C;

(iv)	Convertible Security D: subject to clauses 2.1(b) and 2.1(c), on the Closing Date, advance to the Company the Investment Amount in respect of Convertible Security D in consideration of which the Company shall issue to the Investor a certificated convertible security with a face value of US$4,120,000 or such other amount as agreed by the Company and the Investor in writing on the terms set out in this Agreement (Convertible Security D) which shall secure repayment of the Face Value of the Convertible Security D;

(v)	Convertible Security E: subject to clauses 2.1(b) and 2.1(c), on the Closing Date, advance to the Company the Investment Amount in respect of Convertible Security E in consideration of which the Company shall issue to the Investor a certificated convertible security with a face value of US$4,120,000 or such other amount as agreed by the Company and the Investor in writing on the terms set out in this Agreement (Convertible Security E) which shall secure repayment of the Face Value of the Convertible Security E;

(vi)	Convertible Security F: subject to clauses 2.1(b) and 2.1(c), on the Closing Date, advance to the Company the Investment Amount in respect of Convertible Security F in consideration of which the Company shall issue to the Investor a certificated convertible security with a face value of US$4,120,000 or such other amount as agreed by the Company and the Investor in writing on the terms set out in this Agreement (Convertible Security F) which shall secure repayment of the Face Value of the Convertible Security F; and

(vii)

Convertible Security G: subject to clauses 2.1(b) and 2.1(c), on the Closing Date, advance to the Company the Investment Amount in respect of Convertible Security G in consideration of which the Company shall issue to the Investor a certificated convertible security with a face value of US$4,120,000 or such other amount as agreed by the Company and the Investor in writing on the terms set out in this Agreement (Convertible Security G) which shall secure repayment of the Face Value of the Convertible Security G; and

Convertible Securities Purchase Agreement

(viii)

Convertible Security H: subject to clauses 2.1(b) and 2.1(c), on the Closing Date, advance to the Company the Investment Amount in respect of Convertible Security H in consideration of which the Company shall issue to the Investor a certificated convertible security with a face value of US$4,120,000 or such other amount as agreed by the Company and the Investor in writing on the terms set out in this Agreement (Convertible Security H) which shall secure repayment of the Face Value of the Convertible Security H, each of which is referred to for convenience as a “tranche” of Convertible Securities.

	(b)	For the avoidance of doubt, the Investor will have no obligation to make any advance to the Company in respect of Convertible Securities as contemplated by clause 2.1(a) unless:

(i) all of the Conditions to Closing as set out in clause 10.2 are satisfied or waived in accordance with clause 10.5, on the relevant Closing Date; and

(ii) the Investor determines in its sole discretion to make the advance. For the avoidance of doubt, any advance under this Agreement may be withheld, amended, delayed or cancelled by the Investor in its sole and absolute discretion by notice given to the Company not less than not less than 20 Trading Days before the proposed Closing Date (or such shorter period with the prior written consent of the Company) and if the Investor gives the Company notice that an advance under this Agreement is to be withheld, amended, delayed or cancelled the Company may, notwithstanding clause 2.2(c) withdraw the Funding Request in respect of that Advance at any time prior to the advance being made.

	(c)	Notwithstanding any other provision in this Agreement, the Investor’s obligation to advance funds in respect of any Convertible Securities shall immediately cease and be of no further force and effect upon the Company delivering a Withdrawal Notice to the Investor duly executed by the Company which complies with this Agreement after the First Closing occurs but on or before the Closing Date in respect of the issue of any further Convertible Securities.

	(d)	For the avoidance of doubt, the Investor will subscribe for the Convertible Securities in the sequential order set out in clause 2.1(a).

2.2	Drawdown procedure

	(a)	Other than in respect of Convertible Security A, the Company must deliver Funding Notice to the Investor if the Company requires an Investment Amount.

	(b)	A Funding Notice for each Convertible Security, must:

(i) be in writing specifying the matters set out in Schedule 9;

(ii) be received by the Investor before 11am on a Trading Day not less than 45 Trading Days before the proposed Closing Date (or such shorter period with the prior written consent of the Investor);

(iii) nominate a proposed Closing Date for the Convertible Security; and

(iv) be signed by an Authorised Officer of the Company.

	(c)	A Funding Notice received by the Investor may only be revoked with the prior written consent of the Investor and otherwise is irrevocable.

	(d)	A Funding Notice issued otherwise than in compliance with clause 2.2(b) is, unless otherwise agreed (or compliance is waived) in writing by the Investor, invalid.

Convertible Securities Purchase Agreement

2.3	Debt security

Each Convertible Security issued is a debt security evidencing the Company’s indebtedness to the Investor on the terms set out in this Agreement.

2.4	No voting rights

Except as required by the Corporations Act, the Convertible Securities will not carry a right to vote at meetings of the Company prior to any conversion of the Convertible Securities into Shares.

2.5	Certificates

(a) The Convertible Securities will be evidenced by the Convertible Security Certificates.

(b) The Company will reissue a replacement Convertible Security Certificate on a change in the details contained in the Convertible Security Certificate.

2.6	Exclusivity

(a) During the Term and provided always that the Investor is not in material default of its obligations under this Agreement, the Company and its Subsidiaries must not enter into or effect or enter into an agreement to effect any Prohibited Transaction (other than the Approved Agreements), without first obtaining the Investor’s written consent.

(b) For the avoidance of doubt and subject to clause 2.6(c), clause 2.6(a) does not restrict the Company from undertaking a rights issue, share purchase plan, raising money through placements of Shares or security issues at a fixed price per Share not in the nature of an on-going equity line arrangement.

(c) During the Term, the Company and its Subsidiaries must not undertake any capital raising, whether by way of rights issue, share purchase plan, placement or otherwise, at a fixed price per Share (which price is also to include the value of any attaching securities offered) which is lower than the lowest Amortisation Price or Amortisation Pre-delivery VWAP at that time (assuming the date of announcing the capital raising is deemed to be the Amortisation Date for the purpose of calculating the Amortisation Price or Amortisation Pre-delivery VWAP), without the prior written approval of the Investor.

2.7	Rights upon issuance of other securities

(a) If and whenever on or after the First Closing the Company issues or sells, or in accordance with this clause 2.7(a) is deemed to have issued or sold, any Shares (including the issuance or sale of Shares owned or held by or for the account of the Company) for a consideration per share (New Issuance Price) less than a price equal to the Conversion Price in effect immediately prior to such issuance or sale or deemed issuance or sale (such Conversion Price then in effect is referred to herein as the Applicable Price) (Dilutive Issuance), then, immediately after such Dilutive Issuance, the Conversion Price then in effect shall be reduced to an amount equal to the New Issuance Price for any Amount Outstanding from time to time and any other funds advanced by the Investor to the Company. For all purposes of the foregoing (including, without limitation, determining the adjusted Conversion Price and the New Issuance Price under this clause 2.7(a)), the provisions of this clause 2.7 shall apply.

Convertible Securities Purchase Agreement

(b)	If the Company in any manner grants or sells any option to subscribe for shares (New Option) (save and except for options granted by the Company to employees and directors under employee share option plans in operation as at the date of this agreement if the exercise price of the option is not capable of amendment and is at least equal to the Company’s Closing Market Price on the date of issue of the option) and the lowest price per share for which one Share is at any time issuable upon the exercise of any such New Option or upon conversion, exercise or exchange of any convertible securities issuable upon exercise of any such New Option or otherwise pursuant to the terms thereof (New Option Exercise Price) is less than the Applicable Price, then for the purposes of clause 2.7(a), such Share shall be deemed to have been issued and sold by the Company at the time of the granting or sale of such New Option for the New Option Exercise Price. For purposes of this clause 2.7(b), the New Option Exercise Price shall be equal to:

	(i)	the lower of:

		(A)	the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to any one Share upon the granting or sale of such New Option, upon exercise of such Option and upon conversion, exercise or exchange of any convertible security issuable upon exercise of such New Option or otherwise pursuant to the terms thereof: and

		(B)	the lowest exercise price set forth in such New Option for which one Share is issuable (or may become issuable assuming all possible market conditions) upon the exercise of any such New Option or upon conversion, exercise or exchange of any convertible securities issuable upon exercise of any such New Option or otherwise pursuant to the terms thereof, minus

	(ii)	the sum of all amounts paid or payable to the holder of such New Option (or any other person) with respect to any one Share upon the granting or sale of such New Option, upon exercise of such New Option and upon conversion, exercise or exchange of any convertible security issuable upon exercise of such New Option or otherwise pursuant to the terms thereof plus the value of any other consideration consisting of cash, debt forgiveness, assets or any other property received or receivable by, or benefit conferred on, the holder of such New Option (or any other person).

Except as set out in this clause 2.7, no further adjustment of the Conversion Price shall be made upon the actual issuance of such Share or of such convertible securities upon the exercise of such New Options or otherwise pursuant to the terms thereof or upon the actual issuance of such Shares upon conversion, exercise or exchange of such convertible securities.

(c)	If the Company in any manner issues or sells any convertible securities (New Convertible Securities) and the lowest price per share for which one Share is at any time issuable upon the conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof (New Convertible Securities Price) is less than the Applicable Price, then such Share shall be deemed to have been issued by the Company at the time of the issuance or sale of New Convertible Securities for the New Convertible Securities Price per share. For the purposes of this clause 2.7(c), the New Convertible Securities Price shall be equal to:

	(i)	the lower of:

		(A)	the sum of the lowest amounts of consideration (if any) received or receivable by the Company with respect to one Share upon the issuance or sale of the New Convertible Security and upon conversion, exercise or exchange of such New Convertible Security or otherwise pursuant to the terms thereof; and

		(B)	the lowest conversion price set forth in such New Convertible Security for which one Share is issuable upon conversion, exercise or exchange thereof or otherwise pursuant to the terms thereof,

minus

(ii)

the sum of all amounts paid or payable to the holder of such New Convertible Security (or any other person) with respect to any one Share upon the issuance or sale of such New Convertible Security plus the value of any other consideration received or receivable consisting of cash, debt forgiveness, assets or other property by, or benefit conferred on, the holder of such New Convertible Security (or any other person).

Convertible Securities Purchase Agreement

Except as contemplated below, no further adjustment of the Conversion Price shall be made upon the actual issuance of such Shares upon conversion, exercise or exchange of New Convertible Securities or otherwise pursuant to the terms thereof, and if any such issuance or sale of New Convertible Securities is made upon exercise of any New Options for which adjustment of the Conversion Price has been or is to be made pursuant to other provisions of this clause 2.7, except as contemplated below, no further adjustment of the Conversion Price shall be made by reason of such issuance or sale.

(d)	If the purchase or exercise price provided for in any New Options, the additional consideration, if any, payable upon the issue, conversion, exercise or exchange of any New Convertible Securities, or the rate at which any New Convertible Securities are convertible into or exercisable or exchangeable for Shares increases or decreases at any time (other than proportional changes in conversion or exercise prices, as applicable, in connection with an event referred to in clause 2.7(k)), the Conversion Price in effect at the time of such increase or decrease shall be adjusted to the Conversion Price which would have been in effect at such time had such New Options or New Convertible Securities provided for such increased or decreased purchase price, additional consideration or increased or decreased conversion rate (as the case may be) at the time initially granted, issued or sold (Adjustment Right). For purposes of this clause, if the terms of any option to subscribe for shares or convertible security that was outstanding as of the date of the First Closing are increased or decreased in the manner described in the immediately preceding sentence, then such option or convertible security and the Shares deemed issuable upon exercise, conversion or exchange thereof shall be deemed to have been issued as of the date of such increase or decrease. No adjustment pursuant to this clause 2.7(d) shall be made if such adjustment would result in an increase of the Conversion Price then in effect.

(e)	If any New Option and/or New Convertible Security and/or Adjustment Right (Secondary Securities) is issued in connection with the issuance or sale or deemed issuance or sale of any other securities of the Company (as determined by the Investor) (Primary Security), together comprising one integrated transaction (or one or more transactions if such issuances or sales or deemed issuances or sales of securities of the Company either:

	(i)	have at least one investor or purchaser in common;

	(ii)	are consummated in reasonable proximity to each other; and/or

	(iii)	are consummated under the same plan of financing,

the aggregate consideration per Share with respect to such Primary Security shall be deemed to be equal to the difference of:

	(iv)	the lowest price per share for which one Share was issued (or was deemed to be issued pursuant to clauses 2.7(b) or 2.7(c), as applicable) in such integrated transaction solely with respect to such Primary Security, minus

	(v)	with respect to such Secondary Securities, the sum of:

		(A)	the Black Scholes Consideration Value of each such New Option, if any;

		(B)	the fair market value (as determined by the Investor in good faith) or the Black Scholes Consideration Value, as applicable, of such Adjustment Right, if any; and

Convertible Securities Purchase Agreement

	(C)	the fair market value (as determined by the Investor) of such New Convertible Security, if any,

in each case, as determined on a per share basis in accordance with this clause 2.7(e).

(f)	If any Shares, New Options or New Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor (for the purpose of determining the consideration paid for such Shares, New Option or New Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be deemed to be the net amount of consideration received by the Company therefor.

(g)	If any Shares, New Options or New Convertible Securities are issued or sold for a consideration other than cash, the amount of such consideration received by the Company (for the purpose of determining the consideration paid for such Shares, New Option or New Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be the fair value of such consideration, except where such consideration consists of publicly traded securities, in which case the amount of consideration received by the Company for such securities will be the arithmetic average of the VWAPs of such security for each of the five (5) Trading Days immediately preceding the date of receipt.

(h)	If any Shares, New Options or New Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor (for the purpose of determining the consideration paid for such Shares, New Option or New Convertible Security, but not for the purpose of the calculation of the Black Scholes Consideration Value) will be deemed to be the fair value of such portion of the net assets and business of the non- surviving entity as is attributable to such Shares, New Options or New Convertible Securities (as the case may be).

(i)	The fair value of any consideration other than cash or publicly traded securities will be determined jointly by the Company and the Investor. If such parties are unable to reach agreement within ten (10) Business Days after the occurrence of an event requiring valuation (Valuation Event), the fair value of such consideration will be determined within five (5) Trading Days after the tenth (10th) Business Day following such Valuation Event by an independent, reputable appraiser jointly selected by the Company and the Investor. The determination of such appraiser shall be final and binding upon all parties absent manifest error and the fees and expenses of such appraiser shall be borne by the Company.

(j)	If the Company takes a record of the holders of Shares for the purpose of entitling them to:

	(i)	receive a dividend or other distribution payable in Shares, New Options or in New Convertible Securities; or

	(ii)	subscribe for or purchase Shares, New Options or New Convertible Securities,

then such record date will be deemed to be the date of the issuance or sale of the Shares deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase (as the case may be).

(k)

In addition to and not in limitation of the other provisions of this clause 2.7, if the Company in any manner issues or sells or enters into any agreement to issue or sell, any Shares, New Options or New Convertible Securities (Variable Price Securities), after the First Closing that are issuable pursuant to such agreement or convertible into or exchangeable or exercisable for Shares at a price which varies or may vary with the market price of the Shares, including by way of one or more reset(s) to a fixed price, but exclusive of such formulations reflecting customary anti-dilution provisions (such as share splits, share combinations, share dividends and similar transactions) (each of the formulations for such variable price being herein referred to as, the Variable Price), the Company shall provide written notice to the Investor on the date of such agreement and the issuance of such New Convertible Securities or New Options. From and after the date the Company enters into such agreement or issues any such Variable Price Securities, the Investor shall have the right, but not the obligation, in its sole discretion to substitute the Variable Price for the Conversion Price upon conversion of any Convertible Securities by designating in the Conversion Notice delivered upon any conversion of a Convertible Securities that solely for purposes of such conversion the Investor is relying on the Variable Price rather than the Conversion Price then in effect. The Investor’s election to rely on a Variable Price for a particular conversion of any Convertible Securities shall not obligate the Investor to rely on a Variable Price for any future conversion of the Convertible Securities.

Convertible Securities Purchase Agreement

	(l)	In the event that the Company (or any Subsidiary) shall take any action to which the provisions hereof are not strictly applicable, or, if applicable, would not operate to protect the Investor from dilution or if any event occurs of the type contemplated by the provisions of this clause 2.7 but not expressly provided for by such provisions (including, without limitation, the granting of share appreciation rights, phantom share rights or other rights with equity features), then the Company’s board of directors shall in good faith determine and implement an appropriate adjustment in the Conversion Price so as to protect the rights of the Investor, provided that no such adjustment pursuant to this clause 2.7(l) will increase the Conversion Price as otherwise determined pursuant to this clause 2.7(l), provided further that if the Investor does not accept such adjustments as appropriately protecting its interests hereunder against such dilution, then the Company’s board of directors and the Investor shall agree, in good faith, upon an independent investment bank of nationally recognized standing to make such appropriate adjustments, whose determination shall be final and binding absent manifest error and whose fees and expenses shall be borne by the Company.

	(m)	This clause 2.7 will not apply to, and will be interpreted and applied as not affected by issues of securities or other transactions pursuant to the Approved Agreements (including the exercise of the Existing Options).

2.8	Reserved Shares

	(a)	The Company represents and warrants that as at the Execution Date, the Company has the capacity to issue or agree to issue the Reserved Shares without requiring any further approval from its shareholders pursuant to the Listing Rules.

	(b)	The Company:

(i) must not undertake, at any time after the Execution Date, until the Reserved Shares are issued to the Investor, issued to the Investor, any issue of Shares that would result in the Company being unable to issue the Reserved Shares to the Investor without obtaining approval from its shareholders pursuant to the Listing Rules; and

(ii) shall take all necessary steps to ensure that the Reserved Shares are available to be issued to the Investor pursuant to and in accordance with the terms of this Agreement without further prior approval of the Company’s shareholders being required under the Listing Rules.

	(c)	Each issue of Shares under this Agreement and the issue of the Options (counting one Share for each Option) will be deemed to be an issue of Reserved Shares until the number of Shares issued under this Agreement equals or exceeds the number of Reserved Shares set out in the definition of “Reserved Shares”.

2.9	Voluntary Adjustment by Company

The Company may at any time during the Term, with the prior written consent of the Investor reduce the then prevailing Conversion Price of each of the Convertible Securities to any amount and for any period of time deemed appropriate by the board of directors of the Company.

Convertible Securities Purchase Agreement

2.10	Bridge loan

	(a)	The Company acknowledges and confirms that the Investor has prior to the date of this agreement provided the Company with a bridge loan in the amount of US$1,065,600 (Bridge Loan) in accordance with the terms of the loan agreement entered on or about 28 June 2019 (Bridge Loan Agreement).

	(b)	The Company acknowledges and agrees that the Investor will set off a portion of the Investment Amount in respect of Convertible Security A against the outstanding amount due under the Bridge Loan Agreement along with any accrued interest and unpaid fees thereof, following completion of which, and subject to the terms of the Bridge Loan Agreement, the Bridge Loan will be deemed repaid in full.

3	Collateral Shares

3.1	Issue of Collateral Shares

	(a)	At First Closing, the Company shall issue and Electronically Deliver to the Investor or its nominee (subject to the limitation in clause 12), Collateral Shareholding Number, in consideration of the Investor entering into this Agreement and agreeing to purchase the Convertible Securities on the terms and conditions set out in this Agreement.

	(b)	The Collateral Shares:

		(i)	shall constitute, and shall be held by the Investor as, security for the obligations owed to the Investor by the Company under this Agreement, including any obligation arising in respect of the Convertible Securities or any obligation to pay any monetary amount under this Agreement;

		(ii)	may only be sold, assigned, mortgaged or otherwise dealt with by the Investor:

			(A)	to satisfy any undischarged obligation referred to in clause 3.1(b)(i); or

			(B)	immediately without notice to the Company upon:

				(I)	the Investor making a Collateral Election pursuant to clause 5.2(e);

				(II)	the Investor issuing a Conversion Notice that specifies a Collateral Capitalisation;

				(III)	the Investor issuing an Acceleration Notice;

				(IV)	the occurrence of an Event of Default;

				(V)	any representation, warranty, covenant or undertaking given by the Company becomes false, inaccurate or is breached and such breach is not remedied within 3 Trading Days of its occurrence;

				(VI)	the Company breaches any of its Obligations pursuant to any Transaction Document; or

				(VII)	any circumstance arises which in the reasonable opinion of the Investor, with the passage of time could result in the circumstances contemplated in clause (IV), (V) or (VI) occurring; and

Convertible Securities Purchase Agreement

(iii) may otherwise be dealt with as expressly set out in clause 5.2(e) or clause 6.3(d).

	(c)	On each Subsequent Collateral Share Date, the Company shall issue and Electronically Deliver to the Investor or its nominee that number of Shares to replenish the number of Collateral Shares held by the Investor up to the Collateral Shareholding Number at the date of determination.

3.2	Purchase of Collateral Shares

	(a)	Notwithstanding any other provision of this Agreement:

(i) the Investor may at any time in its sole discretion; and

(ii) in any event, not later than 20 Trading Days after expiry of the Term the Investor will,

subject to clause 3.2(c) if there has been an Equity Condition Failure which has not been remedied or otherwise ceased to apply, to the extent that any Collateral Shares remain or will remain in the possession of the Investor or its nominee at the end of the Term (being Collateral Shares which are not the subject of a Collateral Election or Acceleration Notice (Outstanding Collateral Shares), pay the Company in immediately available funds in lieu of returning the Outstanding Collateral Shares (and as discharge of the security represented by those Outstanding Collateral Shares and in full and final settlement of the Investor’s liabilities in connection with those Outstanding Collateral Shares and for the avoidance of doubt the Investor shall be entitled to deal with the Outstanding Collateral Shares unencumbered and in its sole discretion) an amount equal to the number of Outstanding Collateral Shares, multiplied by the lower of:

(iii) the Conversion Price; or

(iv) 85% of the average of the two lowest VWAPs per Share (in Australian dollars, to three decimal places provided that if the resultant number contains four decimal places, such number shall be rounded down to the next lowest number containing three decimal places), as selected by the Investor in its sole discretion, during the 20 Trading Days on which Shares traded in the ordinary course of business on the ASX prior to the date on which such payment is made by the Investor. For the avoidance of doubt, the Investor may make a payment under this clause 3.2(a) on more than one occasion if any such payment is made prior to the expiry of the Term.

	(b)	The Investor may offset and deduct any amount which would otherwise be payable by the Company under clause 5.1(b) from the amount payable by the Investor under clause 3.2(a).

	(c)	If there has been an Equity Condition Failure which has not been remedied or otherwise ceased to apply, the calculation of the number of Outstanding Collateral Shares shall include a deduction of the number of Collateral Shares multiplied by the price determined under clause 3.2(a) which would represent the loss incurred by the Investor as a result of that Equity Condition Failure (which may result in the number of Outstanding Collateral Shares being reduced to zero) and the Investor agrees to any Collateral Shares retained by the Investor being bought back by the Company for a total of US$1.

4	Options

	(a)	At, or prior to, the First Closing, the Company shall execute the Option Deed.

	(b)	On or before the earlier of:

Convertible Securities Purchase Agreement

		(i)	1 Business Day following the Company receiving shareholder approval to issue the Options; and

		(ii)	the Second Closing Date,

the Company shall grant to the Investor or its nominee the Options in accordance with the Option Deed.

5	Amortisation of the Convertible Securities

5.1	Satisfaction of Convertible Securities

	(a)	The Face Value of each Convertible Security issued is to be satisfied by being:

		(i)	converted into Shares in accordance with clause 5.2 or clause 6.3;

		(ii)	repaid in accordance with clause 5.2(e) or clause 7; or

		(iii)	converted into Shares by the capitalisation of some or all of the Collateral Shares (Collateral Capitalisation) pursuant to clause 5.2(e) or clause 6.3(d); or

		(iv)	a combination of (i), (ii) and (iii) above.

	(b)	On the Maturity Date, the Company must repay the Investor 103% of the Amount Outstanding together with all other amounts payable by the Company to the Investor pursuant to any Transaction Document as at the Maturity Date in US$ in Immediately Available Funds to the Investor’s bank account.

	(c)	The Company will not be entitled to repay the Face Value of any Convertible Security issued other than in accordance with this Agreement.

5.2	Monthly Amortisation

	(a)	On each Amortisation Date, the Company will satisfy that part of the Face Value of all Convertible Securities on issue as at the relevant Amortisation Date in the amount of the Amortisation Instalment Amount, with the intention being that on the Maturity Date, the Face Value outstanding will have reduced to nil.

	(b)	Twenty three (23) Trading Days before each Amortisation Date the Company must issue to the Investor a written notice (Amortisation Election Notice) which must specify whether the Amortisation Instalment Amount for the immediately following Amortisation Period will be satisfied by way of:

		(i)	the issue of Amortisation Shares;

		(ii)	repaid by payment of cash (Cash Payment); or

		(iii)	a combination of any or all of (i) or (ii) above,

and in the event that an Amortisation Election Notice does not specify how the Amortisation Instalment Amount will be satisfied, the Amortisation Election Notice shall be deemed to specify that the Amortisation Instalment Amount will be satisfied by way of the issue of Amortisation Shares, provided that if an Amortisation Election Notice is not issued by the time provided for above, the Company will be deemed to have issued an Amortisation Election Notice and such notice shall be deemed to specify that the Amortisation Instalment Amount will be satisfied by way of the issue of Amortisation Shares (and the non-issue of the notice will not be an Event of Default, nor be treated as a breach of this Agreement or of any Condition).

Convertible Securities Purchase Agreement

(c)	Where an Amortisation Election Notice specifies the Amortisation Instalment Amount will be satisfied by way of the issue of Amortisation Shares the Company must certify that as at the date of the Amortisation Pre-delivery Date no Equity Condition Failure has occurred and must issue or capitalise (as the case requires):

	(i)	the Amortisation Pre-Delivery Shares to the Investor by issuing and Electronically Delivering Shares to the Investor or its nominee not less than 3 Trading Days after the Amortisation Election Notice Date (Amortisation Pre- delivery Date), together with a statement setting out the Amortisation Instalment Amount, the number of Amortisation Pre-Delivery Shares issued, the Amortisation Pre-delivery VWAP and how the Amortisation Pre-delivery VWAP was calculated; and

	(ii)	on the Amortisation Date, a statement setting out:

		(A)	the Amortisation Instalment Amount (including any Accelerated Amount for that Amortisation Period);

		(B)	the Amortisation Price and how the Amortisation Price was calculated;

		(C)	the number of Amortisation Shares that should be issued for the Amortisation Period by dividing the Amortisation Instalment Amount by the Amortisation Price;

		(D)	the number of Amortisation Pre-Delivery Shares issued or capitalised; and

		(E)	the number of Amortisation True-up Shares to be issued, which shall be calculated as the number of Amortisation Shares that should be issued for the Amortisation Period under clause 5.2(c)(ii)(C) less the number of Amortisation Pre-Delivery Shares issued pursuant to clause 5.2(c)(i).

(d)	Where pursuant to clause 5.2(c)(ii)(E) the number of Amortisation True-up Shares is a positive number, the Company must issue that number of Amortisation True-up Shares to the Investor on the Amortisation Date.

(e)	The Investor may elect by written notice to the Company that all or part of the Amortisation Instalment Amount will be constituted by the Collateral Capitalisation in whole or in part (Collateral Election) on the Amortisation Pre-delivery Date, in respect of Amortisation Pre-delivery Shares or on the Amortisation Date, in respect of Amortisation True-up Shares or part or all of both provided that the Company certifies that as at the date of the Amortisation Pre-delivery Date or the Amortisation Date (as applicable) no Equity Condition Failure has occurred.

(f)	Where a Collateral Election has been made under clause 5.2(e) above:

	(i)	the Investor will nominate the corresponding numbers (if any) of Collateral Shares to be capitalised under the Collateral Election (Nominated Amortisation Collateral Shares) and Shares to be issued (New Amortisation Shares) to satisfy the Amortisation Instalment Amount;

	(ii)	the number of Collateral Shares held shall be reduced by the Nominated Amortisation Collateral Shares;

	(iii)	the Nominated Amortisation Collateral Shares for the avoidance of doubt, shall be deemed to be Amortisation Pre-delivery Shares or Amortisation True- up Shares (as the case may be) and, subject to there being no Equity Condition Failure as at the date of the Amortisation Pre-delivery Date or the Amortisation Date (as applicable), shall constitute a discharge of the security represented by that number of Collateral Shares and in full and final settlement of all Investor’s liabilities in connection with that number of Collateral Shares.

Convertible Securities Purchase Agreement

(g)	Where an Amortisation Election Notice specifies the Amortisation Instalment Amount will be satisfied by way of the issue of Amortisation Shares or a Collateral Election is made and the Company confirmed that there was no such Equity Conditions Failure as at the relevant Amortisation Pre-delivery Date but an Equity Conditions Failure occurs between the relevant Amortisation Pre-delivery Date and the relevant Amortisation Date, the Company shall provide the Investor a subsequent written notice of the Equity Conditions Failure and, unless the Equity Conditions Failure is waived in writing by the Investor (in its sole and absolute discretion), then the Amortisation Election Notice in respect of any Amortisation True-up Shares to be issued for the relevant Amortisation Period shall be null and void and:

	(i)	no Amortisation True-up Shares shall be issued in respect of the relevant Amortisation Period;

	(ii)	the Amortisation Pre-delivery Shares that have been issued for the relevant Amortisation Period shall be deemed to be Collateral Shares;

	(iii)	there shall be no reduction in the Face Value of the Convertible Securities in respect of:

		(A)	any Amortisation Pre-delivery Shares issued; or

		(B)	Amortisation True-up Shares that would have otherwise been issued, for the relevant Amortisation Period but for this clause 5.2(g); and

	(iv)	the Company shall pay 110% of the Amortisation Instalment Amount for the relevant Amortisation Period in full by way of Cash Payment.

(h)	If the Amortisation Election Notice issued by the Company in accordance with clause 5.2(b) specifies that the Amortisation Instalment Amount for the respective Amortisation Period will be repaid by the Company by a Cash Payment, the Company must pay to the Investor the Amortisation Instalment Amount in Immediately Available Funds and without set-off, counter claims, conditions or, unless expressly permitted by this Agreement or required by law, deductions or withholdings, the amount of the Cash Payment on the Amortisation Date.

(i)	If the Company does not issue an Amortisation Election Notice in accordance with 5.2(b), the Company shall be deemed to have elected to pay the Amortisation Instalment Amount for the respective Amortisation Period by way of Amortisation Shares.

(j)	If an Amortisation Election Notice specifies that all or part of the Amortisation Instalment Amount is to be satisfied by the issue of Amortisation Shares and, for any reason, the Company is unable to or is not permitted to issue all or some of such Amortisation Shares, the Amortisation Election Notice will be deemed to be varied to decrease that part of the Amortisation Instalment Amount which is to be satisfied by the issue of the Amortisation Shares to the extent necessary (which for the avoidance of doubt may include a reduction to nil) so that the Company is able to or permitted to issue such Amortisation Shares and the balance of any Amortisation Instalment Amount will be satisfied by way of capitalisation of Collateral Shares unless the Company is unable to issue replacement Collateral Shares under clause 3.1(c) pursuant to a Disclosure Document or a Cleansing Statement, or a Cash Payment, or a combination of both. Where such an adjustment is made the Amortisation Election Notice will be further deemed to be varied to provide for or increase the Cash Payment or Collateral Election (as applicable) by the corresponding amount, such that the overall Amortisation Instalment Amount remains the same.

(k)	The Company will not be entitled to repay the Face Value of any Convertible Security issued other than in accordance with this Agreement.

(l)	The Company will not be entitled to redraw any amounts in respect of the Convertible Securities that are satisfied by Cash Payment or Amortisation Shares pursuant to this clause 5.2 or Conversion Shares otherwise pursuant to this Agreement.

Convertible Securities Purchase Agreement

	(m)	The total number of Amortisation Shares that the Company shall issue and Electronically Deliver in (or capitalise in respect of) an Amortisation Instalment Payment shall be determined by dividing the Amortisation Instalment Amount by the Amortisation Price, provided that if the resultant number contains a fraction, such number shall be rounded up to the next highest whole number.

	(n)	Upon all Amortisation Shares being issued or capitalised in respect of an Amortisation Period pursuant to this clause 5, the Face Value of the Convertible Securities will be deemed repaid to the extent of the Amortisation Instalment Amount on and from the date of issue the resultant Amortisation True-up Shares or, in respect of Nominated Amortisation Collateral Shares pursuant to clause 5.2(e), on the date of the Collateral Capitalisation pursuant to clause 5.2(e). In the event that at the time of the issue or capitalisation of Amortisation Shares, there is more than one Convertible Security on issue with an outstanding Face Value, the Amortisation Instalment Amount shall be applied:

(i) firstly, to the Convertible Security which was issued first in time; and

(ii) if there remains any Amortisation Instalment Amount outstanding after 5.2(o)(1) above, secondly to the Convertible Security which was issued second in time.

	(o)	Except in circumstances contained in clause 5.2(g), the Company must pay to the investor 103% of an Amortization Instalment Amount if any such amount is repaid as a Cash Payment under any clause of this Agreement.

5.3	Investor Elections

	(a)	At any time before any Amortisation Date, the Investor may by written notice (Deferral Notice) to the Company elect to defer some or all of the Amortisation Instalment Amount for the current Amortisation Period to a subsequent Amortisation Period.

	(b)	A Deferral Notice must set out:

(i) the amount of the Amortisation Instalment Amount to be deferred (Deferred Amount);

(ii) the Amortisation Period in which the Deferred Amount is to be paid (Deferral Amortisation Period).

	(c)	upon the Investor issuing a Deferral Notice:

(i) the Amortisation Instalment Amount for the then current Amortisation Period shall be deemed to be reduced by the Deferred Amount; and

(ii) the Amortisation Instalment Amount for the Deferral Amortisation Period shall be deemed to be increased by the Deferred Amount.

	(d)	Notwithstanding clause 6.1(a), at any time while any Convertible Security remains on issue with an outstanding Face Value and for the relevant Amortisation Period the Amortisation Election Notice elects or is deemed to elect to pay the Amortisation Instalment Amount by way of the issue of Amortisation Shares, whether in part or in full, the Investor may by written notice to the Company (Acceleration Notice) elect to increase the Amortisation Instalment Amount for the then current Amortisation Period to an amount nominated by the Investor in the Acceleration Notice (Accelerated Amount).

	(e)	An Acceleration Notice must specify the Amortisation Period in which the Accelerated Amount will be deducted from the Amortisation Instalment Amount and if an Amortisation Period is not specified the Acceleration Notice shall be deemed to apply to the Amortisation Instalment Amount Amortisation Period ending on the Maturity Date and any balance to the immediately preceding Amortisation Period until the Accelerated Amount has been fully allocated to Amortisation Instalment Amounts.

Convertible Securities Purchase Agreement

	(f)	Upon issue of an Acceleration Notice, the Accelerated Amount shall be treated as an Amortisation Instalment Amount and clause 5.2 shall apply to the Accelerated Amount subject to the Amortisation Price applied being either:

(i) the last calculated Amortisation VWAP immediately prior to the issue of the Acceleration Notice; or

(ii) the Amortisation Price calculated for the Amortisation Instalment Amount occurring immediately after the issue of the Acceleration Notice,

in each case at the election of the Investor.

	(g)	The Company must issue the Amortisation Pre-Delivery Shares pursuant to the Acceleration Notice by no later than the Trading Day after receipt of the Acceleration Notice (unless the Investor elects to capital the Acceleration Shares from the balance of the Collateral Shares).

	(h)	The Investor may issue:

(i) more than one Acceleration Notice during the applicable Amortisation Period; and

(ii) Acceleration Notices during each Amortisation Period during the Term (for the avoidance of doubt, there shall be no limit on the number of Acceleration Notices the Investor may issue during the Term).

	(i)	The Investor acknowledges and agrees that Accelerated Amounts will only be required to be (and shall be permitted to be) satisfied by the issue of Amortisation Shares or a Collateral Election, subject at all times to clause 5.2.

6	Conversion upon election of Investor

6.1	Conversion Notice

	(a)	The Investor may, at any time after the First Closing, by one or more written notices to the Company (Conversion Notice) elect to convert all or any part of the Face Value of the Convertible Securities (each a Conversion) into Shares (Conversion Shares) on the terms set out in clause 6.

	(b)	The Conversion Notice must set out the amount of the Face Value of the Convertible Securities, together with any Default Interest, fees or other amounts payable by the Company to the Investor pursuant to any Transaction Document (Elected Conversion Amount) to be converted into Conversion Shares.

	(c)	For the avoidance of doubt, nothing in this clause 6 shall limit the Investor’s right to receive and sell, transfer or otherwise dispose of Amortisation Shares.

6.2	Conversion Price

The price at which the Conversion Shares will be issued will be the Conversion Price.

6.3	Conversion Shares

	(a)	The number of Conversion Shares to be issued by the Company in respect of each Conversion Notice shall be determined by dividing the Elected Conversion Amount by the then prevailing Conversion Price, provided that if the resultant number contains a fraction, such number shall be rounded up to the next highest whole number.

	(b)	On the Trading Day immediately after the issue of a Conversion Notice (Conversion Date), the Company must issue the Conversion Shares by issuing and Electronically Delivering Shares (in the number determined pursuant to clause 6.3(a)) to the Investor or its nominee.

Convertible Securities Purchase Agreement

	(c)	The Conversion Notice shall set out the Conversion Price applicable to the Conversion due to be effected under such Conversion Notice, setting out the manner in which such Conversion Price was calculated by the Investor.

	(d)	The Investor may elect in the Conversion Notice, that all or part of the Elected Conversion Amount will be constituted by the Collateral Capitalisation.

	(e)	Where a Collateral Election has been made under clause 6.3(d) above:

(i) the Investor will nominate the corresponding number of Collateral Shares to be capitalised under the Collateral Election (Nominated Conversion Collateral Shares) and Shares to be issued (New Conversion Shares) to satisfy the Elected Conversion Amount;

(ii) the number of Collateral Shares held shall be reduced by the Nominated Conversion Collateral Shares;

(iii) the Nominated Conversion Collateral Shares for the avoidance of doubt, shall be deemed to be Conversion Shares and shall constitute a discharge of the security represented by that number of Collateral Shares and in full and final settlement of all the Company’s and the Investor’s liabilities in connection with that number of Collateral Shares.

	(f)	Upon a Conversion occurring pursuant to this clause 6, the Face Value of the Convertible Security will be deemed repaid to the extent of the Elected Conversion Amount on and from the date of issue the resultant Conversion Shares or in respect of Nominated Conversion Collateral Shares, the date of the Collateral Capitalisation.

	(g)	If for any reason, the Company is unable to or is not permitted to issue all or some of the Conversion Shares required under a Conversion Notice, the Conversion Notice will be deemed to be varied to provide that the Elected Conversion Amount will be satisfied by way of Conversion Shares to the extent that the Company is able to or permitted to issue Conversion Shares (which for the avoidance of doubt, may include a reduction to nil) and the balance of any Elected Conversion Amount will be satisfied by way of a Collateral Election unless the Company is unable to issue replacement Collateral Shares under clause 3.1(c), or a Cash Payment, or a combination of both. For the purposes of this clause, the amount of the Cash Payment shall be calculated as an amount per Conversion Share that would have otherwise been issued pursuant to the Conversion Notice equal to the highest VWAP on any Trading Day during the period commencing on the date of the Conversion Notice and ending on the Conversion Date and the Company shall pay the Cash Payment on the Business Day immediately following the Conversion Date.

6.4	Amortisation

For the avoidance of doubt, nothing in this clause 6 shall prevent the Investor exercising any rights with regard to conversion of any Convertible Securities pursuant to any other provision in this Agreement, including without limitation clause 5.3.

7	Redemption

7.1	Right of Redemption

	(a)	Subject to clause 7.4, the Company may redeem all of the Convertible Securities on issue at the time of issue of the notice pursuant to this clause 7.1(a) in whole at any time up to the Maturity Date by written notice given by the Company to the Investor (Redemption Notice). For the avoidance of doubt, the Company is not entitled to redeem only part of the Convertible Securities on issue.

	(b)	The rights of the Investor to convert the Convertible Securities pursuant this Agreement shall continue notwithstanding the issue of a Redemption Notice by the Company.

Convertible Securities Purchase Agreement

	(c)	The parties agree that in the event of the Company’s redemption of any portion of the Convertible Securities under this clause 7, the Investor’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Investor. Accordingly, any redemption premium due under this clause 7 is intended by the parties to be, and shall be deemed, a reasonable estimate of the Investor’s actual loss of its investment opportunity and not as a penalty.

7.2	Redemption Notice

A Redemption Notice must specify:

	(a)	that the Amount Outstanding is to be redeemed by the Company; and

	(b)	a date upon which the redemption will take effect, which date must not be less than 30 Trading Days after the date on which the Redemption Notice is served on the Investor (Redemption Date).

7.3	Redemption Payment

Subject to clause 7.4, on the Redemption Date, the Company must pay the Investor the Redemption Amount by Immediately Available Funds into the Investor’s bank account.

7.4	Redemption Condition

	(a)	The Company shall only be entitled to issue a Redemption Notice if as at the date of the Redemption Notice the Conditions (including without limitation the Condition in clause 10.2(e)(xv), but excluding the application of paragraph f(ii) of the definition of “Equity Conditions” and of clauses 10.2(e)(iii), (iv), (vi), (viii) and (ix)(C)) continue to be satisfied by the Company.

	(b)	The Company shall only be entitled to redeem the Convertible Securities pursuant to clause 7 if at the Redemption Date, the Conditions (including without limitation the condition in clause 10.2(e)(xv), but excluding the application of paragraph f(ii) of the definition of “Equity Conditions” and of clauses 10.2(e)(iii), (iv), (vi), (viii) and (ix)(C)) continue to be satisfied by the Company.

	(c)	If for any reason the Company is not entitled to proceed with a redemption of the Convertible Securities under this clause 7.4, the Convertible Securities shall remain on issue on the terms of this Agreement, notwithstanding the issue of a Redemption Notice.

8	Change of Control Redemption Right

	(a)	No sooner than fifteen (15) days nor later than ten (10) days prior to the consummation of a Change of Control, but not prior to the public announcement of such Change of Control, the Company shall deliver written notice to the Investor of the Change of Control (Change of Control Notice) setting out a description of such transaction in reasonable detail and the anticipated Change of Control Redemption Date if then known.

	(b)	At any time during the period (Change of Control Period) beginning on the earlier of the date of:

(i) the Investor’s receipt of a Change of Control Notice; and

(ii) an announcement on ASX by the Company of a transaction which may result in a Change of Control,

and ending on the date that is twenty (20) Trading Days after the consummation of such Change of Control, the Investor may require the Company to redeem (Change of Control Redemption) all or any portion of the Convertible Securities then outstanding by delivering written notice to the Company (Change of Control Redemption Notice).

Convertible Securities Purchase Agreement

	(c)	A Change of Control Redemption Notice shall set out the amount of the Face Value of the Convertible Securities, together with any Default Interest, fees or other amounts payable by the Company to the Investor pursuant to any Transaction Document the Investor is electing to redeem (Change of Control Amount).

	(d)	The Change of Control Amount shall be redeemed by the Company in cash at a price (Change of Control Redemption Price) equal to 125% of the Change of Control Amount.

	(e)	The Company shall make payment of the Change of Control Redemption Price:

(i) concurrently with the consummation of such Change of Control if such a Change of Control Redemption Notice is received prior to the consummation of such Change of Control; and

(ii) within five (5) Trading Days after the Company’s receipt of such notice, (the Change of Control Redemption Date).

	(f)	Notwithstanding anything to the contrary in this clause 8, until the Change of Control Redemption Price (together with any interest thereon) is paid in full, the Change of Control Amount may be converted, in whole or in part, by the Investor into Shares, or in the event the Conversion Date is after the consummation of the Change of Control, shares or equity interests of the Successor Entity substantially equivalent to the Shares pursuant to clause 9.

	(g)	In the event less than all of the Convertible Securities are redeemed pursuant this clause 8, the Change of Control Amount so redeemed shall be deducted from the Amortisation Instalment Amounts applying such reduction to the Amortisation Dates in reverse order first to the last Amortisation Date on which Amortisation Instalment Amounts are then scheduled to be paid to the Investor, unless the Investor shall otherwise specify in the Change of Control Redemption Notice.

	(h)	The parties agree that in the event of the Company’s redemption of any portion of the Convertible Securities under this clause 8, the Investor’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Investor. Accordingly, any redemption premium due under this clause 8 is intended by the parties to be, and shall be deemed, a reasonable estimate of the Investor’s actual loss of its investment opportunity and not as a penalty.

9	Fundamental Transaction

	(a)	The Company shall not enter into or be party to a Fundamental Transaction unless the Successor Entity assumes in writing all of the obligations of the Company under this Agreement and the other Transaction Documents in accordance with the provisions of this clause 9 and agrees to deliver to the Investor in exchange for the Convertible Securities a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this this Agreement and the Transaction Documents including, without limitation, having a face value equal to the Face Value and having similar conversion rights, dividend rights and ranking to Convertible Securities.

(b)

Upon the occurrence or consummation of any Fundamental Transaction, and it shall be a required condition to the occurrence or consummation of any Fundamental Transaction that, the Company and the Successor Entity or Successor Entities, jointly and severally, shall agree to, and the Company shall cause any Successor Entity or Successor Entities to jointly and severally agree to, and be added to the term ‘Company’ under this Agreement (so that from and after the date of such Fundamental Transaction, each and every provision of this Agreement referring to the ‘Company’ shall refer instead to each of the Company and the Successor Entity or Successor Entities, jointly and severally), and the Company and the Successor Entity or Successor Entities, jointly and severally, may exercise every right and power of the Company prior thereto and shall assume all of the obligations of the Company prior thereto under this Agreement with the same effect as if the Company and such Successor Entity or Successor Entities, jointly and severally, had been named as the Company in this Agreement.

Convertible Securities Purchase Agreement

10	Conditions of Closing, Amortisation and Conversion

10.1	Delivery and Capacity

	(a)	The Company acknowledges that it bears the responsibility for issuing the Securities under this Agreement and must be able to deliver the Securities in accordance with this Agreement, and must obtain such Shareholder Approval as may be required for the relevant issue of any Securities under this Agreement or the Option Deed.

	(b)	For the avoidance of doubt, the Company’s acknowledgements, warranties, representations, and any other provision in this Agreement or the Option Deed concerning its ability to issue Securities under this Agreement or the Option Deed (save and except for the Reserved Securities) are subject to clauses 10.2(f) and 10.2(g).

10.2	Conditions

The Investor’s obligations under:

	(a)	Clauses 2.1(a) and 13.2(a)(i) to subscribe for the applicable tranche of Convertible Securities and pay the Investment Amount for those Convertible Securities;

	(b)	Clause 5 to accept Amortisation Shares;

	(c)	Clause 5 to accept a Collateral Election; and

	(d)	Clause 6 to accept Conversion Shares (save and except for the Condition in clause 10.2(e)(xv) which shall not apply to Conversion Shares),

are subject to and conditional upon the following conditions having been satisfied or fulfilled in respect of each Closing, Amortisation or Conversion (respectively), or waived in writing by the Investor:

	(e)	at 9.00am on the date of each Funding Notice issued pursuant to clause 2.2(a) (except as provided otherwise below) and at 9.00am on each Closing Date:

(i) (Option Deed) the Company has executed the Option Deed;

(ii) (shareholding limits) the issue (if any) of the Securities the subject of the relevant Closing, Amortisation or Conversion will not breach clause 18.1;
(iii) (Market Capitalisation Ratio) the maximum Market Capitalisation Ratio being 15%;

(iv) (entitlement to investment) the Company being entitled under this Agreement to require the Investor to subscribe for the applicable tranche of Convertible Securities and pay the Investment Amount or to accept Amortisation Shares or Conversion Shares (respectively) to which the relevant Closing, Amortisation or Conversion applies;

(v) (shareholder approval):

Convertible Securities Purchase Agreement

	(A)	the Company being able to issue the relevant Securities the subject of, as applicable, the Closing, Amortisation, Conversion (respectively) (if any) or issue of Collateral Shares or Shares upon the exercise of any Option without shareholder approval pursuant to Listing Rules 7.1 or 7.1A and the Corporations Act (as applicable); or

	(B)	the Company having obtained any shareholder approval that may be required pursuant to the Listing Rules or the Corporations Act for the issue of the relevant Securities the subject of, as applicable, the Closing, Amortisation, Conversion (if any) or issue of Collateral Shares or Shares upon the exercise of any Option;

(vi)	(representations and warranties) each representation and warranty by the Company in this Agreement is true and correct as of the dates as of which they are made or deemed to be made under this Agreement;

(vii)	(other requirements) any and all Authorisations, consents, permits, approvals, registrations, waivers (including if applicable waivers from ASX) and documents, in the reasonable opinion of the Investor necessary or appropriate for the consummation of those Contemplated Transactions that would be consummated at the relevant Closing, have been obtained and have been issued by the Company and received by the Investor and remain in full force and effect;

(viii)	(Company documents delivered) the Company has delivered or caused to be delivered to the Investor, and the Investor has received, the following:

	(A)	in respect of:

		(I)	each Closing, a copy of the resolutions duly adopted by the board of directors of the Company, substantially in the form attached as Schedule 3; and

		(II)	any other date of issue of Securities under this Agreement, copies of the resolutions duly adopted by the board of directors of the Company approving the Transaction Documents and those Contemplated Transactions, to the extent to which such resolutions are, in the reasonable opinion of the Investor, or pursuant to any Law, required in addition to the resolutions referred to in subclause 10.2(e)(viii)(A)(I) above, prior to the consummation of those Contemplated Transactions that, as of the Closing Date, remain to be consummated;

	(B)	copies of such additional documents, certificates, payments, assignments, transfers and other deliveries as the Investor or its legal counsel may reasonably request or as are customary in Australia to effect the relevant Closing, Amortisation or Conversion and issue of Securities as contemplated in this Agreement;

	(C)	a certificate, executed on behalf of the Company by its Chief Executive Officer, Managing Director, Chairman or Chief Financial Officer, dated as of the relevant Closing Date certifying that:

		(I)	the Company has performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it at or prior to the relevant Closing Date (unless non-performance or compliance has previously been remedied as provided for in this Agreement or waived by the Investor);

(II)

the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of the dates as of which they are made or deemed to be made under this Agreement; and

Convertible Securities Purchase Agreement

		(III)	all conditions to the relevant Closing, Amortisation or Conversion have been satisfied,

substantially in the form attached as Schedule 5 (CEO Certificate);and

	(D)	in respect of an Amortisation, unless deemed to have been given, the Amortisation Election Notice in accordance with clause 5.

(ix)	(no disclosure or default) the Investor is of the opinion, acting reasonably, that:

	(A)	any offer for sale by the Investor or its nominee of any Investors’ Shares, does not and will not need disclosure under Part 6D.2 of the Corporations Act because:

		(I)	the Company is entitled to and undertakes to the Investor to issue to ASX a Cleansing Statement within 2 Business Days before or on the date of the issue of the relevant Convertible Securities; or

		(II)	the Company is entitled to and undertakes to the Investor to issue to ASX a Cleansing Statement within five Business Days after issue of the relevant Investor’s Shares (or such shorter period required by section 708A(6) of the Corporations Act); or

		(III)	the Company issued a Disclosure Document pursuant to Part 6D.2 of the Corporations Act prior to the relevant Closing Date, or issue of the relevant Convertible Securities or Investors’ Shares, under which the Covered Securities the subject of the relevant Closing, Amortisation or Conversion will be issued; and

	(B)	the issue of any Securities in respect of the relevant Closing, Amortisation or Conversion has not and will not result in the Company being in breach of the Listing Rules, the Corporations Act, or any other Law; and

	(C)	no Event of Default has occurred (unless previously remedied as provided for in this Agreement or waived by the Investor); and

	(D)	no Event of Default would result from the relevant Closing, Amortisation or Conversion being effected and the relevant Securities being issued.

(x)	(compliance with Agreement) the Company has performed or complied in all respects with all agreements and covenants required by this Agreement to be performed or complied with by the Company as at or prior to the relevant Closing Date (unless non-performance or compliance has previously been remedied as provided for in this Agreement or waived by the Investor).

(xi)	(quotation) The ASX has not indicated to the Company that quotation of such Investor’s Shares on the ASX will not be granted upon notification to the ASX of their issue;

(xii)	(FATA approval) any approval or notification that may be required pursuant to or for the purposes of the Foreign Acquisitions and Takeovers Act 1975 (Cth) for the Contemplated Transactions is obtained or given (as appropriate) (and the Company, with the assistance of the Investor, shall use reasonable endeavours to obtain any such approval);

Convertible Securities Purchase Agreement

	(xiii)	(documentation) the Investor has received each of the documents required to be delivered, or which evidences satisfaction of the conditions, in accordance with clause 10.2, in connection with the relevant Closing, Amortisation or Conversion;

	(xiv)	(Constitution) the Company making any amendments that may be required in order for the Contemplated Transactions to be completed;

	(xv)	(Equity Conditions) there being no Equity Condition Failure; and

	(xvi)	(placement capacity) the quotient of (i) the sum of the outstanding Convertible Securities and the respective trance of Convertible Securities the subject of the respective Funding Notice or Closing (as the case may be); and (ii) the Collateral Share VWAP at such date or time of determination exceeding the Company’s remaining placement capacity under Listing Rule 7.1; and

(f)	at 9am on the Closing Date for the First Closing:

	(i)	(First Closing market capitalisation) the market capitalisation of the Company is a minimum of US$12 million; and

	(ii)	(shareholder approval)

		(A)	the Investor being satisfied that the Company may issue:

			(I)	Convertible Security A;

			(II)	the Options; and

			(III)	the Collateral Shares,

without shareholder approval pursuant to Listing Rules 7.1 or 7.1A (as applicable) and the Corporations Act (as applicable); or

		(B)	the Company obtaining any shareholder approval that may be required pursuant to the Listing Rules or the Corporations Act for the issue of:

			(I)	Convertible Security A;

			(II)	the Options;

			(III)	any Amortisation Shares to be issued by the Company pursuant to the Agreement between the Closing Date for the First Closing and the date being 60 days after the Closing Date for the First Closing; and

			(IV)	the Collateral Shares;

	(iii)	(ASX waivers) the Company obtaining any waivers from ASX that may be required under the Listing Rules in order to issue the Collateral Shares; and

	(iv)	(disclosure document) if required, the Company has lodged with ASIC a Disclosure Document pursuant to which the Covered Securities will be issued in a form sufficient to ensure that the provisions of section 707 of the Corporations Act will not apply to any Covered Securities and there will be no restriction on the onsale of any Covered Securities under the Corporations Act; and

(g)	by the date being 60 days after the Closing Date for the First Closing:

	(i)	(shareholder approval) either:

Convertible Securities Purchase Agreement

		(A)	the Company being able to issue all of the Covered Securities other than tranches of Convertible Securities for which a Funding Notice has not been given or Shares that would be issued upon conversion or amortization thereof without shareholder approval or pursuant to Listing Rules 7.1 or 7.1A, and the Corporations Act (as applicable); or

		(B)	the Company having obtained any Shareholder Approval that may be required pursuant to the Listing Rules or the Corporations Act for the issue of all of the Covered Securities other than tranches of Convertible Securities for which a Funding Notice has not been given or Shares that would be issued upon conversion or amortization thereof. The parties acknowledge and agree that such approval shall in no way limit or restrict the number of Shares which shall be required to be issued to the Investor pursuant to the terms of this Agreement or any other Transaction Document.

10.3	Real time Market Capitalisation Ratio

If the ratio of the outstanding Convertible Securities to the Market Capitalisation for a Trading Day is 25%, all Closings will be suspended until the ratio is 15% or less, at which point Closings can resume pursuant to clause 10.2.

10.4	Absence of Notification of Conditions

The Investor may, but is not required to, deem the absence of any notification by the Company prior to the relevant Closing Date that any Conditions to the respective Closing, Amortisation or Conversion have not been fulfilled to be an assurance that all Conditions to the Closing, Amortisation or Conversion have been fulfilled.

10.5	Waiver of compliance

The Conditions are for the benefit of the Investor only. They may only be waived by the Investor in its absolute and sole discretion and only by notice in writing to the Company. Any Amortisation Election Notice or purported Closing, Amortisation or Conversion which does not comply with this Agreement is invalid and ineffective (unless non-compliance is expressly waived in writing by the Investor).

10.6	Consequence of failure to meet conditions

	(a)	If at any time prescribed in clause 10.2(e), any of the Conditions (save and except for the Condition in clause 10.2(e)(xv) which shall not apply to Conversion Shares) are not satisfied or are deemed unable to be satisfied, the respective Closing will be held in abeyance, until the Investor is satisfied, in its sole discretion, that the particular Conditions have been satisfied or are capable of being satisfied, or that the Conditions may be waived. Any Closing held in abeyance pursuant to this clause 10.6(a) may be cancelled by the Investor at its election by providing written notice to the Company.

	(b)	The Company shall not issue any Amortisation Shares or Conversion Shares to the Investor or its nominee without the prior written consent of the Investor if, on the issue of the Amortisation Shares or Conversion Shares, any of the conditions in clause 10.2 (save and except for the Condition in clause 10.2(e)(xv) which shall not apply to Conversion Shares) have not been fulfilled.

	(c)	If the Company issues any Amortisation Shares or Conversion Shares in breach of clause 10.6(a), the relevant issue will not be deemed to have been accepted by the Investor, such issuance shall be deemed not to have been undertaken for the purposes of this Agreement, and that part of the Face Value which is purported to have been converted in accordance with clause 5 or clause 6 (as the case may be) will be deemed to remain outstanding.

Convertible Securities Purchase Agreement

10.7	Shareholder Approvals

	(a)	Subject to clause 10.7(b), the Company shall use best endeavours to procure management and other existing holders of Shares (as nominated by the Investor) (together the Nominated Shareholders) to enter a binding agreement on terms satisfactory to the Investor in its sole and absolute discretion, pursuant to which the Nominated Shareholders agree to vote in favour of any shareholder approvals required under the Listing Rules or the Corporations Act for the Company to effect the Contemplated Transactions and issue any Securities to the Investor under the Contemplated Transactions.

	(b)	Nothing in clause 10.7(a) shall oblige the Company to procure the Nominated Shareholders to enter into an agreement where such agreement would be contrary to or prohibited by the Listing Rules or the Corporations Act.

	(c)	The Company represents and warrants to the Investor that before entering into this Agreement, the Company has been advised by each of its directors that he or she intends:

(i) to recommend the Contemplated Transactions to the Company’s shareholders; and

(ii) to vote in favour of the Contemplated Transactions in respect of all Shares held by the director or any associate of the director.

10.8	Currency of payments

For the avoidance of doubt:

	(a)	all payments to be made under this Agreement in Immediately Available Funds are to be made in US$; and

	(b)	if any payment to be made under this Agreement is to be satisfied or is elected to be satisfied (as the case may be) by way of the issue of Shares, the amount of the payment will be converted from US$ into AU$ in accordance with the currency conversion rate published by the Reserve Bank of Australia the day before the issue of the Shares.

11	Participation Right

	(a)	The Company agrees that for the period from the date of this Agreement until 3 years after the First Closing (Participation Period), the Investor shall have the right (but not the obligation) to participate in any Financing undertaken by the Company on the terms set out in this clause 11.

	(b)	During the Participation Period the Company will not, directly or indirectly, effect any Financing unless the Company has first complied with this clause 11.

	(c)	The Company shall deliver to the Investor an irrevocable written notice (the Offer Notice) of any proposed or intended Financing (the Offer) of the Securities or rights to acquire Securities being offered (the Offered Securities) in a Subsequent Placement, which Offer Notice shall:

(i) identify and describe the Offered Securities;

(ii) describe the anticipated price and other material terms upon which they are to be issued, sold or exchanged, and the number or amount of the Offered Securities to be issued, sold or exchanged;

(iii) identify the persons or entities (if known) to which or with which the Offered Securities are to be offered, issued, sold or exchanged; and

Convertible Securities Purchase Agreement

(iv) offer to issue and sell to or exchange with the Investors at least fifty percent (50%) of the Offered Securities (the Investor’s Portion).

(d)	The Company shall promptly notify the Investor of any changes to the anticipated price and other material terms of the Offered Securities after the Offer Notice is sent and the Company shall provide the Investor reasonable notice (which shall not be less than 2 Trading Days) of the final price (or formula) and other material terms of the Offered Securities before the Investor is required to provide the Company any notice of their election to accept such Offer pursuant to clause 11(e).

(e)	To accept an Offer, in whole or in part, the Investor must deliver a written notice (Acceptance Notice) to the Company prior to the end of the 5th Business Day after the Investor’s receipt of the Offer Notice (the Offer Period).

(f)	An Acceptance Notice must set out the portion of the Investor’s Portion that the Investor elects to purchase.

(g)	Notwithstanding anything to the contrary in this Agreement, if the Company desires to modify or amend the terms and conditions of the Offer, in any material respect, prior to the expiration of the Offer Period, the Company must deliver to the Investor a new Offer Notice and the Offer Period shall expire on the second (2nd) Business Day after the expiry of the period determined under clause 11(e).

(h)	The Company shall have fifteen (15) Business Days from the expiration of the Offer Period above to:

(i) offer, issue, sell or exchange all or any part of such Offered Securities as to which an Acceptance Notice has not been given by the Investor (the Refused Securities) pursuant to a definitive agreement (the Subsequent Placement Agreement), but only to the offerees described in the Offer Notice and only upon terms and conditions that are not more favourable to the acquiring Person or Persons or less favourable to the Company than those set out in the Offer Notice; and

(ii) complete the transactions contemplated by such Subsequent Placement Agreement.

(i)	In the event the Company shall propose to offer, issue, sell or exchange less than all the Refused Securities, then the Investor may, in its sole discretion, reduce the number of the Offered Securities specified in its Acceptance Notice to an amount that shall be in the same proportion to the number of the Offered Securities offered, issued, sold or exchanged by the Company under the Subsequent Placement.

(j)	Upon the later of:

(i) the closing of the issuance, sale or exchange of Offered Securities; or

(ii) 15 Business Days after the expiration of the Offer Period,

the Investor shall acquire from the Company, and the Company shall issue to the Investor, the number of Offered Securities specified in the Acceptance Notice, as reduced pursuant to clause 11(i), upon the terms and conditions specified in the Offer.

(k)	The purchase by the Investor of any Offered Securities is subject to the preparation, execution and delivery by the Company and the Investor of a purchase agreement relating to such Offered Securities reasonably satisfactory in form and substance to the Investor and their counsel provided that the issue price and the completion date for the Offered Securities shall be as set out in the Offer Notice or as otherwise agreed by the Investor and the Company.

(l)	Any Offered Securities not acquired by the Investor or other persons in accordance with this clause 11 may not be offered, issued, sold or exchanged until they are again offered to the Investor under the procedures specified in this clause 11.

Convertible Securities Purchase Agreement

	(m)	The Company and the Investor agree that if the Investor elects to participate in an Offer, the Buyer shall not be required to agree to any restrictions in trading as to any securities of the Company owned by the Investor.

	(n)	For the purposes of this clause 11, Financing shall mean any direct or indirect issuance, sale or disposal of any Security in the Company or right to acquire or subscribe for a Security in the Company, whether by way of an

(i) equity raising;

(ii) debt raising;

(iii) fundraising by way of any convertible instrument;

(iv) any other fundraising undertaken by the Company,

but shall exclude any pro-rata offer to the then existing holders of Shares.

12	Shareholding Limitation

	(a)	The Investor shall not be required by the Company to accept or be issued Amortisation Shares or Conversion Shares to the extent that the number of Investor’s Shares to be issued as a result of that Amortisation or Conversion would be greater than the Market Capitalisation Amount, unless the Investor gives its written consent (such consent to be given or withheld in the Investor’s sole and unfettered discretion and on any conditions determined by the Investor).

	(b)	Notwithstanding any other provision of this Agreement, if an issue of Shares pursuant to this Agreement (Postponed Shares) would cause the voting power in the Company of the Investor and its associates (as defined in the Corporations Act) (Relevant Interest) to exceed 4.99%, the issue of the Shares will be postponed until such time as the Investor (and/or its associates) Relevant Interests are reduced to allow for issue of the Postponed Shares (or any of them) to occur without the Relevant Interest exceeding 4.99%, unless the Investor gives its prior written consent to the issue of the Postponed Shares (which may be given or withheld in the Investor’s sole and unfettered discretion and on any conditions determined by the Investor) to the Company from time to time in respect of a nominated Closing, Amortisation or Conversion or issue of Collateral Shares. Where an issue of Shares is postponed by operation of this clause, the Obligations of the Company to issue the Postponed Shares shall be postponed until the earlier of:

(i) the issue of Postponed Shares would not cause the Relevant Interest of the Investor to exceed 4.99% voting power in the Company of the Investor; and

(ii) the Investor giving written consent to the issue of the Postponed Shares

	(c)	The Investor may at any time require the Company to issue some or all Postponed Shares to the Investor by written notice to the Company (Called Shares) and within 1 Trading Day of receipt of such notice, the Company shall issue the Called Shares to the Investor.

	(d)	If at any time while there are Postponed Shares which have not been issued to the Investor an Equity Condition Failure (other than that the issue of Postponed Shares would cause the Relevant Interest of the Investor to exceed 4.99% voting power in the Company of the Investor or connected with or arising from the issue of the Postponed Shares being postponed upon written instruction by the Investor) occurs, the Investor may by written notice to the Company (Payment Notice), elect that clause 12(e) shall apply.

Convertible Securities Purchase Agreement

	(e)	In the event that the Investor issues a Payment Notice, the Company shall pay to the Investor in Immediately Available Funds within 3 Trading Days of the date of the Payment Notice:

		(i)	in the case of an Amortisation (including without limitation any Acceleration Amount):

			(A)	an amount per Amortisation Pre-Delivery Share that would have been issuable pursuant to clause 5.2(c) if this clause 12 was not of effect equal to the highest VWAP for a Trading Day in the period used for calculation of the Amortisation Pre-Delivery VWAP in respect of the Amortisation Period in which the Payment Notice was issued; and

			(B)	an amount per Amortisation True-Up Share that would have been issuable pursuant to clause 5.2(d) if this clause 12 was not of effect equal to the highest VWAP for a Trading Day in the period used for calculation of the Amortisation Price in respect of the Amortisation Period in which the Payment Notice was issued; or

		(ii)	in the case of a Conversion, an amount per Share or Conversion Share that would have been issuable upon such Conversion if this clause 12 was not of effect equal to the highest VWAP for a Trading Day in the 3 Trading Days immediately following the date of the Conversion Notice.

For the avoidance of doubt, any reference in this clause 12(e) to Amortisation Pre- delivery Shares or Amortisation True-up Shares shall include any Shares to be issued pursuant to an Acceleration Notice.

	(f)	Upon a written or verbal request of the Company, the Investor shall, within 2 Business Days, confirm verbally and in writing to the Company its Relevant Interest as of the date of the request.

13	Closing, Amortisation and Conversion

13.1	Closing Date

In the event that there is a public holiday in New York City or Melbourne (Victoria) at any time within five Business Days prior to the relevant Closing Date, the Closing Date shall automatically be extended by the number of days equal to the number of days of the relevant public holiday, however, if the extended Closing Date does not fall on a Business Day, the Closing Date will be deemed to be further extended to the next Business Day.

13.2	Actions on Closing, Amortisation and Conversion

	(a)	Subject to the Conditions applicable to the respective Closing Date having been fulfilled (or waived by the Investor):

		(i)	on the respective Closing Date, the Investor must:

			(A)	in respect of the First Closing:

				(I)	subscribe for the Convertible Security A, by payment of the Investment Amount in respect of Convertible Security A to the Bank Account before 10.00am on the Closing Date; and

				(II)	apply for the relevant Collateral Shares; and

				(III)	execute and deliver the Option Deed;

			(B)	in respect of each Closing Date after First Closing, subject to clause 2.1(b) subscribe for the relevant Convertible Security, by payment of the Investment Amount in respect of Convertible Security to the Bank Account before 10.00am on the Closing Date;

			(C)	in respect of the exercise of an Option, pay the relevant exercise price in accordance with the Option Deed;

Convertible Securities Purchase Agreement

		(D)	if the allottee of the Securities is a nominee of the Investor and is not an existing member of the Company, provide to the Company a written consent from the allottee:

			(I)	consenting to the issue of the Securities to it;

			(II)	in respect of any Investor’s Shares consenting to become a member of the Company; and

			(III)	agreeing to be bound by the Constitution on the issue of any Investor’s Shares to it;

	(ii)	within 2 Business Days before, or on, the respective Closing Date, unless it has issued or issues a Disclosure Document in respect of the relevant Covered Securities, the Company must issue a Cleansing Statement in respect of the Convertible Securities and the Amortisation Shares or Conversion Shares to be issued pursuant to the Convertible Securities;

	(iii)	on the respective Closing Date, the Company must:

		(A)	in respect of the First Closing:

			(I)	issue the Convertible Security A and the relevant Collateral Shares to the Investor or its nominee; and

			(II)	execute and deliver the Option Deed;

		(B)	in respect of all subsequent Closing issue the respective Convertible Securities to the Investor or its nominee;

		(C)	in respect of an Amortisation or Conversion,(other than where Collateral Shares are capitalised), issue of Collateral Shares or issue of Shares upon exercise of an Option, issue and Electronically Deliver, or procure its share registry to do so, the Amortisation Shares or Conversion Shares to the Investor or its nominee;

		(D)	if on the Closing Date Investor Shares will be issued:

			(I)	that have not previously been the subject of a Cleansing Statement pursuant to clause 13.2(a)(ii); or

			(II)	that will not be issued pursuant to a Disclosure Document which remains open as at the Closing Date,

lodge with ASX a Cleansing Statement on the respective Closing Date or lodge with ASIC a Disclosure Document in accordance with clause 13.2(d);

		(E)	lodge with ASX an application for quotation in respect of the Investor’s Shares and pay any fees or other costs associated with it; and

		(F)	provide the Investor a confirmation statement from the Company’s share registry evidencing the allotment and issue of the Investor’s Shares on the Closing Date.

(b)	In respect of a Closing, in the event that:

	(i)	the Investor has provided to the Company, before 10.00am on the Closing Date, written confirmation of the Investor’s instructions to transfer to the Bank Account the Investment Amount pursuant to and in accordance with clause 13.2(a)(i)(A); and

	(ii)	the Investment Amount is not received before 10.00am on the Closing Date, the Closing Date shall be automatically deemed to be extended to:

Convertible Securities Purchase Agreement

		(iii)	if the Investment Amount is received by the Company before 10.00am on a Business Day, that Business Day; or

		(iv)	if the Investment Amount is received by the Company after 10am on a Business Day or on a day that is not a Business Day, the next Business Day,

provided that such extension of the Closing Date shall not be any greater than 3 Business Days.

	(c)	The obligations of the Investor and the Company on each Closing Date are interdependent. Settlement is conditional on, and will not be taken to have occurred, until the parties have complied with all of their respective obligations under this clause 13.2.

	(d)	If for any reason the Company reasonably believes it will not be able to lodge a Cleansing Statement with ASX in accordance with clause 13.2(a)(ii) or clause 13.2(a)(iii)(D) (and such a Cleansing Statement is required for the applicable Covered Securities to be able to be sold without further disclosure under Part 6D.2 of the Corporations Act), the Company must (if it has not already done so), before the respective Closing Date, lodge with ASIC a Disclosure Document pursuant to which the Covered Securities to be issued by the Company on the respective Closing Date will be issued by the Company and the Company will take all necessary steps to ensure that section 707 of the Corporations Act (other than Section 707(3)(b)(ii)) does not apply to restrict the secondary trading of any of those Covered Securities.

13.3	Actions after Closing, Amortisation or Conversion

	(a)	The Company must use its best endeavours to obtain a grant of quotation from ASX for the Investor’s Shares within three Trading Days after the relevant Closing Date, including complying with any reasonable condition required by ASX as a condition of it granting quotation.

	(b)	No later than on the Trading Day on which the ASX grants quotation of the Investor’s Shares, the Company shall provide the Investor with documentary evidence of the ASX having granted such quotation.

	(c)	No later than two Trading Days after the relevant Closing Date, the Company must cause its share registry to deliver to the Investor or the allottee of the Investor’s Shares:

		(i)	a holding statement evidencing the allotment and issue of the Investor’s Shares on the relevant Closing Date (or if the Investor’s Shares are held on the CHESS subregister, cause ASX Settlements Pty Ltd to issue such a holding statement);

		(ii)	provide the Investor with a Convertible Security Certificate in respect of any Convertible Security issued on a Closing, on the Closing Date;

		(iii)	update the Register of the Convertible Security to record the issue of the Convertible Security; and

		(iv)	details of all necessary identification numbers and other information necessary to enable the allottee to deal immediately with the issued Securities.

	(d)	The Company requests, authorises and directs the Investor to withhold from the Investment Amount (as described in sub-clause (a) or (b) of the definition of Investment Amount) all monies:

		(i)	payable under clause 20 (Taxes); and

(ii)

which the Investor has paid or is required to pay to third parties for which the Company is responsible pursuant to clause 25.14 (Transaction Costs), and to pay those monies directly to the Investor or its nominee.

Convertible Securities Purchase Agreement

14	Company Acknowledgement

14.1	Dilution

	(a)	The Company acknowledges that the number of Shares issuable as a result of the Contemplated Transactions occurring pursuant to this Agreement may increase in certain circumstances including the circumstance in which the trading price of the Shares declines during the Term.

	(b)	The Company’s executive officers and directors have carefully considered and warrant that they fully understand the nature of the transactions contemplated by this Agreement and acknowledge that it may potentially result in having a dilutionary effect on its existing shareholders.

14.2	Buyer’s Trading Activity:

	(a)	The Company acknowledges and agrees that, subject to clause 14.2(c):

		(i)	the Investor has not been asked to agree, nor has the Investor agreed, to desist from purchasing or selling, long and/or short, securities of the Company, or ‘derivative’ securities based on securities issued by the Company or to hold the Securities for any specified term;

		(ii)	the Investor, and counter-parties in ‘derivative’ transactions to which the Investor is a party, directly or indirectly, presently may have a ‘short’ position in the Shares; and

		(iii)	the Investor shall not be deemed to have any affiliation with or control over any arm’s length counter-party in any ‘derivative’ transaction.

	(b)	The Company further understands and acknowledges that, subject to clause 14.2(c), the Investor may engage in hedging and/or trading activities at various times during the period that the Convertible Securities are outstanding, including, without limitation, during the periods that the value of the Conversion Shares are being determined, and such hedging and/or trading activities, if any, can reduce the value of the existing stockholders’ equity interest in the Company both at and after the time the hedging and/or trading activities are being conducted. The Company acknowledges that, subject to clause 14.2(c), such aforementioned hedging and/or trading activities do not constitute a breach of this Agreement, the Convertible Securities, or any of the Transaction Documents.

	(c)	The Investor agrees that, subject to clause 14.2(d), the Investor:

		(i)	shall not, after the Closing Date for the First Closing create a ‘short’ position in the Shares; or

		(ii)	may sell Collateral Shares as ‘long’ sales that are pursuant to a Conversion Notice issued or other circumstances pursuant to clauses 5.2, 5.3 and 6.

	(d)	Notwithstanding anything to the contrary, clause 14.2(c) shall cease to apply upon the earlier of:

		(i)	the occurrence of an Event of Default and for the avoidance of doubt, clause 14.2(c) shall not apply at any time after an Event of Default notwithstanding that the Event of Default may be remedied;

		(ii)	the Maturity Date; and

		(iii)	the Investor ceasing to hold any Convertible Securities.

Convertible Securities Purchase Agreement

15	Representations and Warranties by the Company

15.1	Representations and Warranties

The Company represents and warrants to the Investor, on the Execution Date, each Closing Date, on each date that any Covered Security is issued, and where qualified by an express reference to the representation or the warranty being given on a particular other date or dates, on that date or dates, that the following are true and correct and not misleading, including by omission:

	(a)	(Authorisation) (subject to the Company obtaining Shareholder Approvals and issuing Cleansing Statements and/or Disclosure Documents and doing (or refraining from doing) other acts as provided for in this Agreement, and to no obligation to issue any tranche of Convertible Securities after the First Closing arising unless and until the Company delivers a Funding Notice for that tranche of Convertible Securities and the Conditions for the Subsequent Closing are fulfilled or satisfied), he Company has full power and authority to, has taken all action necessary, and has caused its officers, directors and security holders, to take all action necessary to:

		(i)	enter into, authorise, execute and deliver the Transaction Documents, including obtaining any Shareholder Approval required for the issue of the Securities prior to their issue; and

		(ii)	enter into, and authorise the performance of, all obligations of the Company as and when required under the Transaction Documents and the Contemplated Transactions, including issuing the Securities, and no further action is required by the Company, its officers, its board of directors, or its security holders in connection with the Transaction Documents or the relevant Contemplated Transactions.

	(b)	(Securities) For the purposes of the Listing Rules:

		(i)	the Company’s Appendix 3B dated 30 August 2019 accurately describes the number and type of securities on issue by the Company (only) as at the Execution Date, save that the convertible notes identified in the Appendix 3B are unsecured; and

		(ii)	as at the Execution Date, the Company has capacity to issue or agree to issue up to 145,785,292 additional Equity Securities under its placement capacities under Listing Rules 7.1 and 7.1A.

	(c)	(Binding obligations) Each Transaction Document constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganisation, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

	(d)	(Organisation, good standing and qualification)

		(i)	Each of the Company and its Subsidiaries is an entity duly organised and validly existing under the laws of the jurisdiction of its place of incorporation and has all requisite corporate power and authority to carry on its business as now conducted and to own its properties (each, Corporate Power).

		(ii)	Each of the Company and its Subsidiaries is duly qualified and authorised to do business and is in good standing in each jurisdiction in which the conduct of its business or its ownership of property makes such qualification necessary, except where the failure to be so qualified would not have a material adverse effect on the Company’s or such Subsidiary’s business.

Convertible Securities Purchase Agreement

	(iii)	No proceeding has been instituted in any jurisdiction seeking to revoke, limit or curtail any power, authority or qualification referred to in subclauses 15.1(d)(i) and 15.1(d)(ii).

	(iv)	Neither the Company nor any Subsidiary is in violation or default of any of the provisions of their respective constitution, shareholders’ agreement, certificate or articles of incorporation, bylaws or other organisational or charter documents.

(e)	(Security structure)

	(i)	No person is entitled, or (other than vexatious or frivolous proceedings or claims) purports to be entitled, to any right of first refusal, pre-emptive right, right of participation, or any similar right, to participate in the Contemplated Transactions or otherwise with respect to any securities of the Company.

	(ii)	The Company has not granted any Security Interest with respect to any indebtedness or other equity of the Company or its Subsidiaries that is not disclosed on the Personal Property Security Register.

	(iii)	The issuance and sale of any of the Securities will not obligate the Company to issue Shares or other securities to any other person and will not result in the adjustment of the exercise, conversion, exchange, or reset price of any outstanding security.

	(iv)	Except as described in Part A and Part D of Schedule 1 or as otherwise contemplated by this Agreement:

		(A)	there are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any Subsidiary is, or may be, obligated to issue any equity or equity-linked securities of any kind; and

		(B)	there are no voting, buy-sell, outstanding or authorised stock appreciation, right of first purchase, phantom stock, profit participation or equity-based compensation agreements, options or arrangements, or like rights relating to the securities of the Company or any Subsidiaries or agreements of any kind among the Company or any Subsidiary and any person; and

		(C)	as of the Execution Date, there is no indebtedness or other equity of the Company that is senior to, or pari passu with, the Convertible Security in right of payment, whether with respect to interest or upon Insolvency Event or dissolution, or otherwise.

(f)	(Valid issuance) (subject to the Company obtaining Shareholder Approvals and issuing Cleansing Statements and/or Disclosure Documents and doing (or refraining from doing) other acts as provided for in this Agreement, and to no obligation to issue any tranche of Convertible Securities after the First Closing arising unless and until the Company delivers a Funding Notice for that tranche of Convertible Securities and the Conditions for the Subsequent Closing are fulfilled or satisfied), when issued pursuant to this Agreement, all Investor’s Shares will:

	(i)	be validly issued and fully paid;

	(ii)	be able to be held (whether as custodian or otherwise) by any custodian, prime broker or other nominee or investor who invests in or otherwise subscribes for or holds interests in (whether directly or indirectly) the Investor free and clear of all Encumbrances and restrictions, except for restrictions on transfer imposed by applicable laws and will be issued in full compliance with applicable securities laws and all rights of third parties;

	(iii)	be capable of quotation by ASX; and

Convertible Securities Purchase Agreement

	(iv)	rank equally with all existing Shares on and from the date of issue in respect of all rights issues, bonus share issues and dividends which have a record date for determining entitlements on or after the date of issue of those Investor’s Shares.

(g)	(Consents) The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities (except as expressly stipulated in this Agreement as required in the future under the circumstances under which they are expressly stipulated under the Agreement to be required), require no waivers of the Listing Rules by the ASX, or any consent of, action by or in respect of, or filing with, any Government Body, or any other person other than:

	(i)	lodgement of a Cleansing Statement with the ASX, or lodgement of a Disclosure Document with ASIC, where applicable;
	(ii)	disclosure of the entry into the Agreement to the ASX;

	(iii)	Shareholder Approvals as required under this Agreement; and

	(iv)	applications to the ASX for the quotation of the Investor’s Shares for trading in the time and manner required.

(h)	(Regulatory issues)

	(i)	No stop order, trading halt, suspension of trading, cessation of quotation, or removal of the Company or the Shares from ASX’s Official List has been requested by the Company or imposed by ASIC, the ASX, or any other Government Body or regulatory body with respect to public trading in the Shares on the ASX that would impede the ability of the Company to issue a Cleansing Statement (unless a prior Cleansing Statement or Disclosure Document in respect of the relevant Covered Securities has been issued, or a Disclosure Document in respect of those Covered Securities is or is to be issued as provide for in this Agreement), or otherwise prevent the Investor from trading Investor’s Shares on ASX for a period of two Trading Days or more.

	(ii)	There is no fact or circumstance that may cause the Company to request, or ASIC, the ASX, or any other Government Body to impose, any stop order, trading halt, suspension of trading, cessation of quotation, or removal of the Company or the Shares from ASX’s Official List.

(i)	(No conflict, breach, violation or default) The execution and delivery of, and the performance of the terms of, the Transaction Documents by the Company, and the issuance by the Company of any of the Securities will not:

	(i)	result in the creation of any Encumbrance in respect of any property of the Company or any of its Subsidiaries; or

	(ii)	violate, conflict with, result in a breach of any provision of, require any notice or consent under (other than Shareholder Approvals as required under this Agreement), constitute a default under, result in the termination of, or in a right of termination or cancellation of, accelerate the performance required by, result in the triggering of any payment or other material obligations pursuant to, any of the terms, conditions or provisions of:

		(A)	the Company’s constitution as in effect on the date of this Agreement;

		(B)	any Law (including the Listing Rules), Authorisation, or order of any court, domestic or foreign, having jurisdiction over the Company, any Subsidiary, or any of their respective assets or properties; or

(C)

any material agreement or instrument to which the Company or any Subsidiary is a Party or by which the Company or a Subsidiary is bound or to which any of their respective assets or properties is subject (or render any such agreement or instrument voidable or without further effect).

Convertible Securities Purchase Agreement

(j)	(No Material Adverse Effect) Since 22 June 2019 there has been no event or condition that has had or may have, a Material Adverse Effect.

(k)	(Liabilities and Leakage) As at the Execution Date, since the date of the Company’s latest audited financial statements, except as described in Part A and Part D of Schedule 1 or as otherwise contemplated by this Agreement:

	(i)	the Company has not incurred any indebtedness or liabilities (contingent or otherwise) other than:

		(A)	trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice; and

		(B)	liabilities not required to be reflected in the Company’s financial statements pursuant to the financial standards pursuant to which such financial statements are prepared, or required to be disclosed in the Company’s public filings;

	(ii)	the Company has not altered its method of accounting; and

	(iii)	the Company has not declared or made any dividend or distribution of cash or other property to its shareholders, or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock.

(l)	(Litigation)

	(i)	Except as set out in Part B of Schedule 1 and other than vexatious or frivolous proceedings or claims, there are no pending actions, suits or proceedings against or affecting the Company, its Subsidiaries or any of its or their properties, that if successful could entitle a third party to, or to control, any securities of the Company or to prohibit any issue securities of the Company or that could cause an Event of Default or an Insolvency Event or result in creating or accruing a liability for the Company in excess of A$200,000 (and for the avoidance of doubt, includes cash and any other form of liability) and to the Company’s knowledge, no such actions, suits or proceedings are threatened or contemplated.

	(ii)	To the best knowledge of the Company, neither the Company nor any Subsidiary, nor any director or officer of the Company nor any Subsidiary, is or has been the subject of any action, suit, proceeding, or investigation involving a claim of violation of or liability under securities laws or a claim of breach of fiduciary duty.

	(iii)	There has not been, and to the knowledge of the Company there is no, pending or contemplated investigation by any Government Body involving the Company or any Subsidiary or any current or former director or officer of the Company or any Subsidiary.

(m)	(Compliance) Except as set out in Part C of Schedule 1, neither the Company nor any Subsidiary:

	(i)	is in material default under, or in material violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument (including any Authorisation) to which it is a Party or by which it or any of its properties is bound (whether or not such default or violation has been waived);

Convertible Securities Purchase Agreement

	(ii)	is in violation of any order of any court, arbitrator or Government Body; or

	(iii)	is or has been in violation of any Law.

(n)	(Tax returns) Without limiting anything else in this Agreement, the Company has filed, or caused to be filed, in a timely manner, all tax returns, business activity statements and other tax filings which were required to be filed by the Execution Date under applicable Tax law, and has paid all Taxes that became due and payable by it on or before the Execution Date when those Taxes became due and payable. No claims have been, or are reasonably likely to be, asserted against it with respect to those filings or payment of Taxes that, if adversely determined, would have the potential to have a Material Adverse Effect.

(o)	(Disclosures)

	(i)	The materials delivered, and statements made, by the Company and its representatives to the Investor in connection with the Contemplated Transactions (the Materials) do not:

		(A)	contain any untrue statement of a material fact or misleading statement; or

		(B)	omit to state a material fact necessary in order to make the statements contained in those Materials, in light of the circumstances under which they were made, not misleading.

	(ii)	The Company has disclosed to the Investor in writing all facts relating to the Company, its business, the Transaction Documents, the Contemplated Transactions, and all other matters which are material to the assessment of the nature and amount of the risk inherent in an investment in the Company.

(p)	(Solvency) No Insolvency Event has been suffered or incurred by the Company or its Subsidiaries.

(q)	(Law) The Company is in compliance with the Listing Rules and the Corporations Act, and no fact exists which may result in the Company not complying with the Listing Rules or the Corporations Act.

(r)	(Entitlement to rely on disclosure exemption) As of each date on which the Company issues a Cleansing Statement under this Agreement (each, a Cleansing Statement Date) the Company and the Investor are entitled to rely on the sale offer exemption under section 708A(5) of the Corporations Act in respect of the Investor’s Shares.

(s)	(Section 713(6) of the Corporations Act) ASIC has not made a determination in relation to the Company under section 713(6) of the Corporations Act.

(t)	(Non-public information) Neither the Company nor any person acting on its behalf has provided the Investor or its agents, representatives or counsel with any inside information (as defined in the Corporations Act) or any material non-public information, and to the Company’s knowledge, the Investor does not possess any inside information or material non-public information (and, to the extent this warranty is breached, the Company must immediately release the relevant inside information to the market).

(u)	(Prohibited Transactions) The Company has not entered or agreed to enter into a Prohibited Transaction (other than the Approved Agreements).

(v)	(Absence of Events of Default) No Event of Default and no event which, with notice, lapse of time or both, would constitute an Event of Default, not previously notified to the Investor by the Company in accordance with this Agreement has occurred and is continuing.

Convertible Securities Purchase Agreement

(w)	(Excluded Information) As at the Execution Date, subject to announcing the entry into this Agreement as provided for in this Agreement the Company has no information that has not been told to the ASX in accordance with Listing Rule 3.1A.

(x)	(Self-reliance) The Company’s decision to enter into this Agreement has been based solely on its own evaluation of the Contemplated Transactions. The Company has been represented and advised by advisors of their own choice, including financial advisors, tax advisors and legal counsel, who have assisted the Company in understanding and evaluating the risks and merits associated with the Contemplated Transactions.

(y)	(Brokers and finders) Other than as set out in this Agreement or the Option Deed, no person will have, as a result of the Contemplated Transactions, any valid right, interest or claim against or upon the Company, any Subsidiary or an Investor for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

(z)	(U.S. compliance):

	(i)	(No general solicitation) Neither the Company nor to its knowledge, any person acting on its behalf, has conducted any general solicitation or general advertising (as those terms are used in Regulation D under the United States Securities Act of 1933, as amended (the Securities Act)), in connection with the offer or sale of any security of the Company.

	(ii)	(No integrated offering) Neither the Company nor any of its Affiliates, nor any person acting on its or their behalf has, directly or indirectly, sold, offered for sale or solicited offers to buy or otherwise negotiated in respect of any security, in a manner, or under circumstances, that:

		(A)	would adversely affect reliance by the Company on the provisions of Rule 506 of Regulation D under the Securities Act for the exemption from registration for the Contemplated Transactions;

		(B)	would require registration of the sale of the Securities under the Securities Act; or

		(C)	would cause such offer or solicitation to be deemed integrated with the offering of the Securities, whether under the Listing Rules, the Securities Act, or otherwise.

	(iii)	(Private placement) The offer and sale of the Securities to the Investor, as contemplated by this Agreement, is exempt from:

		(A)	the registration requirements of the Securities Act by virtue of Rule 506 of Regulation D under the Securities Act; and

		(B)	the registration and/or qualification provisions of all New York state securities laws.

	(iv)	(Foreign private issuer) Less than fifty percent (50%) of the outstanding voting securities of the Company are directly or indirectly owned of record by residents of the United States. The Company is a ‘foreign private issuer’ as that term is defined in Rule 405 under the Securities Act.

	(v)	(Category 1 securities) The Securities are eligible for Category 1 under Rule 903 of Regulation S under the Securities Act.

	(vi)	(No registration required) The Company is not required to register its securities under the Securities Act, the Exchange Act, and the rules and regulations under any of the foregoing.

(aa)	(Australian land corporation) The Company is not an Australian Land Corporation.

Convertible Securities Purchase Agreement

(bb) (Purpose) Without in anyway limiting the Investor’s right to deal with any Covered Securities (and the Company acknowledges that the is no limitation on the Investor’s right to deal with the Covered Securities), the Company’s purpose in issuing the Covered Securities is not for the Investor to sell or transfer or grant, issue or transfer interests in or options over any of the Covered Securities until and unless permitted to do so in accordance with all applicable laws.

15.2	Investor’s reliance

The Company acknowledges that the Investor has entered into this Agreement in reliance on the Company’s representations and warranties set out in this Agreement.

15.3	Construction of representation and warranties

Each representation and warranty of the Company is to be construed independently of the others and is not limited by reference to any other representation or warranty.

15.4	Disclosures and limitations

(a) The representations and warranties of the Company set out in clause 15.1 are not limited in any way by information gathered by the Investor, its advisers or representatives.

(b) The representations and warranties of the Company shall be qualified only to the extent expressly set out in Schedule 1 (the Disclosure Schedule) provided that a disclosure in Schedule 1 will be treated as disclosed in respect of all representations and warranties of the Company set out in clause 15.1 and every other provision of this Agreement and the Option Deed, and each certificate, other document and communication to the Investor by or for the Company.

15.5	Notice

The Company shall immediately notify the Investor upon becoming aware of any breach of any representation or warranty given by the Company under this Agreement.

16	Representations and Warranties of the Investor

16.1	Representations and warranties

The Investor represents and warrants to the Company, on and as of the Execution Date and as of each Closing Date and on each date that any Covered Security is issued to it (in each case, except where qualified by an express reference in this clause 16.1 as to the representation or the warranty being given on and as of a particular date or dates, only on and as of that date or dates), that the following are true:

(a) (Organisation, good standing and qualification)

(i) The Investor is a validly existing limited partnership and has all requisite power and authority to enter into and consummate the Contemplated Transactions and otherwise to carry out its obligations under this Agreement.

(ii) The Investor is in good standing under the laws of the jurisdiction of its place of incorporation and has all requisite power and authority to carry on its business as now conducted and to own its properties.

(iii) The Investor is not in violation or default of any of the provisions of limited partnership agreement, certificate of formation, or other organisational or charter documents.

(b) (Authorisation) The execution, delivery and performance by the Investor of the Agreement have been duly authorised and will each constitute a valid and legally binding obligation of the Investor, enforceable against the Investor in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganisation, moratorium and similar laws of general applicability, relating to or affecting creditors’ rights generally.

Convertible Securities Purchase Agreement

	(c)	(FIRB) The entry into this Agreement and the acquisition of the Securities by the Investor will not cause the Investor to be in breach of the Foreign Acquisitions and Takeovers Act 1975 (Cth) and will not require the receipt by the Investor of any approvals, or the issuance by the Investor of any notifications, under that Act.

	(d)	(Status of Investor and disclosure) The Investor is a sophisticated investor or professional investor as set out in section 708(8) and 708(11) of the Corporations Act, or otherwise falls within an exemption contained in section 708 of the Corporations Act as a person to whom securities can be issued without a requirement for disclosure on the part of the Company under section 706 of the Corporations Act and, the Investor shall provide supporting documentation to the Company upon request to establish its ability to rely on such sections.

	(e)	(U.S. Compliance - investment intent) The Investor understands that the Securities are ‘restricted securities’ under the Securities Act and have not been registered under the Securities Act or any applicable state securities law, and, accordingly, may not be offered or sold except pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in accordance with applicable state securities laws. For purposes of assuring that the Investor is not an underwriter within the meaning of Section 2(a)(11) of the Securities Act for purposes of Rule 502(d) under the Securities Act, the Investor represents that it:

(i) is acquiring the Investor’s Shares as principal for its own account for investment purposes only (as contemplated by the Securities Act and the rules and regulations thereunder) and not with a present view to or for distributing or reselling such Investor’s Shares or any part of the Investor’s Shares in violation of the Securities Act;

(ii) has no present intention of distributing any of such Investor’s Shares in violation of the Securities Act; and

(iii) has no arrangement or understanding with any other person or persons regarding the distribution of such Securities in violation of the Securities Act.

	(f)	(Investor status) At the time the Investor was offered the Investor’s Shares, it was, and at the Execution Date it is, an ‘accredited investor’ as defined in Rule 501(a) under the Securities Act. The Investor is not, and is not required to be, registered as a broker or dealer under section 15 of the Exchange Act.

	(g)	(Adequate information) The Investor has had an opportunity to receive all information related to the Company requested by it and to ask questions of and receive answers from the Company regarding the Company, its business and the terms and conditions of the offering of the Securities, and has reviewed such information as the Investor considers necessary or appropriate to evaluate the risks and merits of an investment in, and make an informed investment decision with respect to, the Investor’s Shares.

	(h)	(General solicitation) The Investor is not purchasing the Investor’s Shares as a result of any advertisement, article, notice or other communication regarding the Investor’s Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar, or in any filing with the United States Securities and Exchange Commission, or any other general solicitation or general advertisement.

16.2	Company’s reliance

The Investor acknowledges that the Company has entered into this Agreement in reliance on the Investor’s representations and warranties set out in this clause 16.

Convertible Securities Purchase Agreement

16.3	Construction of representation and warranties

Each representation and warranty of the Investor is to be construed independently of the others and is not limited by reference to any other representation or warranty.

16.4	Notice

The Investor shall immediately notify the Company upon becoming aware of any breach of any representation or warranty given by the Investor under this Agreement.

17	Additional covenants and agreements of the Company

17.1	Company Restrictions

The Company must use reasonable endeavours to ensure that none of the following occurs except where required by law or by the Listing Rules without the prior written approval of the Investor, such approval not to be unreasonably withheld:

	(a)	a reorganisation, reclassification, reconstruction, consolidation or subdivision of the capital of the Company or the creation of any different class of securities in the capital of the Company other than employee options approved by the Company in general meeting or issued pursuant to any employee or executive share option plan of the Company;

	(b)	any buyback, redemption, reduction or cancellation of shares or share capital; or

	(c)	any decision that will, or is likely to cause a Material Adverse Effect.

17.2	Ranking of the Investor’s Shares

	(a)	The Investor’s Shares shall rank equally in all respects with the existing Shares on the date of issue of the Investor’s Shares.

	(b)	At each issuance, the Company shall credit all Investor’s Shares as fully paid.

	(c)	All Investor’s Shares shall be issued free and clear of any Encumbrances.

17.3	Cash Covenants

	(a)	From the Execution Date until all of the Convertible Securities have been converted, redeemed or otherwise satisfied in accordance with this Agreement (Cash Reserve Period), the Company shall, unless otherwise agreed to by the Investor, maintain on deposit unrestricted cash in an aggregate amount equal to not less than US$700,000 (Cash Reserve Requirement).

	(b)	The 3-month Trailing Cash Burn for the Company and its Subsidiaries (on a consolidated basis) shall not exceed US$400,000 more than once during the Term.

	(c)	For the purposes of clause 17.3(b):

(i) the Cash Burn shall be calculated as:

(E - WCC – C – CO + F)

Where, for each calendar month:

E means EBITDA + Other Income;

EBITDA means earnings before interest, taxes, depreciation and amortisation;

Convertible Securities Purchase Agreement

Other Income means any net income earned by the Company during the respective calendar month provided that such net income must result in equivalent cash receipts during the respective calendar month;

WCC means net change in Working Capital ie Working Capital at the end of the respective calendar month less Working Capital at the end of the previous month;

Working Capital means Current Assets minus Current Liabilities at such date of determination;

C means the capital expenditure incurred during the respective calendar month;

CO means cash outflows for interest and taxes;

F means Financing Cash Flows, ie the sum of proceeds received from the factoring facility and proceeds received from any equity issuance less any principal repayments to the factoring facility less any amounts utilised for any share repurchases less any equity dividends disbursed. For the avoidance of doubt, Financing Cash Flows do not include principal or interest repaid to the Investor under this Agreement, each calculated on the same basis as and consistent with the reporting of profit and loss results of the Company (disregarding depreciation, interest and tax) in accordance with generally accepted accounting principles, policies, practices and procedures in Australia within 10 Business Days of the end of each calendar month; and

(ii) the 3-month Trailing Cash Burn shall be calculated as the Cash Burn for each of the 3 consecutive calendar months prior to the date of determination divided by 3.

17.4	No Conflicting Actions

	(a)	The Company and the US Subsidiary will not, and will ensure that the Subsidiaries do not, take any action (other than as required under the Approved Agreements), enter into any agreement, or make any commitment that would conflict or interfere in any material respect with its obligations to the Investor under the Agreement.

	(b)	Unless so required by applicable law or regulation or in order to establish a dividend, distribution or other rights attaching to the Shares, the Company shall not close its share register or take any other action which prevents the transfer of its Shares or other Equity Securities. For the avoidance of doubt, this does not include any trading halt or suspension that the Company may be entitled to, or obligated to undertake by ASX.

17.5	Compliance with Laws

	(a)	The Company and the US Subsidiary shall, and shall ensure that the Subsidiaries will, comply with all applicable Laws.

	(b)	The Company shall make, in a timely manner, all filings that may be required under the applicable Laws in connection with the Contemplated Transactions.

17.6	Non-ASX Quotation

The Company shall not permit the Company or any of its securities to be listed or quoted on any financial market, quotation system, or stock exchange, other than the ASX, without the Investor’s prior written consent, which consent may be withheld in the Investor’s sole discretion.

Convertible Securities Purchase Agreement

17.7	ASX Listing

At all times, the Company shall ensure that the Shares remain continuously quoted on the ASX without suspension for more than five Trading Days in any 12 month period.

17.8	Conduct of Business

The Company and the US Subsidiary shall, and shall cause all of its Subsidiaries to, carry on and conduct its business and the business of each Subsidiary in a proper and efficient manner in accordance with good commercial practice.

17.9	Financial Reports

The Company shall ensure that at all times while there are Convertible Securities on issue, it will comply with the requirements of section 708A(12E) of the Corporations Act (as inserted by ASIC Legislative Instrument 2016/82).

17.10	Miscellaneous Negative Covenants

The Company and the US Subsidiary shall not, and shall cause all of its Subsidiaries not to, directly or indirectly, without the Investor’s written approval, and such approval must not be unreasonably withheld, directly or indirectly:

	(a)	dispose, in a single transaction, or in a series of transactions, of all or any part of its assets unless such disposal is:

(i) in the ordinary course of business;

(ii) for fair market value; and

(iii) approved by the board of directors of the Company;

	(b)	initiate and undertake any reduction in its issued share capital or any uncalled liability in respect of its issued capital, except by means of a purchase or redemption of the share capital that is permitted under Australian law;

	(c)	initiate and undertake any Security Structure Event;

	(d)	change the nature of its business or the nature of the business of any Subsidiary;

	(e)	make an application under section 411 of the Corporations Act;

	(f)	transfer the jurisdiction of incorporation of the Company or any of its Subsidiaries;

	(g)	create or allow to exist any Encumbrance over any property owned by it except:

(i) Security Interests in favour of the Investor; or

(ii) Permitted Encumbrances,

or acquire assets subject to an Encumbrance other than a Permitted Encumbrance;

	(h)	enter into any Guarantee except in favour of the Investor;

	(i)	cause or permit the terms of any financial accommodation from any person other than the Investor:

(i) subsisting at the date of this agreement; or

(ii) entered in after the date of this agreement with the prior written consent of the Investor,

to be extended or otherwise varied;

Convertible Securities Purchase Agreement

(j)	deposit money with a person if the money is not repayable unless the Company pays or discharges any other Indebtedness or performs or observes another Obligation owed to that person or another person;

(k)	permit a set-off or combination of accounts in respect of any right to the payment of money;

(l)	either:

(i) provide financial accommodation to a Related Entity unless it is in the ordinary course of business;

(ii) permit financial accommodation to remain owing to it by a Related Entity, other than financial accommodation owing as at the date of this agreement; or

(iii) satisfy any financial accommodation the Company or a Subsidiary now or in the future owes to a Related Entity, other than financial accommodation owing as at the date of this agreement;

(m)	incur any Indebtedness other than Permitted Indebtedness;

(n)	create or allow to exist any Encumbrance on, any of its copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and derivative work, whether published or unpublished, any patents, patent applications and like protections, including improvements, divisions, continuations, renewals, reissues, extensions, and continuations-in-part of the same, trademarks, service marks and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of the Company and its Subsidiaries connected with and symbolized thereby, know-how, operating manuals, trade secret rights, rights to unpatented inventions, and any claims for damage by way of any past, present, or future infringement of any of the foregoing, other than Permitted Encumbrances;

(o)	redeem, defease, repurchase, repay or make any payments in respect of, by the payment of cash or cash equivalents (in whole or in part, whether by way of open market purchases, tender offers, private transactions or otherwise), all or any portion of any Indebtedness, whether by way of payment in respect of principal of (or premium, if any) or interest on, such Indebtedness if at the time such payment is due or is otherwise made or, after giving effect to such payment, an event constituting, or that with the passage of time and without being cured would constitute, an Event of Default has occurred and is continuing;

(p)	enter into, renew, extend or be a party to, any transaction or series of related transactions with an aggregate value in excess of AU$200,000 (including, without limitation, the purchase, sale, lease, transfer or exchange of property or assets of any kind or the rendering of services of any kind) with any Affiliate, except in the ordinary course of business in a manner and to an extent consistent with past practice or otherwise necessary or desirable for the prudent operation of its business, in each case, for fair consideration and on terms no less favourable to it or its Subsidiaries than would be obtainable in a comparable arm’s length transaction with a person that is not an Affiliate thereof;

(q)	issue or sell any rights or options to subscribe for or purchase Shares or directly or indirectly convertible into or exchangeable or exercisable for Shares at a price which varies or may vary with the market price of the Shares, including by way of one or more reset(s) to any fixed price;

(r)	create (by reclassification or otherwise), or authorise the creation of, or issue or obligate itself to issue additional or other Securities exchangeable for or convertible or exercisable into Shares that provides rights more favourable than the rights of the Investor pursuant to this Agreement; or

Convertible Securities Purchase Agreement

(s) enter into any agreement with respect to any of the matters referred to in clauses 17.10(a) to 17.10(r).

17.11	Use of Proceeds

The Company shall use the funds received from the Investor under this Agreement for general corporate and working capital purposes that are reasonable in light of the nature of the Company’s business as of the Execution Date and are in the ordinary course of the Company’s business and not, among other things, to lend money, give credit, make advances or pay any incentives or bonuses to any officers, directors, employees or affiliates of the Company or any Subsidiary, for dividend payments or for the repayment of any indebtedness to security holders or other third parties.

17.12	Register of Convertible Securities

The Investor shall, on behalf of the Company, as the Company’s attorney, maintain the Register of the Convertible Securities, during the term of this Agreement.

18	Additional covenants and agreements of the Investor

18.1	Takeover Limitation

The Investor shall not acquire a Relevant Interest in the Shares which causes the voting power in the Company of the Investor and its associates (as defined in the Corporations Act) to exceed 19.99%.

19	Set-Off and Withholding

19.1	Set-Off

(a) The Investor may set off any of its obligations to the Company (whether or not due for payment), against any of the Company’s obligations to the Investor (whether or not due for payment) under this Agreement and/or any Transaction Document.

(b) The Investor may do anything necessary to effect any set-off undertaken in accordance with this clause 19.1 (including varying the date for payment of any amount payable by the Investor to the Company).

19.2	Set-Off Exclusion

All payments which are required to be made by the Company to the Investor shall be made without:

(a) any set-off, counterclaim or condition; or

(b) any deduction or withholding for Tax or any other reason, unless a deduction or withholding is required by law,

except as may otherwise be consented to by the Investor.

19.3	Withholding Gross-Up

If the Company is required by law to withhold or deduct an amount from any amount payable to the Investor (whether by way of Cash Payment or the issue of Amortisation Shares or Conversion Shares):

(a) the Company shall pay the amount required to be withheld or deducted to the relevant revenue or collection authority within the time allowed for such payment; and

Convertible Securities Purchase Agreement

	(b)	the Company shall pay such additional amounts as are necessary to ensure that after making the deduction or withholding, the Investor receives the full amount required to be paid before giving effect to such deduction.

20	Taxes

	(a)	Without limiting anything else in this Agreement, if the Investor is required to pay any Tax to any Australian federal, state or other Government Body in respect of any payment it receives from the Company:

		(i)	the Company shall indemnify the Investor against that Tax; and

		(ii)	the Company shall pay to the Investor the additional amount which the Investor reasonably determines to be necessary to ensure that the Investor receives, when due, a net amount (after payment of any Tax in respect of each additional amount, and taking into account any tax credit that the Investor would receive in connection with such Tax in the United States of America) that is equal to the full amount it would have received if a deduction or withholding or payment of that Tax had not been made.

	(b)	Without limiting anything else in this Agreement the Company shall:

		(i)	pay any Tax required to be paid to any Government Body which is payable in respect of this Agreement or any Contemplated Transaction (including in respect of the execution, delivery, performance, release, discharge, amendment or enforcement of this Agreement or any Contemplated Transaction);

		(ii)	pay any fine, penalty or other cost in respect of a failure to pay any Tax as required by this clause 20; and

		(iii)	indemnify the Investor against any amount payable by it under this clause 20.

	(c)	Without limiting anything else in this Agreement, if the Investor is or becomes liable to pay any GST in respect of any supply it makes, under, in accordance with, or pursuant to an enforcement of, this Agreement or any Contemplated Transaction, whether or not that supply is made to or for the benefit of the Company (GST Liability) then:

		(i)	to the extent that an amount is payable by the Company to the Investor under this Agreement or in any Contemplated Transaction for that supply, that amount will be increased by the full amount of the GST Liability; and

		(ii)	otherwise, the Company shall indemnify the Investor for the full amount of the GST Liability and any interest or penalties in relation to that GST Liability.

	(d)	Without limiting anything else in this Agreement:

		(i)	the Company shall pay all stamp, loan transaction, registration and similar Taxes, including fines and penalties, financial institutions duty and debits tax that may be payable to, or required to be paid by, any appropriate authority, or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement or any Contemplated Transaction or any payment, receipt or other transaction contemplated by this Agreement; and

		(ii)	the Company shall indemnify the Investor against any loss or liability incurred or suffered by it as a result of the delay or failure by the Company to pay those Taxes.

	(e)	Without limiting anything else in this Agreement, at all times on and from the date of this Agreement, the Company shall comply in all material respects with all applicable laws relating to Tax and promptly file, or cause to be filed, all tax returns, business activity statements, and other tax filings, required under applicable Tax law.

Convertible Securities Purchase Agreement

21	Default

21.1	Events of Default

Any of the following shall constitute an Event of Default:

	(a)	any of the representations, warranties, or covenants made by the Company or any of its agents, officers, directors, employees or representatives in any Transaction Document, Materials or public filing are inaccurate, false or misleading in any material respect, as of the date as of which it is made or deemed to be made, or any certificate or financial or other written statements furnished by or on behalf of the Company to the Investor, to any of the Investor’s representatives, or to the Company’s shareholders, is inaccurate, false or misleading, in any material respect, as of the date as of which it is made or deemed to be made, or on any Closing Date or date of issuance of any Investor’s Shares;

	(b)	the Company or any Subsidiary of the Company fails to perform, comply with, or observe, any term, covenant, undertaking, obligation or agreement under any Transaction Document and either:

(i) such default is not capable of remedy; or

(ii) such default is capable of remedy, and the default remains unremedied for a period of 3 Business Days;

	(c)	the Company breaches the cash covenants contained in clause 17.3;

	(d)	the Company or any Subsidiary of the Company suffers or incurs an Insolvency Event;

	(e)	the Company or any of its Subsidiaries ceases, suspends, or threatens to cease or suspend, the conduct of all or a substantial part of its business, or dispose of, or threaten to dispose of, a substantial part of its assets;

	(f)	the Company or any of its Subsidiaries takes action to undertake or give effect to a Security Structure Event, other than as permitted in clause 17.1;

	(g)	the Company does not comply with clauses 13.2(a)(ii) or 13.2(a)(iii)(D) or 13.2(d) (regardless of whether it is able to comply with clauses 13.2(a)(ii) or 13.2(a)(iii)(D)) or, despite so complying, any of the Investor’s Shares cannot be freely traded following their quotation on ASX without a Disclosure Document required under Part 6D.2 of the Corporations Act (unless such a Disclosure Document has been issued and all of the relevant Covered Securities are issued pursuant to that Disclosure Document (or section 708A(11) applies to those Covered Securities as “relevant securities” within the meaning of that section in respect of that Disclosure Document) and all of the Investor’s Shares can be freely traded following their issue);

	(h)	any Cleansing Statement issued by the Company is or becomes defective (as that term is defined in section 708A(10) of the Corporations Act) within the time specified in section 708A(9)(b) of the Corporations Act, and an amendment or update to a Cleansing Statement required to be issued under the Corporations Act to is not issued within the time provided for in section 708A(9)(c) of the Corporations Act;

	(i)	any Disclosure Document issued by the Company contains (whether by omission or otherwise) any statement which is false, misleading or deceptive or otherwise does not comply with the Corporations Act or any other applicable law which is materially adverse from the point of view of an investor (as that phrase is used in section 719(1) of the Corporations Act) and a replacement or supplementary Disclosure Document is not lodged in accordance with section 719 of the Corporations Act;

Convertible Securities Purchase Agreement

(j)	the suspension of Shares from trading on ASX for more than 5 Trading Days in any 12 month period, unless as agreed to by the Investor in writing;

(k)	the Company requesting a trading halt on ASX without the prior written consent of the Investor;

(l)	the failure of the Shares to be listed on ASX;

(m)	any Investor’s Shares are not quoted on ASX before the commencement of trading on the second Trading Day following the date of their issue;

(n)	a stop order, suspension of trading, cessation of quotation, or removal of the Company or the Shares from the ASX Official List has been requested by the Company or imposed by ASIC, the ASX, or any other Government Body with respect to public trading in the Shares on the ASX; except for a suspension of trading not exceeding five Trading Days in a rolling twelve month period or as agreed to by the Investor, which suspension of trading will be terminated prior to the earlier of the next Closing Date that would otherwise follow the date of such suspension of trading;

(o)	there exists a fact or circumstance that may cause the Company to request, or the ASX or any other Government Body to impose, a stop order, suspension of trading, cessation of quotation, or removal of the Company or the Shares from the ASX Official List, except for a suspension of trading not exceeding five Trading Days in a rolling twelve month period or as agreed to by the Investor, which suspension of trading will be terminated prior to the earlier of the next Closing Date that would otherwise follow the date of such suspension of trading;

(p)	any of the following has occurred:

(i) trading in securities generally in Australia or the United States has been suspended or limited;

(ii) minimum prices have been established on securities in Australia or the United States or on the ASX;

(iii) a banking moratorium has been declared by the Australian, the United States or the New York State authorities; or

(iv) a material outbreak or escalation of hostilities or another national or international calamity of such magnitude in its effect on, or adverse change in, the United States or the Australian financial market, which in the reasonable judgment of the Investor, makes it impracticable or inadvisable for the Investor to subscribe for or be issued with Securities under this Agreement;

(q)	any of the Conditions have not have been fulfilled in a timely manner or at the time prescribed, provided that the non-fulfilment of an Equity Condition applicable to the Closing for a tranche of Convertible Securities after the First Closing will not be an Event of Default (and for the avoidance of doubt, only results in that the Investor not being required to subscribe and pay for that tranche of Convertible Securities;

(r)	the Company challenges, disputes or denies the right of the Investor to receive any Securities, or otherwise dishonours or rejects any action taken, or document delivered, in furtherance of the Investor’s rights to receive any Securities (provided that nothing in this clause 21.1(r) is deemed to prevent the Company from challenging the Investor’s actions to which the Investor is not in fact entitled under this Agreement);

(s)	a Transaction Document or a Contemplated Transaction has become, or is claimed (other than in a vexatious or frivolous proceeding) by any person that is not the Investor or its Affiliate to be, wholly or partly void, voidable or unenforceable;

(t)	any person has commenced any action, claim, proceeding, suit, investigation, or action against any other person or otherwise asserted any claim before any Government Body, which seeks to restrain, challenge, deny, enjoin, limit, modify, delay, or dispute, the right of the Investor or the Company to enter into any Transaction Documents or undertake any of the Contemplated Transactions (other than a vexatious or frivolous proceeding or claim);

Convertible Securities Purchase Agreement

(u)	a Material Adverse Effect, or an event, development or condition which, in the reasonable judgement of the Investor, would be likely to have a Material Adverse Effect, occurs;

(v)	there exists a Law which, or an official or reasonable interpretation of which, in the Investor’s reasonable opinion makes it, or is more likely than not to make it, illegal or impossible for the Investor or the Company to undertake any of the Contemplated Transactions or transactions of similar kind (including acquisition and/or disposition, at a time of the Investor’s choosing, of any Securities), in accordance with this Agreement, or renders, or is more likely than not to render, consummation of any of the Contemplated Transactions in accordance with this Agreement unenforceable, void, voidable or unlawful, or contrary to or inconsistent with any Law;

(w)	if:

(i) a change in an interpretation or administration of a Law or a proposed Law introduced or proposed to be introduced into the Parliament of the Commonwealth of Australia or any State or Territory of Australia, or the House of Representatives or Senate of the United States of America, or by the ASX;

(ii) compliance by the Investor or any of its Affiliates with a Law or an interpretation or administration of a Law; or

(iii) a change in a Law or an interpretation or administration of a Law,

has, or is more likely than not to have, in the reasonable opinion of the Investor, directly or indirectly, the effect of:

(iv) varying the duties, obligations or liabilities of the Company or the Investor in connection with any Transaction Document or Contemplated Transactions so that the Investor’s rights, powers, benefits, remedies or economic burden (including any tax treatment in the hands of the Investor) are adversely affected (including by way of delay or postponement);

(v) otherwise adversely affecting rights, powers, benefits, remedies or the economic burden of the Investor (including by way of delay or postponement); or

(vi) otherwise making it impracticable for the Investor to undertake any of the Contemplated Transactions;

(x)	any Authorisation necessary or appropriate for the consummation of those Contemplated Transactions that remain to be consummated at the applicable time, has not been issued or received at the time prescribed, or does not remain in full force and effect;

(y)	the transactions to be undertaken as a consequence of the Agreement, including the issue of Securities, would result in the Company breaching Listing Rule 7.1 unless a Shareholder Approval provided for in this Agreement is obtained;

(z)	the Investor has not received all those items required to be delivered to it in connection with a Closing or a Conversion in accordance with this Agreement;

(aa)	a judgment (including a default judgement) and for the avoidance of doubt, cash and any other form of judgment of an amount of AU$200,000 or greater is entered against the Company or any of its Subsidiaries;

(bb)

the Company and/or any of its Subsidiaries defaults in relation to any payment obligation under any financial accommodation, including any loan, advance, debenture or other form of financing entered into with a third party or otherwise breaches the covenants under any financial accommodation, and such breach is not cured during the specified cure period;

Convertible Securities Purchase Agreement

	(cc)	any present or future liabilities, including contingent liabilities, and for the avoidance of doubt, cash and any other form of liabilities, of the Company or any of its Subsidiaries for an amount or amounts totalling more than AU$200,000 have not been satisfied on time, or have become prematurely payable;

	(dd)	a false or inaccurate certification (including a false or inaccurate deemed certification) by the Company that the Equity Conditions are satisfied or that there has been no Equity Condition Failure or as to whether any Event of Default has occurred;

	(ee)	the Company breaches its Obligations pursuant to the Option Deed;

	(ff)	the Company’s

(i) failure to issue any Amortisation Shares or Conversion Shares in accordance with this Agreement; or

(ii) notice, written or oral, to the Investor, including by way of public announcement, or through any of its agents, at any time, of its intention not to comply, as required, with an Amortisation Election Notice, Acceleration Notice or a Conversion Notice that is validly tendered in accordance with this Agreement;

	(gg)	the Company’s failure to pay to the Investor any amounts when and as due pursuant to this Agreement or any other Transaction Document, or the Company written or oral communication informing the Investor that it does not intend to pay to the Investor any amounts when and as due pursuant to this Agreement or any other Transaction Document, only if such breach remains uncured for a period of at least three (3) consecutive Business Days;

	(hh)	any material damage to, or loss, theft or destruction of, any material amount of property of the Company, whether or not insured, or any strike, lockout, labour dispute, embargo, condemnation, act of God or public enemy, or other casualty which causes, for more than 15 consecutive days, the cessation or substantial curtailment of revenue producing activities at any facility of the Company or any Subsidiary, if any such event or circumstance would reasonably be expected to have a Material Adverse Effect;

	(ii)	ASIC makes any order or exercises any of its powers pursuant to Part 6D.4 of the Corporations Act (other than section 741 of the Act) in respect of or relating to any Disclosure Document issued by the Company, including without limitation any Disclosure Document pursuant to which any Covered Securities is to be or has been issued pursuant to; and

	(jj)	Mr Ted Dhanik ceases to be chief executive officer of the Company, without the prior written consent of the Investor, and a qualified replacement, acceptable to the Investor, in its sole discretion, is not appointed within 15 Business Days.

21.2	Investor Right to Investigate an Event of Default

If in the Investor’s reasonable opinion, an Event of Default has occurred or is likely to occur, or is or may be continuing:

	(a)	the Investor or a person nominated by the Investor (each an Investigator) may investigate such purported Event of Default;

	(b)	the Company shall co-operate with the Investigator in such investigation;

Convertible Securities Purchase Agreement

	(c)	the Company shall comply with all reasonable requests made by the Investigator of the Company in connection with any investigation by the Investigator, including without limitation:

		(i)	the Investigator may, during normal business hours, inspect:

			(A)	all contracts, books, records, personnel, offices and other facilities and properties of the Company and its Subsidiaries;

			(B)	to the extent available to the Company after the Company uses reasonable efforts to obtain them, the records of its legal advisors and accountants (including the accountants’ work papers) and any books of account, records, reports and other papers not contractually required of the Company to be confidential or secret, or subject to privilege;

		(ii)	the Investigator may make such copies of inspections of any material as the Investigator may reasonably require;

		(iii)	the Company shall furnish the Investigator with such financial and operating data and other information with respect to the business and assets of the Company as the Investigator may reasonably request;

		(iv)	the Company shall permit the Investigator to discuss the affairs, finances and accounts of the Company with, and to make proposals and furnish advice to the Company’s officers, directors, key employees and independent public accountants or any of them (and the Company authorises the accountants to discuss with such Investigator the finances and affairs of the Company and any Subsidiaries), all at such reasonable times, upon reasonable notice, and as often as may be reasonably requested; and

	(d)	The Company shall pay all reasonable costs in connection with any investigation by the Investigator.

	(e)	If the Investigator determines that any Event of Default has or is likely to occur (in the Investigator’s reasonable opinion), the Investigator shall notify the Company of its opinion regarding that Event of Default (including its reasons for its opinion).

21.3	Notifications

	(a)	The Company shall notify the Investor immediately upon any Event of Default, or anything that is likely to detrimentally affect the ability of the Company to perform its obligations under this Agreement, occurring, or becoming, to the Company’s knowledge, likely to occur, and include the specifics of such Event of Default or other event in its notice.

	(b)	At the Investor’s request, the Company shall provide the Investor with a certificate signed by two of its directors or its Chief Executive Officer, which shall state whether an Event of Default has occurred and/or is continuing.

22	Rights of the Investor upon Default

	(a)	Upon the occurrence or existence of any Event of Default and at any time during the continuance of such Event of Default, the Investor may:

		(i)	declare, by notice to the Company, effective immediately, all outstanding obligations by the Company under the Transaction Documents (including without limitation, and subject to clause 22(f)(iii), any amount of the Face Value of the Convertible Securities which has not been satisfied in accordance with clause 5) to be immediately due and payable in immediately available funds without presentment, demand, protest or any other notice of any kind, all of which are expressly waived by the Company, anything to the contrary contained in this Agreement or in any other Transaction Document notwithstanding; or

Convertible Securities Purchase Agreement

	(ii)	terminate this Agreement by notice to the Company, effective as of the date set out in the Investor’s notice, in which case any amounts payable under this Agreement to the Investor which are unpaid as at the date of termination (including without limitation any amount of the Face Value of the Convertible Securities which has not been satisfied in accordance with clause 5), become immediately payable; or

	(iii)	immediately convert the Convertible Securities in whole or in part at the Conversion Price pursuant to clause 6.

(b)	The Investor shall have no obligation to consummate a Closing, accept an Amortisation Shares issuance or a Conversion Share issuance under this Agreement at any time after an Event of Default has occurred where:

	(i)	the Event of Default is capable of remedy and has not been remedied to the satisfaction of the Investor; or

	(ii)	the Investor reasonably determines and notifies the Company within 10 Business Days of becoming aware of the Event of Default that the Event of Default is not capable of being remedied; or

	(iii)	notwithstanding that the Event of Default may have been remedied,

and the Closing Date shall be deemed to be postponed accordingly and all future Closings will be held in abeyance, unless the Investor notifies the Company otherwise in writing.

(c)	Where an Event of Default has occurred, and for as long as such Event of Default continues, if an Amortisation Election Notice is issued which specifies that all or part of the Amortisation Instalment Amount is to be satisfied by the issue of Amortisation Shares, at the election of the Investor, the Amortisation Election Notice will be deemed to be varied to decrease that part of the Amortisation Instalment Amount which is to be satisfied by the issue or capitalisation of the Amortisation Shares (as determined by the Investor and may include a reduction to nil). Where such an adjustment is made the relevant Amortisation Election Notice will be further deemed to be varied to increase the Cash Payment by the corresponding amount, such that the overall Amortisation Instalment Amount remains the same.

(d)	In addition to the remedies set out in subclauses (a), (b) and (c), upon the occurrence or existence of any Event of Default, the Investor may exercise any other right, power or remedy granted to it by the Transaction Documents or otherwise permitted to it by Law, including by suit in equity and/or by action at Law.

(e)	Without limiting any of the Investor’s rights under this Agreement or any other Transaction Document, and in addition to the Investor’s rights set out in subclauses (a), (b), (c) and (d), upon an Event of Default occurring, the Company must pay interest at a rate of 18% per annum on the amount of the Face Value of all Convertible Securities issued which has not been satisfied pursuant to clause 5, which interest is intended by the parties to be, and shall be deemed, a reasonable estimate of the Investor’s actual loss of its investment opportunity and not as a penalty and shall:

	(i)	be calculated daily and shall compound monthly;

	(ii)	accrue from the date of the Event of Default, for so long as:

		(A)	if a notice has not been issued by the Investor pursuant to clauses 22(a)(i) or (a)(ii), the Event of Default has not been remedied;

		(B)	if a notice has been issued by the Investor pursuant to clauses 22(a)(i) or (a)(ii), any part of the Face Value of any Convertible Security issued remains outstanding; and

	(iii)	be payable on demand by the Investor.

Convertible Securities Purchase Agreement

	(f)	Without limiting any of the Investor’s rights under this Agreement or any other Transaction Document, and in addition to the Investor’s rights set out in subclauses (a), (b), (c), (d) and (e), upon an Event of Default occurring:

		(i)	the Company must issue a written notice to the Investor setting out details of the Event of Default (Default Notice);

		(ii)	within 22 Trading Days of receipt of the Default Notice or the Investor otherwise becoming aware of an Event of Default, the Investor may issue a written notice to the Company (Default Redemption Notice) requiring the Company to redeem the Convertible Securities which remain outstanding (Remaining Convertible Securities);

		(iii)	within 3 Trading Days of the date of the Default Redemption Notice, the Company must pay to the Investor an amount equal to 125% of the Face Value of the Remaining Convertible Securities, plus any other amount payable to the Investor by the Company pursuant to any Transaction Document (Default Redemption Amount);

		(iv)	if the Company does not comply with clause 22(f)(iii), the Investor shall have the right (but not the obligation) to issue a written notice to the Company (Default Conversion Notice) electing to convert the Default Redemption Amount into Shares (Default Shares) on the terms set out in this clause 22(f);

		(v)	the Default Conversion Notice must set out the amount of the Default Redemption Amount to be converted into Default Shares;

		(vi)	the price at which the Default Shares will be issued will be pursuant to Clause (b) of the definition of Conversion Price (Default Price);

		(vii)	the number of Default Shares to be issued by the Company in respect of a Default Conversion Notice shall be determined by dividing the Default Redemption Amount by the Default Price, provided that if the resultant number contains a fraction, such number shall be rounded up to the next highest whole number; and

		(viii)	on the Business Day immediately after the issue of a Default Conversion Notice (Conversion Date), the Company must issue the Default Shares by issuing and Electronically Delivering Shares (in the number determined pursuant to clause 22(f)(vii)) to the Investor or its nominee.

	(g)	The parties agree that in the event of the Company’s redemption of any portion of the Convertible Securities under this clause 22, the Investor’s damages would be uncertain and difficult to estimate because of the parties’ inability to predict future interest rates and the uncertainty of the availability of a suitable substitute investment opportunity for the Investor. Accordingly, any redemption premium due under this clause 22 is intended by the parties to be, and shall be deemed, a reasonable estimate of the Investor’s actual loss of its investment opportunity and not as a penalty.

23	Termination

23.1	Term

This Agreement commences on the Execution Date and ends on the Maturity Date (Term) unless otherwise agreed or terminated prior to this date in accordance with this Agreement.

23.2	Events of Termination

This Agreement:

	(a)	may be terminated:

		(i)	by the mutual written consent of the Parties, at any time;

Convertible Securities Purchase Agreement

		(ii)	by the Company on giving written notice to the Investor, provided that the Company has paid the Investor or its nominee:

			(A)	the Amount Outstanding; and

			(B)	all other amounts payable by the Company to the Investor pursuant to this Agreement and any other Transaction Document, including without limitation any fees, default interest and Taxes,

to the Investor or its nominee in Immediately Available Funds within three (3) calendar days of the date of such notice.

		(iii)	by the Investor, in accordance with clauses 22, or 25.21; or

		(iv)	by the Investor, by written notice to the Company, effective as of the date stipulated (in the Investor’s sole discretion), if, as a consequence of any change of law, regulation or administrative action or policy relating to Tax after the Execution Date (including any Tax treaty between any of the United States and Australia), the Tax liability of the Investor increases from the position that is applicable at the Execution Date, provided such increase is more than a de minimus increase; and

	(b)	will automatically terminate when, after the Closing Date in respect of the Convertible Security, the Investor or its nominees receives Amortisation Shares or Conversion Shares and Cash Payments equal to the Face Value of all Convertible Securities issued pursuant to this Agreement in accordance with clause 5.2(c), 5.2(d),5.2(g), 5.3 or clause 6 (as the case may be) and all other money due and payable or which may become due for payment to the Investor at any specified time pursuant to the Transaction Documents are paid to the Investor or its nominee.

23.3	Effect of Termination

	(a)	Each Party’s right of termination under clause 23.2 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies.

	(b)	Upon the earlier of termination of this Agreement or the end of the Term occurring:

		(i)	the Investor shall not be required to fund any further amount nor effect any Closing, provided that termination or the end of the Term shall not affect any undischarged obligation of the Company under this Agreement; and

		(ii)	any amounts payable under this Agreement to the Investor which are unpaid as at the date of termination or the end of the Term, become immediately payable.

	(c)	Nothing in this Agreement shall be deemed to release any Party from any liability for any breach by such Party of the terms and provisions of this Agreement or to impair the right of any Party to compel specific performance by any other Party of its obligations under this Agreement.

24	Survival and Indemnification

24.1	Survival

The provisions of clauses 1, 14.2, 16, 17.2, 17.11, 19, 20, 22, 23, 24 and 25 of this Agreement shall survive, and continue in full force and effect, notwithstanding the execution of this Agreement, each Closing, each issue of Amortisation Shares, Conversion Shares or Options, each payment and the termination of this Agreement or another Transaction Document or any related provision.

Convertible Securities Purchase Agreement

24.2	Indemnification

	(a)	An Indemnified Person shall not be liable to the Company, and the Company shall indemnify and hold harmless each of the Investor, any general partner or manager of the Investor, and Affiliates of each of those Parties, and the respective directors, officers, members, shareholders, partners, employees, attorneys, agents and permitted successors and assigns of each of the Investor, any general partner or manager of the Investor, and Affiliates of each of those Parties (each, an Indemnified Person), from and against any and all losses, claims, damages, liabilities, awards, demands and expenses (including, without limitation, all judgments, amounts paid in settlements, reasonable solicitors’ fees and costs and attorney fees and disbursements and other expenses incurred in connection with investigating, preparing or defending any action, claim, proceeding, suit, investigation, or action by any Government Body, pending or threatened, and the costs of enforcement) (collectively, Losses), that arise out of, are based on, relate to, or are incurred in connection with, any of the following:

		(i)	a breach or non-performance by the Company of its covenants under this Agreement;

		(ii)	a breach or an inaccuracy of any of the Company’s representations or warranties made in this Agreement;

		(iii)	an untrue statement made in the Materials or the Company’s public filings of a material fact in relation to the Company or the Contemplated Transactions;

		(iv)	any non-disclosure of any material fact in relation to the Company or the Contemplated Transactions, or necessary to make the statements in the Materials or the Company’s public filings, in light of the circumstances under which they were made, not misleading; and

		(v)	without limiting anything contained in this clause 24.2, the execution, delivery, performance or enforcement of any of the Transaction Documents or any of the Contemplated Transactions, or any other instruments, documents or agreements executed pursuant to, or in connection with, any of those items referred to in clauses 24.2(a)(i) to 24.2(a)(iv), provided, however, that the Company shall not indemnify any Indemnified Person from, or hold any Indemnified Person harmless against, any Losses that result solely from:

		(vi)	such Indemnified Person’s breach of any representation or warranty contained in this Agreement, or

		(vii)	such Indemnified Person’s fraud, gross negligence or wilful default in performing its obligations under this Agreement.

	(b)	To the extent that the Company’s undertaking in this clause 24.2 may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of all Losses that is permissible under applicable law.

	(c)	To the extent that any amount payable to an Indemnified Person in accordance with clause 24.2 is subject to Tax or withholding, then, without limiting clause 20, the Company shall increase the amount payable to the Indemnified Person by such additional amount as is necessary to ensure that after making the allowance for any Tax that may be payable, the Indemnified Person receives the full amount required to be paid before giving effect to such allowance for Tax.

	(d)	Each indemnity set out in this Agreement:

		(i)	is a continuing obligation, independent of the Company’s other obligations under this Agreement;

		(ii)	continues notwithstanding any termination of this Agreement;

Convertible Securities Purchase Agreement

		(iii)	constitutes a liability of the Company separate and independent from any other liability under this Agreement and under any other agreement; and

		(iv)	shall survive, and continue in full force and effect, in accordance with clause 24.1.

	(e)	The Company acknowledges that the indemnity given under this clause 24.2 is directly enforceable against it by any Indemnified Person. The Investor holds the benefit of this clause 24.2 on trust for any Indemnified Person.

25	Miscellaneous

25.1	Time of the essence

With regard to all dates and time periods set out in the Agreement or referred to in any Transaction Document, including as amended, time is of the essence.

25.2	No partnership or advisory or fiduciary relationship

Nothing in this Agreement should be construed to create a partnership between the Parties, or a fiduciary or an advisory relationship between the Investor or any of its Affiliates and the Company.

25.3	Certificates

Each certificate or notice given by the Investor to the Company shall be sufficient evidence of an amount or matter in connection with any Transaction Document or Contemplated Transaction, unless the content of such certificate or notice is proven to be incorrect.

25.4	Remedies and injunctive relief

	(a)	The rights and remedies of the Investor set out in this Agreement and the other Transaction Documents are in addition to all other rights and remedies given to the Investor by law or otherwise.

	(b)	The Company acknowledges that:

		(i)	monetary damages alone would not be adequate compensation to the Investor for a breach by the Company of this Agreement; and

		(ii)	the Investor may seek an injunction or an order for specific performance from a court of competent jurisdiction if:

			(A)	the Company fails to comply or threatens not to comply with this Agreement; or

			(B)	the Investor has reason to believe that the Company will not comply with this Agreement.

25.5	Adjustments

	(a)	Each time when a Security Structure Event occurs the Amortisation Price, Conversion Price, Option Exercise Price, the number of Amortisation Shares and Conversion Shares and the number of Options shall be adjusted in accordance with Listing Rule 7.21 (in respect of the Convertible Securities) or Listing Rule 7.22 (in respect of the Options) as they apply at the time of the Security Structure Event.

	(b)	The Company will, where required pursuant to the Listing Rules, provide the Investor with notice prior to the books record date (to determine entitlements to any new issue of securities made to shareholders generally) to convert any Convertible Security.

	(c)	If the Company undertakes a pro rata issue (except a bonus issue), the Conversion Price will be reduced according to the formula in Listing Rule 6.22.2.

Convertible Securities Purchase Agreement

	(d)	If there is a bonus issue to the holders of shares in the Company, the number of shares issued as part of an Amortisation Instalment Payment or a Conversion may be increased by the number of shares which the Investor would have received if the Convertible Security has been converted in full before the record date for the bonus issue.

	(e)	The intent of this clause 25.5 is to maintain the relative benefit and burden to the Investor and the Company of their respective economic bargains and so that the entitlement of the Shares ultimately issued in respect of any conversion or exercise of Securities to participate in profits and assets of the Company will be the same as the entitlement of the Shares into which the Securities would have been converted or exercised had there been no Security Structure Event.

	(f)	When the Company becomes aware of a fact that may give rise to an adjustment of the Conversion Price, Option Exercise Price, the number of Conversion Shares or the number of Options, the Company must promptly notify the Investor of the specifics of the fact that may give rise to such adjustment.

25.6	Successors and assigns

	(a)	The rights and obligations of the Parties under this Agreement are personal and may not be assigned to any other person or assumed by any other person, except as expressly provided in this clause 25.6.

	(b)	Neither this Agreement nor any of the Company’s rights and obligations under this Agreement may be assigned by the Company without the prior written consent of the Investor.

	(c)	The Investor may assign this Agreement and/or any of its rights and/or obligations under this Agreement to any third party on 5 Business Days’ prior written notice to the Company.

	(d)	Nothing in this clause 25.6 shall be deemed to prevent the Investor from assigning, transferring, encumbering or otherwise dealing with its rights under, or in connection with, the Securities without the consent of any person.

25.7	Stamp Duties

The Company must promptly pay all stamp duty payable in connection with this Agreement, any Transaction Document or any other document incidental to them.

25.8	Further Assurances

Each Party must promptly do all things (including executing and delivering all documents) necessary or desirable to give full effect to this Agreement and the transactions contemplated by it provided that the Company meets all costs incurred or payable by the Investor in doing such things.

25.9	Counterparts

This Agreement may be executed in any number of counterparts each of which will be considered an original but all of which will constitute one and the same instrument. A Party who has executed a counterpart of this Agreement may deliver it to, or exchange it with, another Party by:

	(a)	faxing; or

	(b)	emailing a pdf (portable document format) copy of,

the executed counterpart to that other Party.

Convertible Securities Purchase Agreement

25.10	Notices

	(a)	Form

Any notice or other communication to or by any Party must be:

		(i)	in writing and in the English language;

		(ii)	addressed to the address of the recipient in clause 25.10(d) or to any other address as the recipient may have notified the sender; and

		(iii)	be signed by the Party or by an Authorised Officer of the sender.

	(b)	Manner

In addition to any other method of service authorised by law, the notice may be:

		(i)	personally served on a Party;

		(ii)	left at the Party’s current address for service;

		(iii)	sent by facsimile to the Party’s current numbers for service; or

		(iv)	sent by electronic mail to the Party’s electronic mail address.

	(c)	Time

If a notice is sent or delivered in the manner provided in clause 25.10(b) it must be treated as given to or received by the addressee in the case of:

		(i)	delivery in person:

			(A)	when delivered, if received during business hours in the place of delivery; or

			(B)	at 9.00 am on the Business Day immediately following the date of such delivery, if delivered outside of business hours in the place of delivery.

		(ii)	facsimile:

			(A)	when a transmission report has been printed by the sender’s facsimile machine stating that the document has been sent to the recipient’s facsimile number (the Facsimile Time), if such time falls within business hours in the place of delivery;

			(B)	at 9.00 am on the Business Day immediately following such date of transmission, if sent to the Company at an Australian facsimile number at a Facsimile Time that falls outside of business hours in Melbourne, Victoria, Australia; or

			(C)	at 9.00 am on the New York Business Day immediately following such date of transmission, if sent to a number outside of Australia, at a Facsimile Time that falls outside of business hours in the place of delivery.

		(iii)	electronic mail:

			(A)	when the sender’s computer reports that the message has been delivered to the electronic mail address of the addressee, (the E-mail Time), if such time falls within business hours in the place of delivery;

			(B)	at 9.00 am on the Business Day immediately following the date of the E-mail Time, if sent to the Company and the E-mail Time falls outside of business hours in Melbourne, Victoria, Australia; or

Convertible Securities Purchase Agreement

	(C)	at 9.00 am on the New York Business Day immediately following the date of the E-mail Time, if sent to the Investor and the E-mail Time falls outside of business hours in the City of New York.

(d)	Initial details

The addresses and numbers for service are initially:

Company

Address:	c/- Scottish House, Level 4, 90 William Street, Melbourne, Victoria, 3000, Australia

Facsimile:	+1 (310) 861-5396

Electronic Mail:	ted@engage-bdr.com

Attention:	Ted Dhanik

With copies to

Engage:BDR:

Address:	8439 Sunset Boulevard, Suite 302, West Hollywood, CA 90069 USA

Facsimile:	+1 (310) 861-5396

Electronic Mail:	ted@engage-bdr.com

Attention:	Ted Dhanik

and

Quinert Rodda & Associated Pty Ltd

Street Address:	Level 6, 400 Collins Street, Melbourne, Victoria, Australia 3000

Postal Address:	PO Box 16109, Collins Street West, Victoria, Australia 8007

Facsimile:	+61 3 8692 9040

Electronic Mail:	d.rodda@qrlawyers.com.au and enquiries@qrlawyers.com.au

Attention:	David Rodda

Investor

Address:	c/ - Ayrton Capital LLC, 222 Broadway, 19th Floor, New York, NY 10038, USA

Facsimile:	+1-646-849-1267

Electronic Mail:	wk@ayrtonllc.com

Attention:	Waqas Khatri

With copies to

Address:	c/ - Ayrton Capital LLC, 222 Broadway, 19th Floor, New York, NY 10038, USA

Facsimile:	+1-646-849-1267

Electronic Mail:	mfreidin@ayrtonllc.com

Convertible Securities Purchase Agreement

Attention:	Marian Freidin

and

Thomson Geer Lawyers

Address:	Level 28, 1 Eagle Street Brisbane, Queensland, Australia 4000

Facsimile:	+61 7 3338 7922

Electronic Mail:	mreynolds@tglaw.com.au

Attention:	Matthew Reynolds

25.11	Waiver

(a) A Party’s waiver of a right under or relating to this Agreement, whether prospectively or retrospectively, is not effective unless it is in writing and signed by that Party.

(b) No other act, omission or delay by a Party will constitute a waiver of a right.

(c) No waiver of any default with respect to any provision, condition or requirement of this Agreement (including an Event of Default) shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement, nor shall any delay or omission of any Party to exercise any right under this Agreement, in any manner impair the exercise of any such right.

25.12	Variation

An amendment or variation to this Agreement is not effective unless it is in writing and signed by the Parties.

25.13	Legal Costs

The Company shall bear all costs of the Investor incurred in respect of or arising from this Agreement and each Transaction Document, including without limitation the Investor’s legal costs in connection with the negotiation, execution and exchange of this Agreement, each Transaction Document and the Contemplated Transactions or a breach of this Agreement or any Transaction Document by the Company, and will make due payment of such costs upon presentation of an invoice by the Investor.

25.14	Transaction costs

The Company must pay:

(a) any transaction costs associated with the issue of the Securities (including, registry fees, wire fees and statement of holding costs) and must reimburse the Investor promptly on notice to the Company to the extent that the Investor pays such costs directly; and

(b) any charge, cost, expense, outgoing, payment or other expenditure of any nature incurred by the Investor as a result of or arising from, whether directly or indirectly:

(i) the Company being unable or not permitted to issue Amortisation Shares as specified in any Amortisation Election Notice (and for the purpose of this clause, any deemed variation of an Amortisation Election Notice reducing the number of Amortisation Shares pursuant to clause 5.2(j) shall be disregarded); or

(ii) the Company being unable or not permitted to issue Conversion Shares as specified in any Conversion Notice (and for the purpose of this clause, any deemed variation of a Conversion Notice reducing the number of Conversion Shares pursuant to clause 6.3(g) shall be disregarded).

Convertible Securities Purchase Agreement

25.15	Buy-In

	(a)	In addition to all other available remedies which the Investor may pursue under this Agreement or any other Transaction Document, if on or prior to any applicable date for the issue of any Investor Shares (Share Delivery Date) the Company:

(i) fail to issue the Investor the number of Shares to which the Investor is entitled pursuant to any Transaction Document; or

(ii) any Shares issued to the Investor are for any reason not able to be freely traded pursuant to section 707 of the Corporations Act or otherwise,

(each a Conversion Failure), and if on or after such Share Delivery Date (but prior to the Company remedying any such failure) the Investor purchases (in an open market transaction or otherwise) Shares relating to the applicable Conversion Failure (a Buy- In), then the Company shall, within three (3) Trading Days after the Investor’s request and in the Investor’s discretion, pay cash to the Investor in an amount equal to the Investor’s total purchase price (including brokerage commissions and out-of-pocket expenses, if any) for the Shares so purchased (such number of Shares not to exceed the number of Shares failed to be issued or which are not freely tradeable, as applicable) (Buy-In Price).

	(b)	Nothing in this clause 25.15 shall limit the Investor’s right to pursue any other remedies available to it under this Agreement, any other Transaction Document, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely issue Shares as required pursuant to the terms of this Agreement.

25.16	Payments under this Agreement

Any payment to be made pursuant to the terms of this Agreement shall be made by electronic funds transfer or telegraphic transfer of cleared funds, except as expressly stated in this Agreement or unless the Parties agree otherwise.

25.17	Publicity and confidentiality

	(a)	On or before 9:30 a.m., Melbourne time, on the first Trading Day following the Execution Date, the Company shall issue an announcement on the ASX announcement platform, in a form agreed by the Investor, describing the terms of the transactions contemplated by the Transaction Documents (ASX Announcement).

	(b)	The ASX Announcement shall include all information that would be considered ‘inside information’ pursuant to Division 3 of Part 7.10 of the Corporations Act (inside information).

	(c)	The Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents, on the one hand, and the Investor or any of its Affiliates, on the other hand, shall terminate and be of no further force or effect. Except as required to comply with the terms and conditions of the Transaction Documents, the Company shall not, and shall cause each of its Subsidiaries and its and each of their respective officers, directors, employees, affiliates and agents, not to, provide the Investor with any inside information regarding the Company or any of its Subsidiaries from and after the Execution Date without the express written consent of the Investor in respect of the specific inside information.

	(d)	If the Investor has, or reasonably believes it has, received any such inside information regarding the Company or any of its Subsidiaries provided in breach of clause 25.17(c), it shall provide the Company with written notice thereof in which case the Company shall, within two (2) Trading Days of receipt of such notice, make public disclosure of any such inside information provided in breach of clause 25.17(d) or confirm in writing that such information does not constitute inside information regarding the Company or any of its Subsidiaries.

Convertible Securities Purchase Agreement

	(e)	To the extent that the Company, its Subsidiaries or any of its or their respective officers, directors, employees, affiliates or agents delivers any inside information to the Investor without the Investor’s prior written consent, the Company hereby covenants and agrees that the Investor shall not have any duty of confidentiality to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents with respect to, or a duty to the Company, any of its Subsidiaries or any of their respective officers, directors, employees, affiliates or agents not to trade on the basis of, such inside information.

	(f)	Other than as set out in this clause 25.17, neither the Company nor its Subsidiaries shall issue any press releases or any other public statements with respect to the Contemplated Transactions.

	(g)	Clause 25.17(g) shall not prohibit the Company making any public disclosure with respect to the Contemplated Transactions:

(i) in substantial conformity with the ASX Announcement;

(ii) as is required by applicable law, regulation or ASX Listing Rules;

provided that to the extent practicable in the circumstances, and without requiring the Company to delay any announcement where required to be released to comply with any applicable law, regulation or ASX Listing Rules, the Investor shall be consulted by the Company in connection with any such disclosure. Nothing in this clause shall entitle the Company to disclose the name of the Investor unless the prior written consent of the Investor has been obtained which consent shall not be unreasonably withheld or delayed.

	(h)	Notwithstanding anything to the contrary in this Agreement, without the prior written consent of the Investor, neither the Company nor any of its Subsidiaries or Affiliates shall disclose the name of the Investor in any filing, announcement, release or otherwise other than in connection with the Contemplated Transactions unless such disclosure is required by law, regulation or the ASX Listing Rules and the prior written consent of the Investor to such disclosure has been obtained, which consent shall not be unreasonably withheld or delayed.

25.18	Non-public information

	(a)	The Company shall not, directly or indirectly, and shall cause its Affiliates and agents and representatives not to, at any time after the date of this Agreement, without the prior consent of the Investor to the specific disclosure, disclose inside information or material non-public information to an Indemnified Person (Non-public Information).

	(b)	Where the Investor has consented to such disclosure, the Company shall identify all material Non-public Information as such, and provide the Investor with the opportunity to accept or refuse to accept such material Non-public Information.

	(c)	In the event that the Company notwithstanding the provisions of clause 25.18(a) discloses material Non-public Information to an Indemnified Person without the prior consent of the Investor, the Investor may request that the Company release the same and unless release of the same would result in the directors of the Company breaching their fiduciary or statutory duties, the Company must release the material Non-public Information to ASX within three Trading Days of being requested to do so.

25.19	Moratorium legislation

Any law which varies prevents or prejudicially affects the exercise by a Party of any right, power or remedy conferred on it under this Agreement is excluded to the extent permitted by law.

Convertible Securities Purchase Agreement

25.20	Severability

If a provision of this Agreement is illegal, invalid, unenforceable or void in a jurisdiction it is severed for that jurisdiction and the remainder of this Agreement has full force and effect and the validity or enforceability of that provision in any other jurisdiction is not affected.

25.21	Illegality and impossibility

	(a)	Without limiting the generality of the Investor’s rights set out elsewhere in this Agreement in connection with the Events of Default set out in clauses 21.1(v) and 21.1(w) and in clause 25.20, if in the reasonable opinion of the Investor, at any time there exists a Law which, or an official or reasonable interpretation of which, makes it, or may make it, illegal or impossible in practice for the Investor to undertake any of the Contemplated Transactions, or render any of the Contemplated Transactions unenforceable, void or voidable, the Investor may, by giving a notice to the Company, suspend or cancel some or all of its obligations under this Agreement, or terminate this Agreement, as indicated in such notice.

	(b)	Such suspension or cancellation (but not such termination) shall apply only to the extent necessary to avoid such illegality or impossibility.

25.22	Entire Understanding

This Agreement:

	(a)	is the entire agreement and understanding between the Parties about the subject matter of this Agreement; and

	(b)	supersedes any prior agreement, understanding and negotiations on anything connected with that subject matter.

25.23	Governing Law and Jurisdiction

	(a)	Governing law

This Agreement is governed by and construed in accordance with the laws of Victoria, Australia.

	(b)	Jurisdiction

Each Party irrevocably:

(i) submits to the non-exclusive jurisdiction of the courts of Victoria, Australia, Australia and the courts competent to determine appeals from those courts, with respect to any proceedings which may be brought at any time relating to this Agreement; and

(ii) waives any objection it may now or in the future have to the venue of any proceedings, and any claim it may now or in the future have that any proceedings have been brought in an inconvenient forum, if that venue falls within clause 25.23(b)(i).

Convertible Securities Purchase Agreement

Schedule 1

Disclosure Schedule

Part A

Number	Class of security
583,141,170	Ordinary fully paid shares
33,999,993	Listed Options exercisable at A$0.25 (25 Australian cents) per option by 14 December 2020 (ASX code EN1O)
235,000	Unlisted convertible notes issued at USD$0.90 per Note with a face value of USD$1.00 per Note being “Series 3 Notes” as identified in paragraph (a) of the definition of “Approved Agreements”.
8,676,093	Unlisted options exercisable at A$0.052 (5.2 Australian cents), expiring on 26 January 2022.

Part B

Asar Investment Holdings, Inc., et al. vs Engage BDR, LLC, et al., LASC 19SMCV01112; and

Ted Dhanik, et al. v. Driss Ouazzani, et al., LASC 19SMCV01125 (in which the Company is a plaintiff).

Part C

None.

Part D

None

Convertible Securities Purchase Agreement

Schedule 2

Convertible Security Certificate

[Company Letterhead]

UNSECURED CONVERTIBLE SECURITY CERTIFICATE

(Company)

Note Certificate No:	[insert]

Face Value	US$[insert]

This certifies that Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B of c/- Ayrton Capital LLC, 1180 Avenue of Americas, Suite 842, New York, NY 10036 (Investor) is registered as a holder of a Convertible Security [A/B/C/D/E/F/G] issued by the Company. The terms and conditions attaching to the Convertible Security are recorded in the Convertible Securities Purchase Agreement between the Company and the Investor dated [insert date] (Security Conditions).

Terms used in this Convertible Security Certificate which are not defined have the same meaning as set out in the Security Conditions.

This certificate is issued by the Company on and subject to the terms and conditions of the Security Conditions.

Dated:	[insert]

Executed by

Director	Director/Secretary (if applicable)

Print full name of Director	Print full name of Director/Secretary

Convertible Securities Purchase Agreement

Schedule 3

Form of Board Resolution

Circulating resolution of the Directors of engage:BDR Limited ACN 621 160 585

1	Documents

engage:BDR Limited ACN 621 160 585 (Company) proposes to enter into an agreement with Ayrton Capital LLC on or about [insert date] (Agreement).

2	Approval of transaction

The directors acknowledge the accuracy of the Company’s representations and warranties contained in the Agreement and note that:

● the entry into the transactions evidenced by the Agreement is:

○ in the best interests of the Company and for its commercial benefit; and

○ in accordance with the constitution of the Company;

● at the time of deciding to commit the Company to the Agreement, the Company is solvent and there are reasonable grounds to expect that if the Company executes the Agreement the Company would continue to be able to pay all its debts as they become due; and

● the Company’s execution of the Agreement and the carrying out of the transactions contemplated in the Agreement would not cause the Company to contravene:

○ Section 260A of the Corporations Act (relating to the provision by the Company of financial assistance for acquiring the Company’s shares);

○ Chapter 2E of the Corporations Act (relating to the provision of financial benefits to related parties of a public company); or

○ any provision of the Corporations Act or of any other statute by which the Company is bound.

Resolved that:

The Agreement, the transactions contemplated in the Agreement and the Transaction Documents (as defined in the Agreement) (the Agreement and the Transaction Documents together the Documents) are each approved.

3	Approval of execution

Resolved that:

The Company execute and deliver the Agreement in a form and with any changes (whether or not material and whether or not involving changes to the Parties) as any director or secretary of the Company who executes the Agreement may, as conclusively evidenced by his or her execution, approve.

4	Authorised officers

Resolved that:

The following persons [Insert names] be severally authorised to execute and deliver for and on behalf of the Company all documents, notices, instruments, certificates and communications necessary or desirable to be executed and delivered by and on behalf of the Company under and in accordance with the Documents.

Convertible Securities Purchase Agreement

5	Further assurances

Resolved that:

Each director, secretary and Authorised Officer (appointed pursuant to resolution 4) of the Company be severally authorised to do any act, matter or thing and to execute and deliver any other document as he or she may deem necessary, advisable or incidental in connection with the preceding resolutions or any Document and to perform the obligations of the Company under the Documents.

6	Statement

The directors of the Company are in favour of the resolutions set out above.

Signed by the directors:

Signature	Signature

Print Name:	Print Name:

Dated:	Dated:

Signature	Signature

Print Name:	Print Name:

Dated:	Dated:

Convertible Securities Purchase Agreement

Schedule 4

Amortisation Election Notice

engage:BDR Limited ACN 621 160 585 – Convertible Security Purchase Agreement –

Repayment Notice

To:

Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B

c/- Ayrton Capital LLC

1180 Avenue of Americas, Suite 842,

New York, NY 10036

Attention: Mr Waqas Khatri

This notice is given in connection with the Convertible Security Purchase Agreement, dated [insert date] 2019 (Agreement) between engage:BDR Limited ACN 621 160 585 (Company) and Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B (Investor). Capitalised terms used but not otherwise defined in this certificate shall have the meaning given to such terms in the Agreement.

The Company gives notice to the Investor of the following:

Amortisation Date:	[insert]
Amortisation Instalment Amount:	[insert amount]

Amount to be satisfied by Amortisation Shares:	[insert]

Amount to be satisfied by Cash Payment:	[insert]

Date:	[insert date]

Yours sincerely,

engage:BDR Limited ACN 621 160 585

By:

Name:

Title:

Convertible Securities Purchase Agreement

Schedule 5

Form of CEO Certificate

Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B

c/- Ayrton Capital LLC

1180 Avenue of Americas,

Suite 842,

New York, NY 10036

Attention: Mr Waqas Khatri

Date:	[Insert date]

This certificate is given in connection with the Convertible Security Purchase Agreement, dated [insert date] 2019 (Agreement) between engage:BDR Limited ACN 621 160 585 (Company) and Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B (Investor). Capitalised terms used but not otherwise defined in this certificate shall have the meaning given to such terms in the Agreement.

I certify, on behalf of the Company that, as at the date of this certificate, the Company:

1	has performed or complied in all material respects with all agreements and covenants required, prior to the [Closing/Amortisation/Conversion/issue of Collateral Shares], to be performed or complied with by the Agreement between the Company and the Investor dated as of the date of this letter (Agreement);

2	the representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of the dates as of which they are made or deemed to be made under this Agreement;

3	all conditions to the [Closing/Amortisation/Conversion/issue of Collateral Shares] have been satisfied;

4	[delete if no Securities are to be issued] the Company [delete one]

[has obtained approval of shareholders of the Company in general meeting for the issue of the relevant Securities the subject of this [Closing/Amortisation/Conversion/issue of Collateral Shares] at a meeting of shareholders on [insert date] OR does not require shareholder approval for the issue of the relevant Securities the subject of this [Closing/Amortisation/Conversion/issue of Collateral Shares] as the Company has sufficient capacity under Listing Rule 7.1 or 7.1A to issue the relevant Securities]; and

5	[delete if no Securities are to be issued] the Company is entitled under the Agreement to require the Investor to subscribe for the relevant Securities the subject of this [Closing/Amortisation/Conversion/issue of Collateral Shares].

For the purposes of this certificate, [Closing/Amortisation/Conversion/Collateral Shares] has the meaning given to that term in the Agreement.

Signed for and on behalf of engage:BDR Limited ACN 621 160 585:

Signature

Name

Position

Convertible Securities Purchase Agreement

Schedule 6

Withdrawal Notice

Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B

c/- Ayrton Capital LLC

1180 Avenue of Americas,

Suite 842,

New York, NY 10036

Attention: Mr Waqas Khatri

Date:	[insert date]

This certificate is given in connection with the Convertible Security Purchase Agreement, dated [insert date] 2019 (Agreement) between engage:BDR Limited ACN 621 160 585 (Company) and Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B (Investor). Capitalised terms used but not otherwise defined in this certificate shall have the meaning given to such terms in the Agreement.

The Company hereby issues this Withdrawal Notice to the Investor and, subject to the terms of the Agreement: [Delete that which does not apply]

[Convertible Security B – hereby varies the Investment Amount for the Convertible Security B to [insert] and requires the Investor in accordance with the terms of the Agreement.]

Signed for and on behalf of [Insert Name] Limited:

Signature

Name

Position

Convertible Securities Purchase Agreement

Schedule 7

[Not used]

Convertible Securities Purchase Agreement

Schedule 8

Option Deed

Share Option Deed

between

engage:BDR Limited

ACN 621 160 585

(Company)

and

Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B

(Grantee)

Convertible Securities Purchase Agreement

Table of contents

1	Definitions and interpretation		1

	1.1	Definitions	1
	1.2	Interpretation	1
	1.3	Business Days	2
	1.4	Parties	2

2	Options		2

	2.1	Disclosure Document	2
	2.2	Grant of Options	2
	2.3	Holding Statement	2
	2.4	No money payable	2
	2.5	Option Register	2
	2.6	Exercise of Options	2

3	Other obligations of Company		2

	3.1	Reports	2
	3.2	Notices to Grantee and under Listing Rules	2

4	Notices		3

	4.1	Form	3
	4.2	Manner	3
	4.3	Time	3
	4.4	Initial details	3
	4.5	Changes	4

5	Governing law and jurisdiction		5

	5.1	Governing law	5
	5.2	Jurisdiction	5

6	Miscellaneous		5

	6.1	Exercise rights	5
	6.2	Legal effect	5
	6.3	Merger	5
	6.4	Moratorium legislation	5
	6.5	No assignment	5
	6.6	Remedies cumulative	5
	6.7	Severability	5
	6.8	Time of the essence	6
	6.9	Further assurance	6
	6.10	Variation	6
	6.11	Waiver	6
	6.12	Counterparts	6
	6.13	Whole agreement	6

Schedule 1	7

Terms and Conditions of Options	7

Schedule 8 – Form of Share Option Deed

This deed is made on	September ….., 2019

between	engage:BDR Limited ACN 621 160 585 of Scottish House, Level 4, 90 William Street, Melbourne, Victoria, 3000, Australia (Company)

and	Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B c/- Ayrton Capital LLC, 222 Broadway, 19th Floor, New York, NY 10038 (Grantee)

Recitals

A	The Company has agreed to grant the Options to the Grantee subject to the terms of this Deed.

B	The Company and the Grantee are parties to the Convertible Securities Purchase Agreement.

Now it is covenanted and agreed as follows:

1	Definitions and interpretation

1.1	Definitions

In this deed:

Convertible Securities Purchase Agreement means the document titled ‘Convertible Securities Purchase Agreement’ entered into by the Company and the Grantee on or about the date of this deed;

Disclosure Document means a disclosure document issued by the Company pursuant to and in compliance with Chapter 6D of the Corporations Act (as, if applicable, amended by ASIC under legislative instrument pursuant to section 741 of the Corporations Act including without limitation ASIC Corporations (Offers of Convertibles) Instrument 2016/83 and ASIC Corporations (Sale Offers that do not need disclosure) Instrument 2016/80) pursuant to which, if lodged with ASIC, the Company issues the Options;

Issue Date means the earlier of:

(a) the date the Options are issued;

(b) the date being 1 Business Day after the Shareholder Approval has been obtained; and

(c) the Second Closing Date;

Market Price means the price that is equal to the closing bid price of the Shares on the Trading Day that is immediately prior to the Issue Date;

Options means 13,750,000 options to subscribe for Shares, granted pursuant to clause 2.2;

Share means a fully paid ordinary share in the capital of the Company; and

Shareholder Approval means the approval of shareholders of the Company for the issue of the Options to be obtained by the Company pursuant to Listing Rule 7.1.

Share Option Deed

Schedule 8 – Form of Share Option Deed	Page 2

1.2	Interpretation

	(a)	Unless the contrary intention appears, a reference in this deed to:

		(i)	this deed or another document includes any variation or replacement of it despite any change in the identity of the parties;

		(ii)	one gender includes the others;

		(iii)	the singular includes the plural and the plural includes the singular;

		(iv)	a person, partnership, corporation, trust, association, joint venture, unincorporated body, Government Body or other entity includes any other of them;

		(v)	an item, recital, clause, subclause, paragraph, schedule or attachment is to an item, recital, clause, subclause, paragraph of, or schedule or attachment to, this deed and a reference to this deed includes any schedule or attachment;

		(vi)	a party includes the party’s executors, administrators, successors, substitutes (including a person who becomes a party by novation) and permitted assigns;

		(vii)	any statute, ordinance, code or other law includes regulations and other instruments under any of them and consolidations, amendments, re- enactments or replacements of any of them;

		(viii)	money is to Australian dollars, unless otherwise stated; and

		(ix)	a time is a reference to Australian Eastern Standard time unless otherwise specified.

	(b)	The words include, including, such as, for example and similar expressions are not to be construed as words of limitation.

	(c)	Where a word or expression is given a particular meaning, other parts of speech and grammatical forms of that word or expression have a corresponding meaning.

	(d)	Headings and any table of contents or index are for convenience only and do not affect the interpretation of this deed.

	(e)	A provision of this deed must not be construed to the disadvantage of a party merely because that party or its advisers were responsible for the preparation of this deed or the inclusion of the provision in this deed.

	(f)	Any term used in this deed but not defined in this deed has the meaning set out in the Convertible Securities Purchase Agreement.

1.3	Business Days

	(a)	If anything under this deed must be done on a day that is not a Business Day, it must be done instead on the next Business Day.

	(b)	If an act is required to be done on a particular day, it must be done before 5.00pm on that day or it will be considered to have been done on the following day.

1.4	Parties

	(a)	If a party consists of more than one person, this deed binds each of them separately and any two or more of them jointly.

	(b)	An agreement, covenant, obligation, representation or warranty in favour of two or more persons is for the benefit of them jointly and each of them separately.

	(c)	An agreement, covenant, obligation, representation or warranty on the part of two or more persons binds them jointly and each of them separately.

Share Option Deed

Schedule 8 – Form of Share Option Deed	Page 3

2	Options

2.1	Disclosure Document

Before the Issue Date, the Company may lodge with ASIC a Disclosure Document pursuant to which the Options will be issued to the Grantee.

2.2	Grant of Options.

(a) In consideration of the Grantee agreeing to enter into the Convertible Securities Purchase Agreement, the Company grants to the Grantee the Options on the Issue Date. If the Company has lodged a Disclosure Document with ASIC as provided for in clause 2.1, it must issue the Options pursuant to that Disclosure Document.

(b) Each Option is granted on, and subject to, the terms set out in this deed, including the terms and conditions set out in Schedule 1. The Company undertakes in favour of the Grantee that it will comply with those terms.

2.3	Holding Statement

On grant of the Options, the Company must deliver to the Grantee a holding statement evidencing the Options and setting out the terms of issue.

2.4	No money payable

No money is payable by the Grantee in consideration of the grant of the Options.

2.5	Option Register

The Company will maintain a register of all Options on issue in accordance with Chapter 2C of the Corporations Act.

2.6	Exercise of Options

Upon exercise of any Option, the Optionholder shall simultaneously:

(a) deduct from the Exercise Price any amounts payable by the Company pursuant to the Investment Banking Agreement an Engagement Letter between the Company and Viriathus Capital LLC Series dated 2 October 2018, being 4% of the Exercise Price of each Option exercised (Investment Fee); and

(b) pay the Investment Fee direct to Viriathus Holdings LLC; and

(c) pay the balance of the Exercise Price to the Company or as the Company directs in writing in cleared funds.

3	Other obligations of Company

3.1	Reports

Every report and other document sent by the Company to its shareholders generally must, whilst any Options are on issue, be sent also to the Grantee.

3.2	Notices to Grantee and under Listing Rules

Whenever the number of Shares comprised in an Option or the exercise price applicable to each such Option is adjusted under this deed (including without limitation the terms of the options set out in Schedule 1), the Company must give notice of the adjustment to the Grantee in addition to giving notice to the ASX in the manner prescribed by the Listing Rules. The notice issued to the Grantee shall set out in reasonable detail the method of calculation and the facts upon which such calculation is based.

Share Option Deed

Schedule 8 – Form of Share Option Deed	Page 4

4	Notices

4.1	Form

Any notice or other communication to or by any party must be:

	(a)	in writing and in the English language;

	(b)	addressed to the address of the recipient in clause 4.4 or to any other address as the recipient may have notified the sender; and

	(c)	be signed by the party or by an Authorised Officer of the sender.

4.2	Manner

In addition to any other method of service authorised by law, the notice may be:

	(a)	personally served on a party;

	(b)	left at the party’s current address for service;

	(c)	sent to the party’s current address for service by prepaid ordinary mail or if the address is outside Australia by prepaid airmail;

	(d)	sent by facsimile to the party’s current numbers for service; or

	(e)	sent by electronic mail to the party’s electronic mail address.

4.3	Time

If a notice is sent or delivered in the manner provided in clause 4.2 it must be treated as given to or received by the addressee in the case of:

	(a)	delivery in person, when delivered;

	(b)	delivery by post:

(i) in Australia to an Australian address, the fourth Business Day after posting; or

(ii) in any other case, on the tenth Business Day after posting;

	(c)	facsimile, when a transmission report has been printed by the sender’s facsimile machine stating that the document has been sent to the recipient’s facsimile number; or

	(d)	electronic mail, when the sender’s computer reports that the message has been delivered to the electronic mail address of the addressee,

but if delivery is made after 11.59pm on a Business Day it must be treated as received on the next Business Day in that place.

4.4	Initial details

The addresses and numbers for service are initially:

Company

	Address:	c/- Scottish House, Level 4, 90 William Street, Melbourne, Victoria, 3000, Australia
	Facsimile:	+1 (310) 861-5396
	Electronic Mail:	ted@engage-bdr.com

Share Option Deed

Schedule 8 – Form of Share Option Deed	Page 5

	Attention:	Ted Dhanik

With copies to
Engage:BDR:

	Address:	8439 Sunset Boulevard, Suite 302, West Hollywood, CA 90069 USA
	Facsimile:	+1 (310) 861-5396
	Electronic Mail:	ted@engage-bdr.com
	Attention:	Ted Dhanik

and

Quinert Rodda & Associated Pty Ltd

	Street Address:	Level 6, 400 Collins Street, Melbourne, Victoria, Australia 3000
	Postal Address:	PO Box 16109, Collins Street West, Victoria, Australia 8007
	Facsimile:	+61 3 8692 9040
	Electronic Mail:	d.rodda@qrlawyers.com.au and enquiries@qrlawyers.com.au
	Attention:	David Rodda

Grantee

	Address:	c/- Ayrton Capital LLC, 222 Broadway, 19th Floor, New York, NY 10038
	Facsimile:	+1-646-849-1267
	Electronic Mail:	wk@ayrtonllc.com
	Attention:	Waqas Khatri

With a copies to
	Address:	c/- Ayrton Capital LLC, 222 Broadway, 19th Floor, New York, NY 10038
	Facsimile:	+1-646-849-1267
	Electronic Mail:	mfreidin@ayrtonllc.com
	Attention:	Marian Freidin

And

Thomson Geer

	Address:	Level 28, 1 Eagle Street Brisbane, Queensland, Australia 4000
	Facsimile:	+61 7 3338 7922
	Electronic Mail:	mreynolds@tglaw.com.au
	Attention:	Matthew Reynolds

4.5	Changes

A party may from time to time change its address or numbers for service by notice to each other party.

Share Option Deed

Schedule 8 – Form of Share Option Deed	Page 6

5	Governing law and jurisdiction

5.1	Governing law

This deed is governed by and construed in accordance with the laws of Victoria.

5.2	Jurisdiction

Each party irrevocably:

(a) submits to the non-exclusive jurisdiction of the courts of Victoria and the courts competent to determine appeals from those courts, with respect to any proceedings which may be brought at any time relating to this deed; and

(b) waives any objection it may now or in the future have to the venue of any proceedings, and any claim it may now or in the future have that any proceedings have been brought in an inconvenient forum, if that venue falls within clause 5.2(a).

6	Miscellaneous

6.1	Exercise rights

A single or partial exercise or waiver by a party of any right under or relating to this deed will not prevent any other exercise of that right or the exercise of any other right.

6.2	Legal effect

Each party acknowledges and agrees for the benefit of each other party that this document is intended to take effect as a deed. Each party executes this document with the intention that it will be immediately legally bound by this document.

6.3	Merger

If the liability of a party to pay money under this deed becomes merged in any deed, judgment, order or other thing, the party liable must pay interest on the amount owing from time to time under that deed, judgment, order or other thing at the higher of the rate payable under this deed and that fixed by or payable under that deed, judgment, order or other thing.

6.4	Moratorium legislation

Any law which varies prevents or prejudicially affects the exercise by a party of any right, power or remedy conferred on it under this deed is excluded to the extent permitted by law.

6.5	No assignment

The Company must not assign, transfer or novate all or any part of its rights or obligations under or relating to this deed or grant, declare, create or dispose of any right or interest in it, without the prior written consent of the Grantee.

6.6	Remedies cumulative

The rights and remedies under this deed are cumulative and not exclusive of any rights or remedies provided by law.

6.7	Severability

If a provision of this deed is illegal, invalid, unenforceable or void in a jurisdiction it is severed for that jurisdiction and the remainder of this deed has full force and effect and the validity or enforceability of that provision in any other jurisdiction is not affected. This clause has no effect if the severance alters the basic nature of this deed or is contrary to public policy.

Share Option Deed

Schedule 8 – Form of Share Option Deed	Page 7

6.8	Time of the essence

Time is of the essence of the obligations of the parties under this deed.

6.9	Further assurance

Each party must promptly at its own cost do all things (including executing and delivering all documents) necessary or desirable to give full effect to this deed and the transactions contemplated by it.

6.10	Variation

An amendment or variation to this deed is not effective unless it is in writing and signed by the parties.

6.11	Waiver

(a) A party’s waiver of a right under or relating to this deed, whether prospectively or retrospectively, is not effective unless it is in writing and signed by that party.

(b) No other act, omission or delay by a party will constitute a waiver of a right.

6.12	Counterparts

This deed may be executed in any number of counterparts each of which will be considered an original but all of which will constitute one and the same instrument. A party who has executed a counterpart of this deed may deliver it to, or exchange it with, another party by:

(a) faxing; or

(b) emailing a pdf (portable document format) copy of, the executed counterpart to that other party.

6.13	Whole agreement

This deed together with the Convertible Securities Purchase Agreement:

(a) is the entire agreement and understanding between the parties relating to the subject matter of this deed; and

(b) supersedes any prior agreement, representation (written or oral) or understanding on anything connected with that subject matter.

Share Option Deed

Schedule 8 – Form of Share Option Deed	Page 8

Schedule 1

Terms and Conditions of Options

1	The Options shall be issued for no cash consideration.

2	The exercise price of each Option is equal to 110% of the Market Price (as defined in this Share Option Deed), rounded down to three decimal places, as adjusted in accordance with these terms from time to time (Exercise Price).

3	The Options will expire on the last day of the calendar month which is three years after the Issue Date (Expiry Date) unless earlier exercised.

4	The Options are non-redeemable and transferable, subject to any securities Laws.

5	The Options may be exercised at any time wholly or in part (and if less than the balance of the Options then outstanding are being exercised, in multiples with an aggregate exercise price of at least A$20,000) by delivering a duly completed form of notice of exercise together with payment for the Exercise Price per Option to the Company at any time on or after the date of issue of the Options and on or before the Expiry Date. Payment may be made as directed by the Company from time to time, which may include by cheque, electronic funds transfer or other methods.

6	Upon the valid exercise of the Options and payment of the Exercise Price (subject to item 17 below), the Company will within two Trading Days issue fully paid ordinary shares ranking pari passu with the then issued ordinary shares.

7	Option holders do not have any right to participate in new issues of securities in the Company made to shareholders generally. The Company will, where required pursuant to the ASX Listing Rules, provide Option holders with notice prior to the books record date (to determine entitlements to any new issue of securities made to shareholders generally) to exercise the Options, in accordance with the requirements of the Listing Rules.

8	Option holders do not participate in any dividends unless the Options are exercised and the resultant shares of the Company are issued prior to the record date to determine entitlements to the dividend.

9	In the event of any reorganisation (including consolidation, subdivision, reduction or return) of the issued capital of the Company:

	(a)	the number of Options, the Exercise Price of the Options, or both will be reorganised (as appropriate) in a manner consistent with the ASX Listing Rules as applicable at the time of reorganisation, but with the intention that such reorganisation will not result in any benefits being conferred on the holders of the Options which are not conferred on shareholders; and

	(b)	subject to the provisions with respect to rounding of entitlements as sanctioned by a meeting of shareholders approving a reorganisation of capital, in all other respects the terms for the exercise of the Options will remain unchanged.

10	If there is a pro rata issue (except a bonus issue), the Exercise Price of an Option will be reduced according to the following formula:

On = O - E [P - (S + D)]
N + 1

Where:

	On	=	the new exercise price of the Option;

	O	=	the old exercise price of the Option;

	E	=	the number of underlying securities into which one Option is exercisable;

Share Option Deed

Schedule 8 – Form of Share Option Deed	Page 9

P	=	the volume weighted average market price per security of the underlying securities during the five trading days ending on the day before the ex right date or the ex entitlements date;
S	=	the subscription price for a security under the pro rata issue;
D	=	dividend due but not yet paid on the existing underlying securities (except those to be issued under the pro rata issue); and
N	=	the number of securities with rights or entitlements that must be held to receive a right to one new security.

11	If there is a bonus issue to the holders of shares in the Company, the number of shares over which the Option is exercisable may be increased by the number of shares which the Option holder would have received if the Option had been exercised before the record date for the bonus issue.

12	Subject to items 9, 10 and 11, the terms of the Options shall only be changed if holders (whose votes are not to be disregarded) of ordinary shares in the Company approve of such a change. However, unless all necessary waivers of the ASX Listing Rules are obtained, the terms of the Options shall not be changed to reduce the Exercise Price, increase the number of Options or change any period for exercise of the Options.

13	The Company does not intend to apply for listing of the Options on the ASX.

14	The Company shall immediately apply for listing of the resultant shares of the Company issued upon exercise of any Option.

15	Subject to item 16 below, unless the Options were issued pursuant to a Disclosure Document, on the date of issue of Shares upon exercise of any Option, the Company must lodge with ASX a written notice pursuant to Section 708A(5) of the Corporations Act meeting the requirements of Section 708A(6) of the Corporations Act, and containing the information that is sufficient to permit secondary trading of the shares issued upon exercise of any option to which it relates, or a Disclosure Document which applies to the Shares issued on exercise of the Option as “relevant securities” within the meaning of section 708A(11) to permit secondary trading of those shares.

16	If for any reason the Company reasonably believes it will be unable to comply with item 15 above and the Company has not issued the Options pursuant to a Disclosure Document:

(a) (unless the Grantee otherwise consents in writing, which consent may be withheld by the Grantee or given on such conditions as the Grantee determines, in the Grantee’s sole discretion), the Company must at all times, whilst any Option remains on issue, have a current disclosure document issued which complies with the requirements of Chapter 6D of the Corporations Act pursuant to which the resultant shares upon any exercise of any option will be issued and the Company must take all necessary steps to ensure that Section 707 of the Corporations Act (other than Section 707(3)(b)(ii)) does not apply to restrict the secondary trading of the shares issued upon exercise of any Option; or

(b) the notice exercising any Option (Option Exercise Notice) will be deemed to be varied to provide that the exercise of Options under that Option Exercise Notice will be satisfied by way of Shares to the extent that the Company is able to or permitted to issue Shares (which for the avoidance of doubt, may include a reduction to nil) and the balance of that Option Exercise Notice will be satisfied by way of a Cash Payment, the amount of which shall be calculated as an amount per Share that would have otherwise been issued pursuant to the Option Exercise Notice equal to the highest VWAP on any Trading Day during the period commencing on the date of the Option Exercise Notice and ending on the day the Company would have otherwise issued Shares pursuant to paragraph 6 of these terms and conditions and the Company shall pay the Cash Payment on the Business Day immediately following the date calculated pursuant to paragraph 7 of these terms and conditions.

Share Option Deed

Schedule 8 – Form of Share Option Deed	Page 10

17	Fundamental Transaction

	(a)	In the event of a Fundamental Transaction that the Company enters into or is a party to after the date of the Convertible Securities Purchase Agreement, the Company (or the Successor Entity) shall purchase from the Option holder any Options remaining on issue as at the FT Date by paying to the Option holder, within 5 Business Days after the FT Date, cash in an amount equal to the Black Scholes Value of the remaining unexercised Options on the FT Date.

	(b)	For the purposes of this item 17:

Affiliate means with respect to any person (the First Person) any other person who, directly or indirectly, Controls, is under common Control with, or is Controlled by, the First Person;

ASX means ASX Limited and the market operated by it, the Australian Securities Exchange, as applicable;

Black Scholes Value means the value of the Options based on the Black-Scholes Option Pricing Model obtained from the ‘OV’ function on Bloomberg determined as of the day immediately following the public announcement of the applicable Fundamental Transaction, or, if the Fundamental Transaction is not publicly announced, the FT Date, for pricing purposes and reflecting:

(i) a risk-free interest rate corresponding to the Australian Government Bond Yields (as published on Bloomberg) for a period equal to the remaining term of Exercise Period as of the date of determination;

(ii) an expected volatility equal to the greater of 75% and the 100 day volatility obtained from the HVT function on Bloomberg as of the day immediately following the public announcement of the applicable Fundamental Transaction, or, if the Fundamental Transaction is not publicly announced, the FT Date;

(iii) the underlying price per share used in such calculation shall be the greater of:

	(A)	the highest VWAP during the period beginning on the Trading Day prior to the execution of definitive documentation relating to the applicable Fundamental Transaction and ending on:

		(I)	the Trading Day immediately following the public announcement of such Fundamental Transaction, if the applicable Fundamental Transaction is publicly announced; or

		(II)	the Trading Day immediately following the FT Date if the applicable Fundamental Transaction is not publicly announced; and

	(B)	the sum of the price per share being offered in cash, if any, plus the value of any non-cash consideration, if any, being offered in the Fundamental Transaction,

(iv)	a zero cost of borrow; and

(v)	a 360 day annualization factor.

Bloomberg means Bloomberg Financial Markets.

Chi-X market means the market for trading in securities operated in Australia by Chi- X Australia Pty Ltd.

Control has the meaning given to that term in section 50AA of the Corporations Act and references to Controlled shall have a corresponding meaning.

Share Option Deed

Schedule 8 – Form of Share Option Deed	Page 11

Corporations Act means the Corporations Act 2001 (Cth).

Exercise Period means the period commencing on the date of issue of the Options and ending on the Expiry Date.

FT Date means the effective date of the Fundamental Transaction.

Fundamental Transaction means, without the prior written consent of the Grantee:

(i)	that the Company shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions:

	(A)	consolidate or merge with or into (whether or not the Company is the surviving corporation) another Subject Entity; or

	(B)	sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Company or any of its Subsidiaries to one or more Subject Entities; or

	(C)	make, or allow one or more Subject Entities to make, or allow the Company to be subject to or have its Shares be subject to or party to one or more Subject Entities making, a purchase, tender or exchange offer that is accepted by the holders of at least either:

(I)	50% of the then current issued Shares;

(II)	50% of the then current issued Shares (excluding any Shares held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer); or

(III)	such number of Shares such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, acquire a relevant interest (as determined pursuant to Chapter 6 of the Corporations Act) of at least 50% of the then current issued Shares; or

(D)	consummate a share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with one or more Subject Entities whereby such Subject Entities, individually or in the aggregate, acquire, either:

(I)	50% of the then current issued Shares;

(II)	50% of the then current issued Shares (excluding any Shares held by all Subject Entities making or party to, or Affiliated with any Subject Entities making or party to, such purchase, tender or exchange offer); or

(III)	such number of Shares such that all Subject Entities making or party to, or Affiliated with any Subject Entity making or party to, such purchase, tender or exchange offer, acquire a relevant interest (as determined pursuant to Chapter 6 of the Corporations Act) of at least 50% of the then current issued Shares; or

(E)	reorganise (other than by way of consolidation, subdivision, reduction or return), recapitalise or reclassify its Shares,

Share Option Deed

Schedule 8 – Form of Share Option Deed	Page 12

(ii)	that the Company shall, directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, allow any Subject Entity individually or the Subject Entities in the aggregate to acquire a relevant interest (as determined pursuant to Chapter 6 of the Corporations Act), directly or indirectly, whether through acquisition, purchase, assignment, conveyance, tender, tender offer, exchange, reduction in capital, merger, consolidation, business combination, reorganisation, recapitalisation, spin-off, scheme of arrangement, or otherwise in any manner whatsoever, of either:

(A)	at least 50% of the aggregate ordinary voting power represented by the then issued Shares; or

(B)	at least 50% of the aggregate ordinary voting power represented by the then issued Shares not held by all such Subject Entities as of the date of issue of the Options calculated as if any Shares held by all such Subject Entities were disregarded; or

(iii)	directly or indirectly, including through Subsidiaries, Affiliates or otherwise, in one or more related transactions, the issuance of or the entering into any other instrument or transaction structured in a manner to circumvent, or that circumvents, the intent of this definition in which case this definition shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this definition to the extent necessary to correct this definition or any portion of this definition which may be defective or inconsistent with the intended treatment of such instrument or transaction.

Listing Rules means the listing rules of the ASX, as amended from time to time.

Share means a fully paid ordinary share in the capital of the Company.

Subject Entity means any person, persons or any Affiliate of any such person, or persons (other than the Grantee or an Affiliate of the Grantee).

Subsidiary has the meaning given to that term in the Corporations Act.

Successor Entity means one or more person or persons (or, if so elected by the Option holder, the Company or Affiliate) formed by, resulting from or surviving any Fundamental Transaction or one or more person or persons (or, if so elected by the Option holder, the Company or Affiliate) with which such Fundamental Transaction shall have been entered into.

Trading Day has the meaning given to that term in the Listing Rules.

VWAP means in relation to a Trading Day, the volume weighted average price (in Australian dollars as displayed on Bloomberg (or its equivalent successor if such service is not available), rounded down to three decimal places) of the Shares traded in the ordinary course of business between 10.00 and 16.00 on the ASX and the Chi-X market on that Trading Day, excluding block trades, large portfolio trades, permitted tradies during the post-trading hours period, permitted trades during the pre-trading hours period, out of hours trades, and exchange traded option exercises, provided that:

(i) if on that Trading Day, Shares were quoted on the ASX as cum dividend or cum any other distribution or entitlement, and the issue of Shares for the purpose of which the VWAP is being determined will occur after that date, and those Shares no longer carry that dividend or other distribution or entitlement, then the VWAP on that Trading Day shall be reduced by an amount (Cum Value) equal to:

(A)	in the case of a dividend or other distribution, the amount of that dividend or other distribution;

(B)	in the case of any other entitlement which is traded on the ASX on that Trading Day, the VWAP of such entitlements sold on the ASX on that Trading Day; or

(C)	in the case of an entitlement not traded on the ASX on that Trading Day, the value of the entitlement as reasonably determined by the Option holder; and

(ii)	if on that Trading Day, Shares were quoted on the ASX as ex-dividend or ex any other distribution or entitlement, and the Shares for the purpose of which the VWAP is being determined would be entitled to receive the relevant dividend or other distribution or entitlement, the VWAP on that Trading Day shall be increased by the Cum Value.

Share Option Deed

Schedule 8 – Form of Share Option Deed	Page 13

Executed as a deed

Executed as a deed by engage:BDR Limited

ACN 621 160 585 in accordance with section

127 of the Corporations Act 2001 (Cth):

Director	*Director/*Company Secretary

Name of Director	Name of *Director/*Company Secretary
BLOCK LETTERS	BLOCK LETTERS
*please strike out as appropriate

Executed by Alto Opportunity Master Fund
SPC – Segregated Master Portfolio B in the
presence of:

By:

Name:

Title:

Witness signature

Name of witness
BLOCK LETTERS

Share Option Deed

Schedule 8 – Form of Share Option Deed	Page 14

Schedule 9

Funding Notice

engage:BDR Limited ACN 621 160 585 – Convertible Security Purchase Agreement

To:

Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B

c/- Ayrton Capital LLC

1180 Avenue of Americas, Suite 842,

New York, NY 10036

Attention: Mr Waqas Khatri

This notice is given in connection with the Convertible Security Purchase Agreement, dated [insert date] 2019 (Agreement) between engage:BDR Limited ACN 621 160 585 (Company) and Alto Opportunity Master Fund, SPC - Segregated Master Portfolio B (Investor). Capitalised terms used but not otherwise defined in this notice shall have the meaning given to such terms in the Agreement.

The Company gives notice to the Investor of the following:

1	this is a Funding Notice under clause 2.2 of the Agreement given by the Company.
2	I certify that I am authorised to give this notice on behalf of the Company.
3	The Company requires an Investment Amount under the Agreement, details of which are as follows:

(a)	the Investment Amount is in respect of [Convertible Security B/C/D/E/F/G/H] with a Face Value of US$[4,120,000];
(b)	the amount of the Investment Amount is US$[3,500,000];
(c)	the proposed Closing Date is [insert date]; and
(d)	the Investment Amount is to be paid to [insert details of payee, and bank account].

4	I represent and warrant on behalf of the Company that:

	(a)	except as disclosed in paragraph 4(d), the representations and warranties in the Agreement are true as if made on the date of this Funding Notice and the Closing Date specified above in respect of the facts and circumstances then subsisting;

	(b)	attached to this Funding Notice are the documents required under clause 13 of the Agreement;

	(c)	except as disclosed in paragraph 4(d), no Event of Default and no Equity Condition Failure is subsisting or will result from the issue of this Funding Notice and the Convertible Securities the subject of this Funding Notice; and

	(d)	details of the exceptions to paragraphs 4(a) and 4(c) are as follows:
[N/A]

Date:	[insert date]

Yours sincerely,

engage:BDR Limited ACN 621 160 585

By:
Name:
Title:

Convertible Securities Purchase Agreement

Executed as an agreement

Executed by engage:BDR Limited ACN 621

160 585 in accordance with section 127 of the

Corporations Act 2001 (Cth):

Director	*Director/*Company Secretary

Ted Dhanik	Melanie Leydin
Name of Director	Name of *Director/*Company Secretary
BLOCK LETTERS	BLOCK LETTERS
*please strike out as appropriate

Executed by Alto Opportunity Master Fund

SPC – Segregated Master Portfolio B in the

presence of:

By:
Name:
Title:

Witness signature

Name of witness
BLOCK LETTERS

Executed by
Engage BDR LLC	By:
in the presence of:	Name:
Title:

Witness signature

Name of witness
BLOCK LETTERS

Convertible Securities Purchase Agreement